Prospectus Supplement dated August 25, 2006
(to prospectus dated August 11, 2006)

$1,831,838,000 (Approximate)
GREENPOINT MORTGAGE FUNDING TRUST 2006-HE1

Home Equity Loan Asset-Backed Notes, Series 2006-HE1

Lehman Brothers Holdings Inc. Sponsor and Seller Greenpoint Mortgage Funding Trust 2006-HE1 Issuing Entity	Structured Asset Securities Corporation Depositor
________________

Consider carefully the risk factors beginning on page S-10 of this prospectus supplement and on page 6 of the prospectus.

The notes will represent obligations of the trust fund only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The trust fund will issue notes including the following class offered hereby:

•  Two classes of senior notes

The classes of notes offered by this prospectus supplement are listed together with the initial note principal amounts and interest rates, in the table under “The Offered Notes” on page S-1 of this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-1 and not to the other classes of notes that will be issued by the trust fund as described in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected payment date will be September 12, 2006.

Credit enhancement for the offered notes includes excess interest, financial guaranty insurance policies and overcollateralization features.

The assets of the trust fund will primarily consist of a pool of adjustable rate, one-to-four family residential first lien and second lien revolving home equity lines of credit and certain fixed rate, closed end, second lien mortgage loans. One or more REMIC elections will be made with respect to the assets of the trust fund.

The notes offered by this prospectus supplement have the benefit of financial guaranty insurance policies from XL Capital Assurance Inc., in the case of the Class Ax notes, and CIFG Assurance North America, Inc., in the case of the Class Ac notes, that will each guarantee timely payment of interest and the ultimate payment of principal with respect to the related notes, as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The notes offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these notes will be approximately 100% of their initial total note principal amount before deducting expenses.

On or about August 28, 2006, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.
Underwriter:
LEHMAN BROTHERS
The date of this prospectus supplement is August 25, 2006

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

i

Table of Contents
Prospectus supplement

Page

The Offered Notes	1
Summary of Terms	3
The Loans	7
Servicing	8
Optional Redemption	8
Tax Status	8
ERISA Considerations	8
Legal Investment Considerations	9
Ratings of the Offered Notes	9
Risk Factors	10
Description of the Notes	20
General	20
Book-Entry Registration	21
Interest Payments	24
Determination of LIBOR	25
Principal Payments	25
Priority of Payments	28
Credit Enhancement	31
Final Scheduled Payment Date	32
Optional Redemption	32
Fees and Expenses of the Trust Fund	33
Description of the Loan Pool	33
General	34
HELOC Terms	34
Additional Information	35
Static Pool Information	36
Affiliations and Relationships	36
The Sponsor	36
The Depositor	36
Origination of the Loans and Underwriting Guidelines	37
General	37
GreenPoint Mortgage Funding, Inc.	37
GreenPoint’s Underwriting Guidelines	38
General Underwriting Guidelines	40
The Trust Fund	42
General	42
Certain Activities	42
The Owner Trustee	42
The Indenture Trustee	43
The Custodian	44
The Trust Property	45
The Insurers and the Policies	45
XL Capital Assurance Inc.	45
Policy of XL Capital Assurance Inc.	47
CIFG Assurance North America, Inc.	51
Policy of CIFG Assurance North America, Inc.	53
The Servicer	55
GMAC Mortgage Corporation, as Servicer	55
Administration of the Trust Fund	58
Servicing and Administrative Responsibilities	58
Trust Accounts	59
Example of Distributions	60
Servicing of the Loans	61
General	61
Servicing Compensation and Payment of Expenses	61
Collection of Taxes, Assessments and Similar Items	61
Insurance Coverage	61
Evidence as to Compliance	61
The Sale and Assignment Agreement and the Transfer and Servicing Agreement	61
General	61
Assignment of Loans	62
Representations and Warranties	63
Event of Servicer Termination; Rights Upon Event of Servicer Termination	63
Amendment	64
Voting Rights	65
The Trust Agreement, Indenture and Administration Agreement	65
General	65
Events of Default	65
Termination	67
Trust Administration	68
Amendment	68
Servicing	68
Control Rights of the Insurers	68
Reports to Noteholders	69
Yield, Maturity and Prepayment Considerations	70
General	70
Effect of Overcollateralization Feature	72
Certain Federal Income Tax Considerations	73
General	73

ii

Table of Contents
(continued)

Tax Treatment of the Offered Notes	73
State Tax Considerations	75
Legal Investment Considerations	75
ERISA Considerations	75
General	75
Purchases of the Notes	76
Use of Proceeds	77
Underwriting	77
Legal Matters	77
Experts	77
Ratings	78
Annex A	1
ANNEX C-1:	1
Assumed Loan Characteristics	1
ANNEX C-2: Note Principal Amount Decrement Tables	1

iii

The Offered Notes

The offered notes consist solely of the classes of notes listed in the tables below.

	Note	Initial
	Principal	Interest	Interest Rate			Initial Note Ratings
Class	Amount(1)	Rate(2)	Formula (3)	Principal Type	Interest Type	S&P	Moody’s
Ax	$1,331,838,000	5.4981%	One month LIBOR + 0.17%	Senior	Variable	AAA	Aaa
Ac	$500,000,000	5.4981%	One month LIBOR + 0.17%	Senior	Variable	AAA	Aaa
____________
(1)	This balance is approximate, as described in this prospectus supplement.

(2)	Reflects the initial interest rate as of the first payment date.

(3)	Subject to the maximum rate, as described in this prospectus supplement under “Summary of Terms—Payments on the Notes—Interest Payments.”

The offered notes will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Payment Date(3)	Expected Final Payment Date(4)	Minimum(5) Denominations	Incremental Denominations	CUSIP Number
Ax	DD	0 day	Actual/360	March 12, 2037	August 12, 2010	$250,000	$1,000	39539B AA 1
Ac	DD	0 day	Actual/360	March 12, 2037	August 12, 2010	$250,000	$1,000	39539B AB 9
______________
(1)	DD = For any payment date, the close of business on the business day immediately before that payment date.

(2)
0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or August 28, 2006, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3)	The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing loan.

(4)
The expected final payment date, based upon (a) a constant prepayment rate of 50% and a constant draw rate of 10% per annum for the home equity lines of credit and a constant prepayment rate of 45% for the closed end, second lien mortgage loans and the assumptions used in this prospectus supplement, each as described under “Yield, Maturity and Prepayment Consideration—Effect of Overcollateralization Feature” and (b) the assumption that the option to purchase the loans is exercised by the servicer on the earliest possible payment date as described in this prospectus supplement under “Description of the Notes—Optional Redemption.” The actual final payment date for each class of offered notes may be earlier or later, and could be substantially later, than the applicable expected final payment date listed above.

(5)	With respect to initial European investors only, the underwriter will only sell offered notes in minimum total investment amounts of $250,000.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the loans to the issuing entity.

Issuing Entity

Greenpoint Mortgage Funding Trust 2006-HE1, a Delaware statutory trust.

Indenture Trustee

U.S. Bank National Association, a national banking association.

Trust Administrator

U.S. Bank National Association.

Owner Trustee

Wilmington Trust Company.

The Insurers

XL Capital Assurance Inc., with respect to the Class Ax notes, and CIFG Assurance North America, Inc., with respect to the Class Ac notes.

Servicer

GMAC Mortgage Corporation, a Pennsylvania corporation.

Originator

GreenPoint Mortgage Funding, Inc., a New York corporation, originated approximately 99.56% of the loans.

Custodian

U.S. Bank National Association, a national banking association.

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the tables on page S-1 and S-2.

The offered notes will be issued in book-entry form. The minimum denominations and the incremental denominations of the offered notes are set forth in the tables on page S-1 and S-2.

The notes represent obligations of the trust fund, the assets of which will consist of adjustable rate, first and second lien home equity lines of credit having a total principal balance as of August 1, 2006, which is the cut-off date, of approximately $1,736,433,292 and fixed rate, closed end, second lien mortgage loans having a total principal balance as of August 1, 2006 of $95,405,656. The total outstanding balance of the loans as of the cut-off date is approximately $1,831,838,948.

In addition to the notes, the trust fund will issue three classes of certificates, the Class B, L and R Certificates, which are not offered by this prospectus supplement.

The offered notes will have an approximate total initial principal amount of $1,831,838,000. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be paid on the 12th day of each month, beginning in September 2006. However, if the 12th day is not a business day, payments will be made on the next business day after the 12th day of the month.

Interest Payments

Interest will accrue on the notes at the annual note rate (subject to the maximum rate) described in this prospectus supplement.
•	Class Ac Notes: the lesser of (1) the applicable formula rate as described in the table on page S-1 and (2) the maximum rate for that payment date.

•	Class Ax Notes: the lesser of (1) the applicable formula rate as described in the table on page S-1 and (2) the maximum rate for that payment date.

The maximum rate is a limitation generally based on the amount of interest accrued on the loans during the applicable collection period, net of certain fees and expenses of the trust fund.

For a complete description of the maximum rate, see “Description of the Notes — Interest Payments” in this prospectus supplement.

Principal Payments

Principal will be paid on the notes on each payment date in reduction of the outstanding note principal amount of the notes in the amounts described herein.

The amount of principal payable with respect to the notes will be determined by the applicable amortization period described below and in accordance with a formula that takes into account the principal collections received on the loans in the pool each month minus the total principal balance of additional draws made by borrowers on the loans for such month (during the managed amortization period) plus any excess cash needed to create or maintain certain required levels of overcollateralization for the notes and minus any excess of the actual level of overcollateralization over the required level of overcollateralization. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this prospectus supplement, and which determine the amount of principal collected during the preceding calendar month that is available to make payments on the notes. The portion of principal collected during the preceding calendar month that will be applied to make payments on the notes will differ depending on whether the payment date is before or after the stepdown date.

See “Description of the Notes — Principal Payments” in this prospectus supplement.

Priority of Payments

On each payment date, to the extent of available funds, the indenture trustee will make the following allocations from the payment account (net of the payment of the indenture trustee expense amount, the fees to the owner trustee under the trust agreement and the servicing fee), in the following order of priority:

first, the allocable premium amounts payable to each of the insurers, pro rata;

second, concurrently, (x) to each class of noteholders, pro rata, the interest payment amount with respect to the related class of notes, (y) during the managed amortization period, to the holder of the Class L Certificate, the payment of accrued and unpaid interest on any additional balance advance amount that has not previously been reimbursed pursuant to the clause below at the related note rate for such payment date and (z) to the insurers the related reimbursement amount related to draws under the policies with respect to the interest payment amount for either class of notes;

third, on each payment date during the managed amortization period, to the holder of the Class L Certificate from principal collections, in an amount equal to the additional balance advance amount;

fourth, to each class of noteholders, pro rata, as a payment of principal, the related Class A principal payment amount;

fifth, to each class of noteholders, pro rata, as a payment of principal, in the following order, (a) charge-off amounts incurred during the preceding calendar month and (b) charge-off amounts incurred during previous periods that were not subsequently funded by interest collections, overcollateralization or draws under the note guaranty policy in respect of an overcollateralization deficit;

sixth, to the insurers, any remaining related reimbursement amount, then due to them;

seventh, to each class of noteholders, pro rata, the accelerated principal payment, if any;

eighth, to the Servicer, amounts not previously reimbursed pursuant to the transfer and servicing agreement (including expenses associated with the transition to any new servicer);

ninth, to each class of noteholders, pro rata (based on the amount of net WAC carryover for each such class), to pay current and any previously unreimbursed related net WAC carryover amount and interest thereon at the applicable note rate;

tenth, pari passu, to the indenture trustee, owner trustee, and trust administrator any unreimbursed expenses owed and not otherwise previously paid; and

eleventh, first, to pay the remaining additional balance advance amounts, together with interest at the class L note rate, to the holders of the Class L certificates, second to pay the overcollateralization amount to the holders of the Class B Certificates and third, to pay the remaining amounts to the holders of the residual certificates.

See “Description of the Notes - Priority of Payments” in this prospectus supplement.

Enhancement of Likelihood of Payment on the Offered Notes

The payment structure of this securitization includes excess cashflow, overcollateralization, and an insurance policy with respect to each class of offered notes.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement for a more detailed description of the excess cashflow, overcollateralization and insurance policy features.

Excess Cashflow; Overcollateralization

The loans owned by the trust fund bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust fund. On each payment date, this “excess cashflow” received from the loans each month will be available as an accelerated payment of principal on the notes to create or maintain required overcollateralization. The required level of overcollateralization may increase or decrease as described in this prospectus supplement.

See “Description of the Notes — Credit Enhancement — Excess Cashflow” and “Description of the Notes — Credit Enhancement — Overcollateralization” in this prospectus supplement.

The Policies

The depositor will obtain noncancellable insurance policies from XL Capital Assurance Inc. and CIFG Assurance North America, Inc. with respect to the Class Ax notes and Class Ac notes, respectively. The insurance policies will unconditionally and irrevocably guarantee to you timely payments of interest and the ultimate payment of principal on the related offered notes, as described under the heading “The Insurers and the Policies” in this prospectus supplement.

See “The Insurers and the Policies” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, (i) the servicer will be paid a monthly fee out of available funds calculated as the product of the outstanding principal balance of each loan and 0.375% per annum (subject to increase as described in this prospectus supplement), (ii) the indenture trustee and owner trustee will be reimbursed for costs, expenses and liabilities up to a maximum amount annually and (iii) the owner trustee will be paid a monthly fee of $333.33.

The indenture trustee will be paid as compensation one day of interest on amounts on deposit in the payment account held by the indenture trustee.

Expenses of the servicer will be reimbursed before payments of interest and principal are made on the notes. Expenses of the indenture trustee will be reimbursed up to a specified amount annually before payments are made on the notes; any additional unpaid expenses will be paid to the indenture trustee after payments of interest and principal on the notes have been made.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the tables on page S-1 and S-2. The final scheduled payment date for the offered notes is the date which is six months after the payment date immediately following the month of the scheduled maturity of the latest maturing loan. The actual final payment date for the offered notes may be earlier, and could be substantially earlier, than the final scheduled payment date.

See “Description of the Notes - Final Scheduled Payment Date” in this prospectus supplement.

The Loans

General

On the closing date the trust fund will acquire a pool of loans secured by first and second lien mortgages or deeds of trust on residential properties. As of the cut-off date, 94.79% of the loans were home equity lines of credit with an aggregate principal balance of approximately $1,736,433,292, and 5.21% of the loans were closed end, second lien mortgage loans with an aggregate principal balance of approximately $95,405,656.

The loans had the following approximate characteristics:

	HELOCs	Closed-End 2nds	Overall Pool
Number of Loans	28,085	1,830	29,915
Aggregate Current Principal Balance	$1,736,433,292	$95,405,656	$1,831,838,948
Weighted Average Gross Loan Rate	9.473%	10.986%	9.552%
Range of Gross Loan Rates	4.750% to 16.250%	6.875% to 15.000%	4.750% to 16.250%
Weighted Average Gross Margin	1.956%	Not applicable	Not applicable
Average Current Principal Balance	$61,827.78	$52,134.24	$61,234.80
Range of Outstanding Principal Balances	$0 to $550,000	$589 to $400,000	$0 to $550,000
Weighted Average CLTV*	87.59%	92.67%	87.82%
Weighted Average Original Term to Maturity (in months)	196	305	202
Weighted Average Remaining Term to Stated Maturity (in months)	191	303	197
Weighted Average Draw Period (in months)	76	Not applicable	Not applicable
Credit Limit Utilization Rate	86.46%	Not applicable	Not applicable
Weighted Average Credit Risk Score	708	708	708
Non-Zero Weighted Average Debt-to-Income Ratio	36.81%	37.58%	36.85%
Geographic Concentrations in excess of 10%:
California	55.15%	36.84%	54.19%

* For the Weighted Average CLTV the calculations are based upon the following balance for each category: HELOCs (credit limit), Closed End 2nds (current balance), overall pool (original balance - the original balance is based upon original balance for Closed End 2nds, and credit limit for HELOCs).

Servicing

On and after the servicing transfer date, which is anticipated to be September 1, 2006, GMAC Mortgage Corporation will service all of the loans under the transfer and servicing agreement. Prior to the servicing transfer date, GreenPoint Mortgage Funding, Inc. will service approximately 48.84% of the loans. Servicing may subsequently be transferred to servicers other than the initial servicer in accordance with the trust agreement and the transfer and servicing agreement, as described in this prospectus supplement.

See “The Servicer” and “Servicing of the Loans” in this prospectus supplement.

Loan Representations and Warranties

Each originator has made certain representations and warranties concerning the loans originated by it up to the date of the applicable sale agreement. The seller’s rights to these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned at the direction of the owner trustee by the depositor to the indenture trustee for the benefit of noteholders under the trust agreement. The seller will make each of the representations and warranties from the date of the applicable sale agreement through the closing date. In addition, the seller will represent that none of the loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the originator or the sponsor will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

See “The Sale and Servicing Agreement and The Transfer and Servicing Agreement—Representations and Warranties” in this prospectus supplement.

Optional Redemption

On any payment date on or after which the aggregate outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal amount of the notes as of the closing date, the servicer or its assignee will have the option to purchase from the trust all remaining loans, subject to certain conditions, including (a) the consent of XL Capital Assurance Inc. and CIFG Assurance North America, Inc. (if the redemption would result in a draw under the related policy) is obtained and (b) no reimbursement amounts would remain due to XL Capital Assurance Inc. and CIFG Assurance North America, Inc. under the related insurance agreement. If the servicer or its assignee exercises its option to purchase the loans, the offered notes will be redeemed and you will receive a final payment of principal on such payment date.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the loans upon an optional redemption.

Tax Status

The trust will elect to treat all or a portion of the trust assets as multiple REMICs for federal income tax purposes. Each of the notes will represent ownership of “regular interests” in the upper-tier REMIC. The Class L and R Certificates will be designated as the sole class of “residual interest” in the lower-tier REMIC and upper-tier REMIC, respectively.

See “Certain Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement and the prospectus, the offered notes may be purchased and transferred to employee benefit plans or other retirement plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

Ratings of the Offered Notes

The offered notes will initially have the ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-1.

•	The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

•	The ratings do not address the payment of any net WAC carryover amounts with respect to these notes.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Geographic Concentration Increases Risk That the Yield on the Offered Notes May Be Impaired

One risk associated with investing in notes backed by loans is created by any concentration of the related mortgaged properties in one or more geographic regions. If the regional economy or housing market of any state (or other region) having a significant concentration of the mortgaged properties underlying the loans weakens, the loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders if either insurer fails to perform its obligations under the related policy. A region’s economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, wildfires, floods, eruptions and civil disturbances. The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgaged properties underlying the loans may be concentrated in these regions. Such concentration may result in greater losses to noteholders than those generally present for similar notes without such concentration. As of the close of business on August 1, 2006, approximately 54.19% of the loans were secured by mortgaged properties in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. Amounts available to make distributions on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

See “Yield, Maturity and Prepayment Consideration” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in the loan pool, see the geographic distribution tables in Annex B of this prospectus supplement.

Cash Flow Limited in Early Years of Loans

Approximately 82.52%, 4.05% and 12.07% of the loans provide for payment of interest at the related interest rate, but no payment of principal, for a period of 5-years, 10-years and 15-years, respectively, following origination

Approximately 4.61% and 69.45% of the closed end, second lien mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of 5-years and 10-years, respectively, following origination.

Approximately 86.81%, 0.46% and 12.73% of the home equity lines of credit provide for payment of interest at the related interest rate, but no payment of principal for a period of 5-years, 10-years and 15-years, respectively, following origination.

Each home equity line of credit has a draw period that lasts for the first 5, 10 or 15 years and substantially all have a repayment term for the last 10-years of the term (as more fully described in this prospectus supplement). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment.

During their amortization period for the home equity lines of credit, the home equity lines of credit provide for monthly principal payments in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period. During their amortization period, the Closed End 2nds generally provide for equal monthly installments wherein the ratio of principal to interest paid on the loan increases over time. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

See “Yield, Maturity and Prepayment Considerations—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

The Servicer Has Limited Ability to Change the Terms of the Loans	The servicer may agree to changes in the terms of a loan if the changes:

• do not materially and adversely affect the interest of the noteholders or the controlling insurer (including the tax status of any REMIC created by the trust agreement); and
• are consistent with prudent business practice.

In addition, the servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a loans, provided such action does not adversely affect the tax status of any REMIC created by the trust agreement. Any increase in the credit limit related to a loan could increase the combined loan-to-value ratio of that loan and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that loan. In addition, any reduction in the loan rate of a loan could reduce the excess cashflow available to absorb losses.

See “Description of the Loan Pool — General” in this prospectus supplement.
Interest Payable on the Offered Notes and Interest Payable on the Loans Differ
Interest payable on the loans may be insufficient to pay interest on the offered notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page S-1, subject to a maximum rate based in part on the interest rates on the loans. Interest payable on the home equity lines of credit will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. Interest payable on closed end, second lien mortgage loans will accrue at a fixed rate. As a result, the offered notes may accrue less interest than they would accrue if the interest rate on the offered notes were based solely on LIBOR plus the applicable margin set forth in the table on page
S-1.

If the sum of LIBOR plus the applicable margin set forth in the table on page S-1, exceeds the maximum rate of interest allowed on the offered notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders. Such shortfalls will not be guaranteed by the insurers.

LIBOR, with respect to the notes, and the prime rate, with respect to the home equity lines of credit, may not respond to the same economic factors and there is no necessary correlation between them. Any reduction in the spread between LIBOR and the prime rate, with respect to the home equity lines of credit, and the fixed rate, with respect to the closed end, second lien mortgage loans, will also reduce the amount of interest receipts on the loans that would be available to absorb losses and charge-offs. In that event, if the overcollateralization were depleted and the insurers failed to perform under the related policies, you would experience a loss.

Ratings on Offered Notes Based Primarily on Claims-Paying Ability of the Insurers
The rating on your class of notes depends primarily on the claims paying ability of the insurer related to your class of notes. Therefore, a reduction in the financial strength rating of the insurer relating to your class of notes may result in a corresponding reduction in the credit ratings assigned to your class of notes. A reduction in the credit rating assigned to your class of notes would reduce their market value of the such notes and may affect your ability to sell them. The insurers do not guarantee the market value of the related class of notes, or the credit ratings assigned to them.

See “Ratings” in this prospectus supplement.
Limited Information Regarding Prepayment History
All of the loans may be prepaid in whole or in part at any time. Home equity lines of credit usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans.

The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the closed end, second lien mortgage loans may decrease.

The trust’s prepayment experience may be affected by a wide variety of factors, including:
• general economic conditions;
• interest rates;
• the availability of alternative financing;
• homeowner mobility; and
• changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Prepayments on the home equity lines of credit will result in earlier payments of principal on your notes. In addition, substantially all of the loans contain due-on-sale provisions, which may affect the rate of prepayment.

See “Yield, Maturity and Prepayment Considerations” in this prospectus supplement.

See “Yield, Maturity and Prepayment Considerations” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the closed end, second lien mortgage loans.

Yield to Maturity of Offered Notes May be Affected by Repurchases
The yield to maturity of the offered notes may be affected by certain repurchase requirements. The sponsor or the originator will be required to purchase loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the noteholders as a prepayment of the home loans.

Consequences of Owning Book-Entry Notes
Issuance of the offered notes in book-entry form may reduce the liquidity of the offered notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Since transactions in the offered notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear systems or otherwise to take actions in respect of the offered notes, may be limited due to lack of a physical security representing the offered notes.

As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement.
Military Action and Terrorist Attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose loan rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. Any such shortfalls will not be covered by the insurer related to your class of notes under the related policy.

See “Legal Aspects of Loans — Servicemembers Civil Relief Act” in the prospectus.

An Optional Redemption May Adversely Affect the Yield on the Offered Notes
On any payment date on or after which the outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal amount of the notes on the closing date, the servicer or its assignee may purchase all of the loans and thereby cause a termination of the underlying trust. See “Description of the Notes — Optional Redemption” in this prospectus supplement. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption.

See “Yield, Maturity and Prepayment Considerations” in this prospectus supplement.

The Obligations of the Seller, the Depositor and the Servicer are Limited
None of the seller, the depositor, the indenture trustee or the servicer is obligated to make any payments of principal or interest on the notes. The only obligation of the seller or the originator to make any payment in respect of the loans is the seller’s obligation to repurchase from the trust those loans with respect to which there is a defect in the documentation or for which there is a material breach of its representations and warranties and the originators’ obligation to repurchase from the trust those loans for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller or the originator will have the financial ability to repurchase any of those loans.

Increased Risk of Loss as a Result of 10 Year Amortization Period for Substantially all of the HELOCs
The home equity lines of credit require no principal payments or minimal principal payments during the first 5 10 or 15 years following origination, and substantially all of the home equity lines of credit require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. Home equity lines of credit with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such home equity line of credit, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer related to your class or notes fails to perform under the related insurance policy.

The Incurrence of Additional Debt by Borrowers Could Increase Your Risk
With respect to loans that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the loans.

See “Description of the Loan Pool” in this prospectus supplement.

Risks related to Loans that have Senior Liens with a Negative Amortization Period
Approximately 28.50% of the aggregate principal balance of the second lien loans as of the cut-off date are secured by mortgaged properties that also secure an unrelated senior loan that includes a negative amortization feature, and there is no information for approximately 31.36% of the aggregate principal balance of the second lien loans as of the cut-off date with respect to such feature. The principal balance of a loan that includes a negative amortization feature is permitted to increase over time. The effect of such increase will be to increase the combined loan-to-value ratio of the related loan which in turn decreases the value of the related mortgaged property available as security. Negative amortization may result in increased delinquencies and defaults on mortgage loans, which may result in payment delays and losses on loans secured by the same mortgaged property.

Risks Related to Higher Expected Delinquencies of the Loans

The loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by loans underwritten in accordance with higher standards. In particular, a significant portion of the loans in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans in the trust fund than on loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

See “Description of the Loan Pool—General” in this prospectus supplement for a description of the characteristics of the closed end, second lien mortgage loans and “Origination of the Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the closed end, second lien mortgage loans.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The excess interest and overcollateralization features, all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to repay all losses on the loans.

Excess Interest and Overcollateralization. In order to build and maintain overcollateralization, it will be necessary that the loans generate more interest than is needed to pay interest on the Offered Notes, as well as certain fees and expenses of the trust fund. We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is expected to be higher than the weighted average of the interest rates on the notes. Any remaining interest generated by the loans will be used to absorb losses on the loans and to build and maintain overcollateralization targets by applying such excess interest as a payment of principal on the notes to the extent described herein. The amount by which the loan balance exceeds the note balance is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the loans will generate enough excess interest to build and maintain overcollateralization to the level as set by the rating agencies. The following factors will affect the amount of excess interest that the loans will generate:

•     Prepayments. Every time a loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•     Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a loan is liquidated or charged-off, excess interest is reduced because that loan will no longer be outstanding and generating interest.

•     Increases in LIBOR. Substantially all of the loans have either fixed interest rates or interest rates that adjust based on the prime rate plus a designated margin and not the one-month LIBOR index used to determine the interest rates on the offered notes. As a result of an increase in one-month LIBOR, the interest rates on the offered notes may increase relative to interest rates on the loans, requiring that more of the interest generated by the loans be applied to pay interest on the offered notes.

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.
See “The Sale and Assignment Agreement and the Transfer and Servicing Agreement ― Assignment of Loans” in this prospectus supplement.
Special Default Risk of Second Lien Mortgage Loans

Approximately 99.86% of loan pool consists of second lien mortgage loans that are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.
Delinquencies Due to Servicing Transfer; Increased Servicing Fee Upon Servicing Transfer

Servicing of loans may be transferred in the future in accordance with the provisions of the trust agreement and the Transfer and Servicing Agreement as a result of, among other things, the occurrence of unremedied events of default in servicer performance under the Transfer and Servicing Agreement.

Disruptions resulting from servicing transfers may affect the yields on the notes. In addition, servicing transfers may result in a longer or shorter prepayment period immediately following the date of the transfer if the successor servicer has a different prepayment period which may affect the yields on the notes.

See “The Servicer” and “Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfers” in the prospectus.

In addition, the servicing fee may be increased up to 0.50% upon servicing transfer, which would reduce the maximum rate for the notes and reduce excess interest available to absorb losses and build and maintain overcollateralization.

Violation of Various Federal, State and Local Laws May Result in Losses on the Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the loans, could subject the trust fund, as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding the affected loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws, High Cost Loans” in the prospectus.
Relief Act Reductions and Prepayment Interest Shortfalls May Reduce the Yield on the Offered Notes

On any payment date, any reduction of the applicable mortgage rate on a loan by the application of the Servicemembers Civil Relief Act, as amended, and similar state and local laws, and any shortfalls in interest collections that are attributable to prepayments during a collection period, to the extent not covered by compensating interest paid by the servicer, will reduce the maximum rate applicable to the notes for the related payment date. The policies do not cover any shortfall in interest due to the application of the Servicemembers Civil Relief Act, as amended, and similar state and local laws.

See “Yield, Maturity and Prepayment Consideration —General” in this prospectus supplement and “Risk Factors—Military Action and Terrorist Attacks” in the prospectus for additional information.
Sale, Disposal or Liquidation of Loans upon Event of Default

Following the occurrence of an event of default, the controlling insurer shall have the right to direct the indenture trustee, and the indenture trustee or its designated agent shall have the right with respect to a class of notes if an insurer default with respect to the related insurer has occurred and is continuing, to sell, dispose of or otherwise liquidate the loans, which could result in an early final payment on the Notes. If the controlling insurer, has directed such sale, the related policy will cover any amounts by which such remaining net proceeds are insufficient to pay the note principal amount of the related notes, together with all accrued and unpaid interest thereon at the related note rates (other than Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the loans). If there is an insurer default with respect to any insurer, proceeds from the sale may not be enough to pay such amounts.

Description of the Notes

General

Pursuant to the Trust Agreement, dated as of August 1, 2006 and entered into among Structured Asset Securities Corporation (the “Depositor”), the Owner Trustee and U.S. Bank National Association, as Trust Administrator, (the “Trust Agreement”), the Trust Fund will issue three classes of certificates, Class B, Class L, and Class R Certificates (collectively, the “Certificates”) on or about August 28, 2006 (the “Closing Date”). Pursuant to the Indenture dated as of August 1, 2006 between the Trust Fund and the Indenture Trustee (the “Indenture”), the Trust Fund will issue the Class Ax Notes (the “Class Ax Notes”) and the Class Ac Notes (the “Class Ac Notes” and together with the Class Ax Notes, the “Notes”). Only the Notes (the “Offered Notes”) are offered hereby. The Certificates represent the beneficial ownership interests in the Trust Fund. The Notes represent debt obligations of the Trust Fund. Payments on the Notes and certain rights of investors in the Notes will be governed by the Indenture and the Transfer and Servicing Agreement, dated as of August 1, 2006 and entered into among the Trust Fund, the Depositor, the Servicer and the Indenture Trustee (the “Transfer and Servicing Agreement”). The following summaries describe certain provisions of the Indenture, the Transfer and Servicing Agreement and the Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, the Transfer and Servicing Agreement and the Trust Agreement. Wherever particular sections or defined terms of the Indenture, the Transfer and Servicing Agreement or of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference.

Payments on the Notes will be made on the 12th day of each month or, if the 12th day is not a Business Day, on the next succeeding Business Day, beginning in September 2006 (each, a “Payment Date”), to Noteholders of record on the applicable Record Date. The “Record Date” for the Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (or in the case of any Notes issued to beneficial holders in definitive form in the future, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs). A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Pennsylvania or the city in which the corporate trust office of the Indenture Trustee is located (or, as to the Servicer such other states as are specified in the Transfer and Servicing Agreement) are closed.

Payments on the Notes will be made to each registered holder entitled thereto, by check or by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the Indenture Trustee. See “The Trust Fund — The Indenture Trustee” in this prospectus supplement.

The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants (as defined herein) and for such purpose are referred to as “Book-Entry Notes.” The Notes will be offered in denominations of $250,000 and multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as registrar (the “Registrar”). No service charge will be made for any registration of exchange or transfer of the Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Amount of the Notes registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical security representing such person’s interest (a “Definitive Security”, except as set forth below under “— Book-Entry Registration — Definitive Securities.” Unless and until Definitive Securities are issued for the Book-Entry Notes under the limited circumstances described in this prospectus supplement, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references in this prospectus supplement to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

General. Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg (formerly Cedelbank) (hereinafter, “Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Note Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, National Association, generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually, the “Relevant Depositary” and collectively, the “European Depositaries”). Except as described below, no Beneficial Owner will be entitled to receive a physical security representing such Note. Unless and until Definitive Securities are issued, it is anticipated that the only “Holder” or “Noteholder” of the Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Holders or Noteholders as those terms are used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The Beneficial Owner’s ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a “Participant”) that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Indenture Trustee through DTC and DTC participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex A hereto.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a société anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons” and “— Taxation of Securities Treated as Debt Instruments — Information Reporting” in the Prospectus.

Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical securities for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

DTC has advised the Indenture Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture and the Transfer and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture and the Transfer and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Notes.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the Depositor is unable to locate a qualified successor. Upon the occurrence of an event described above, the Indenture Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Notes. Upon surrender by DTC of the Definitive Securities representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Securities in the respective Note Principal Amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Noteholders under the Indenture and the Transfer and Servicing Agreement.

Interest Payments

Interest on each class of Notes will be payable monthly on each Payment Date, commencing in September 2006, at the related Note Rate for the related Interest Accrual Period.

The “Class Ac Note Rate” for the Class Ac Notes for any Interest Accrual Period will be the lesser of (a) the 1 month LIBOR plus 0.17% and (b) the Maximum Rate.

The “Class Ax Note Rate” for the Class Ax Notes for any Interest Accrual Period will be the lesser of (a) the 1 month LIBOR plus 0.17% and (b) the Maximum Rate.

The “Class L Note Rate” will be the weighted average of the Class Ax Note Rate and the Class Ac Note Rate.

The “Note Rate” means either the Class Ax Note Rate or the Class Ac Note Rate.

The “Maximum Rate” for any Interest Accrual Period with respect to each class of Notes is equal to the product of (x) the weighted average of the interest rates of the Loans as of the beginning of the related Collection Period, net of the Expense Fee Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period. With respect to any Payment Date and Loan, the “Collection Period” is the calendar month immediately preceding such Payment Date.

The “Expense Fee Rate” is an amount equal to the sum of (i) the Servicing Fee Rate, (ii) the Owner Trustee Fee (expressed as a per annum rate), (iii) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and (b) the sum of (1) the Relief Act Shortfalls, (2) any interest shortfalls resulting from prepayments of the Loans and (3) payments to the Indenture Trustee in respect of the Indenture Trustee Expense Amount and the denominator of which is the Pool Balance at the beginning of the related Collection Period and (iv) the product of (a) the weighted average premiums payable to the Insurers (expressed as a per annum rate) and (b) a fraction, the numerator of which is the Note Principal Amount of the Notes immediately before the Payment Date and the denominator of which is the Pool Balance at the beginning of the related Collection Period.

Interest Accrual Period. The “Interest Accrual Period” with respect to each Payment Date will be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to, but excluding, the current Payment Date. For any Payment Date, the interest then due with respect to each class of Notes and the Class L Certificate (the “Interest Payment Amount” for each such class) will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year using the applicable Note Rate or Class L Note Rate, respectively, for such Payment Date.

Determination of LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a “LIBOR Determination Date”), the Indenture Trustee will determine LIBOR for purposes of calculating interest on the Notes based on the “Interest Settlement Rate” for U.S. dollar deposits of one month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Indenture Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Indenture Trustee will designate an alternative index that has performed, or that the Indenture Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

LIBOR for the first Interest Accrual Period will be 5.3281%

Principal Payments

Principal Payment Amount. On each Payment Date, the Noteholders will receive, to the extent of Available Funds remaining after application of funds in the order of priority under “Priority of Payments” below, the Principal Payment Amount for such Payment Date. The Holders of the Offered Notes will receive, to the extent funds are available therefor, the “Class A Principal Payment Amount” on each Payment Date equal to (a) prior to the Stepdown Date or if a Rapid Amortization Event has occurred, the Principal Payment Amount for such Payment Date and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the Note Principal Amount of the Notes immediately prior to the applicable Payment Date over (B) the Class A Target Amount and (ii) the Principal Payment Amount for such Payment Date.

The “Class A Target Amount” for each Payment Date will equal the lesser of (a) the product of (i) 94.00% and (ii) the Pool Balance at the end of the related Collection Period and (b) the excess if any of (i) the Pool Balance at the end of the related Collection Period over (ii) 0.50% of the Cut-Off Date Principal Balance.

As described in this prospectus supplement, principal payments on the Notes depend on whether they are made during the Managed Amortization Period or the Rapid Amortization Period. The “Managed Amortization Period” is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 180th Payment Date or (y) the close of business on the Payment Date immediately following a Rapid Amortization Event. The “Rapid Amortization Period” is the period which immediately follows the end of the Managed Amortization Period.

With respect to each Payment Date and the Notes, the “Principal Payment Amount” will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to such Payment Date. With respect to each Payment Date and the Notes, the “Maximum Principal Payment” will equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to such Payment Date, and (ii) during the Rapid Amortization Period, 100% of the Principal Collections relating to such Payment Date. With respect to each Payment Date, “Net Principal Collections” will equal the excess of (x) the Principal Collections for the Collection Period relating to such Payment Date over (y) the sum of (A) the aggregate principal amount of all Additional Balances arising during the Collection Period related to such Payment Date and (B) the Additional Balance Advance Amount outstanding as of the opening of business on such Payment Date. The aggregate payments of principal to the Noteholders will not exceed the initial Note Principal Amount of the Notes.

“Cumulative Loss Amount” means the amount by which the Charge-Off Amounts exceed the Recovered Amounts.

“Overcollateralization Reduction Amount,” means the amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to the Noteholders on such Payment Date.

The “Overcollateralization Amount” for any Payment Date is equal to the amount, if any, by which the outstanding Pool Balance at the end of the related Collection Period exceeds the sum of (a) the aggregate Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date and (b) during the Managed Amortization Period only, the Additional Balance Advance Amount.

The “Specified Overcollateralization Amount” on any Payment Date (i) prior to the Stepdown Date, the greater of (A) 3.00% of the Cut-Off Date Principal Balance of the Loans and (B) the Step-Up Overcollateralization Amount or (ii) on or after the Stepdown Date the greatest of: (A) 6.00% of the Pool Balance as of the end of the related Collection Period, (B) the Step-Up Overcollateralization Amount and (C) 0.50% of the Cut-Off Date Principal Balance of the Loans. Notwithstanding the foregoing, no reduction in clause (ii) may occur unless the aggregate Cumulative Loss Amounts with respect to the Loans as a percentage of the Cut-Off Date Principal Balance are less than the percentages specified below:

Payment Date	Percentage
Months 31-42	2.25% of original principal balance plus 1/12 of 0.50% for each month thereafter
Months 43-54	2.75% of original principal balance plus 1/12 of 0.50% for each month thereafter
Months 55 and after	3.25% of original principal balance

or if the rolling three month average of the principal amount of Loans delinquent 60 days or more, including Loans in foreclosure, bankruptcy and REO, but excluding Charged-Off Loans, exceeds 4.25%.

The “Stepdown Date” is the later to occur of (a) the 31st Payment Date and (b) the first Payment Date on which the Pool Balance has been reduced to 50.00% or less of the Cut-Off Date Principal Balance.

The “Step-Up Overcollateralization Amount”, will be in effect if the aggregate Cumulative Loss Amounts as a percentage of the Cut-Off Date Balance exceed percentages specified below:

Payment Date	Percentage
Months 1-12	1.50% of original principal balance plus 1/12 of 0.75% for each month thereafter
Months 13-24	2.25% of original principal balance plus 1/12 of 0.50% for each month thereafter
Months 25-36	2.75% of original principal balance plus 1/12 of 0.50% for each month thereafter
Months 37-48	3.25% of original principal balance plus 1/12 of 0.50% for each month thereafter
Months 49 and after	3.75% of original principal balance plus 1/12 of 0.50% for each month thereafter

The Step-Up Overcollateralization Amount will equal (a) prior to the Stepdown Date, 6.00% of the Cut-Off Date Principal Balance and (b) on or after the Stepdown Date, the lesser of (x) 6.00% of the Cut-Off Date Principal Balance and (y) 12.00% of the Pool Balance as of the beginning of the related Collection Period, but not lower than 0.50% of the Cut-Off Date Principal Balance; and if not in effect pursuant to the Transfer and Servicing Agreement, zero.

In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the Note Principal Amount of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing Loan.

Accelerated Principal. On any Payment Date on which there exists Excess Cashflow, the amount of Excess Cashflow to be distributed in reduction of the Note Principal Amount of the Notes will equal the lesser of (A) the Excess Cashflow and (B) the amount required to increase the Overcollateralization Amount to the Specified Overcollateralization Amount applicable to such Payment Date (any such payment, an “Accelerated Principal Payment”).

“Excess Cashflow” with respect to a Payment Date and the Notes means the Available Funds on deposit in the Payment Account during the related Collection Period after making the payments on such Payment Date specified in clauses 1 through 4 under the caption “Description of the Notes — Priority of Payments”.

Rapid Amortization Events. As described above, the Managed Amortization Period will continue through the 180th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A “Rapid Amortization Event,” with respect to the Notes, refers to any of the following events:

(a)           default in the payment of any interest on the Notes when the same becomes due and payable or the failure to pay any installment of principal of the Notes in accordance with the Transfer and Servicing Agreement, and such default or failure continues for a period of five Business Days, or a failure to pay the entire Note Principal Amount of any Note when the same becomes due and payable under the Indenture or on the Final Scheduled Payment Date;

(b)           failure on the part of the Trust Fund, the Depositor, the Seller, the Servicer or any originator to observe or perform in any material respect any other material covenants or agreements set forth in the Sale and Assignment Agreement, the Transfer and Servicing Agreement, the Indenture, the Sale Agreement, or the mortgage loan purchase agreement, as applicable, which failure materially and adversely affects the Noteholders or the Insurers and continues unremedied for a period of 30 days after written notice of such failure shall have been given to the Trust Fund, the Depositor, the Seller or the Servicer, as the case may be, by the Indenture Trustee or the Insurers in accordance with the provisions of the Indenture;

(c)           the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Trust Fund, the Servicer, the Depositor or the Seller;

(d)           the Trust Fund becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(e)           any draw under either Policy remains unreimbursed for a period of 90 days; or

(f)           An Event of Servicer Termination under the Transfer and Servicing Agreement, has occurred.

In the case of any event described in clauses (a), (b), (e) or (f) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the Indenture or Transfer and Servicing Agreement, any of the, Controlling Insurer, or Indenture Trustee or Noteholders evidencing more than 50% of the Note Principal Amount of the Notes in each case with the prior written consent of the Controlling Insurer, by written notice to the Trust Fund, the Insurers and the Seller (and to the Indenture Trustee, if given by the Noteholders or the Controlling Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a Rapid Amortization Event will automatically occur.

In addition, if the Seller or the Servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Seller or the Servicer, on the day of any such filing or appointment, no further Additional Balances will be transferred to the Trust Fund, and the Seller or the Servicer, as applicable, will promptly give notice to the Indenture Trustee and the Insurers of any such filing or appointment. Within 15 days, the Indenture Trustee will send a notice of the occurrence of such event to the Noteholders.

“Controlling Insurer” means, for so long as the Notes remain outstanding (i) the Insurer that insures the majority of the outstanding principal amount of Notes, unless an Insurer Default has occurred and is continuing with respect to such Insurer or (ii) if an Insurer Default has occurred with respect to the Insurer in clause (i) hereof, the remaining Insurer, provided that no Insurer Default has occurred and is continuing with respect to such Insurer, and (iii) if an Insurer Default has occurred and is continuing with respect to the Insurer in clause (ii), there shall not be a Controlling Insurer.

Upon the occurrence of a Rapid Amortization Event, the Servicer shall only receive principal funds upon the transfer of Additional Balances to the Trust Fund from a reserve fund established for that purpose by the Trust Fund and funded by the purchase of such Additional Balances by the holder of the Class L Certificate. The holder of the Class L Certificate will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificate.

Priority of Payments

The Indenture Trustee will deposit to an account (the “Payment Account”), without duplication, upon receipt of, (i) any Insured Amounts or Preference Amounts, (ii) the proceeds of any liquidation of the assets of the Trust Fund, (iii) Principal Collections, and (iv) Interest Collections (the amounts specified in clauses (ii) through (iv) shall constitute “Available Funds” for the Notes and the related Payment Date).

With respect to each Payment Date, and to the extent of Available Funds, the Indenture Trustee will make the following allocations, disbursements and transfers from the Payment Account (net of the payment of the Indenture Trustee Expense Amount, the payment to the Owner Trustee of its fee for services rendered pursuant to the Trust Agreement (the “Owner Trustee Fee”) and the Servicing Fee (as defined under “Servicing of the Loans” in this prospectus supplement)), in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

1.	the allocable premium amount payable to each of the Insurers, pro rata;

2.
concurrently (pro rata based on amounts due), (x) to each class of Noteholders pro rata, the Interest Payment Amount with respect to the related class of Notes for such Payment Date, together with any portion of the Interest Payment Amount due and not paid on prior Payment Dates with interest thereon at the applicable Note Rate, (y) during the Managed Amortization Period, to the holder of the Class L Certificate, the payment of accrued and unpaid interest on any Additional Balance Advance Amount that has not previously been reimbursed pursuant to clause 3 below at the Class L Note Rate for such Payment Date and (z) to the Insurers the related Reimbursement Amount related to draws under the Policies with respect to the Interest Payment Amount for either class of Notes;

3.	on each Payment Date during the Managed Amortization Period, to the holder of the Class L Certificate, from Principal Collections, an amount equal to the Additional Balance Advance Amount;

4.	to each class of Noteholders, pro rata, as a payment of principal, the Class A Principal Payment Amount for such Payment Date;

5.
to each class of Noteholders, pro rata, as a payment of principal, in the following order, (a) Charge-Off Amounts incurred during the preceding calendar month and (b) Charge-Off Amounts incurred during previous periods that were not subsequently funded by Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit;

6.	to the Insurers, any remaining related Reimbursement Amount then due to them;

7.	to each class of Noteholders, the Accelerated Principal Payment, if any;

8.
to the Servicer, to pay certain amounts that may be required to be paid to the Servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the Transfer and Servicing Agreement;

9.
to each class of Notes, pro rata (based on the Net WAC Carryover Amount for such class), of Notes, to pay current and any previously unreimbursed related Net WAC Carryover Amount and interest thereon at the applicable Note Rate;

10.
pari passu, (a) to the Indenture Trustee, any unreimbursed expenses due and owing to the Indenture Trustee and not otherwise previously paid on such Payment Date, (b) to the Owner Trustee, any unpaid fees and unreimbursed expenses due and owing to the Owner Trustee and (c) to the Trust Administrator, unreimbursed expenses due and owing to the Trust Administrator and not otherwise previously paid on such Payment Date; and

11.
first, to pay remaining Additional Balance Advance Amounts, together with interest at the Class L Note Rate, to the holders of the Class L Certificates, second to pay the Overcollateralization Amount to the holders of the Class B Certificates and third, to pay to the holders of the Residual Certificates, any amounts remaining.

The holder of the Class L Certificate will fund all Additional Balance Advance Amounts by making an advance to the Trust Fund into a reserve fund established for that purpose. Such amounts will be reimbursed during the Managed Amortization Period to or to the order of the holder of the Class L Certificate in accordance with clauses 2, 3 and 11 above.

Certain Defined Terms. The definitions of certain capitalized terms used in connection with the description of the priority of payments are as follows:

“Additional Balance Advance Amount” means, for any Payment Date during the Managed Amortization Period, (a) the aggregate excess, if any, for all prior Payment Dates during the Managed Amortization Period of (i) the aggregate principal amount of all Additional Balances created during the Collection Period relating to each such Payment Date over (ii) Principal Collections with respect to each such Payment Date minus (b) amounts paid on previous Payment Dates in respect of any Additional Balance Advance Amount. As to any Payment Date during the Rapid Amortization Period, zero.

“Anniversary Year” means, the one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

The “Charge-Off Amount” (a) for any Charged-Off Loan, as defined in clause (a)(i) of the definition thereof, is the amount of the Principal Balance of such Loan that has been written down, and for any Charged-Off Loan, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such Loan and (b) any Loan that is a Charged-Off Loan, as defined in clause (b) of the definition thereof, the related Principal Balance immediately prior to liquidation minus the proceeds received in connection with the liquidation that are allocable to principal.

A “Charged-Off Loan” is (a)(i) a Loan with a Principal Balance that has been written down on the Servicer’s servicing system in accordance with its policies and procedures and (ii) any Loan that is more than 180 days past due or (b) a Loan that becomes a Liquidated Loan.

The “Collection Account” A collection account maintained by the Servicer established in the name of the Indenture Trustee and for the benefit of Noteholders.

“Interest Collections”, with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by mortgagors) collected during the related Collection Period, less the Servicing Fee for the related Collection Period, (b) Recovered Amounts and (c) the interest portion of (i) the purchase price paid for a Loan repurchased by the Seller or the Originator during the related Collection Period, (ii) the interest portion of any Substitution Amounts in respect of a qualifying substitute mortgage loan which is substituted by the Seller or the Originator during the related Collection Period for a removed Loan, and (iii) the interest portion of the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such Loan that constitutes principal or interest.

“Indenture Trustee Expense Amount” means, any costs, expenses or liabilities reimbursable to the Indenture Trustee to the extent provided in the Indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $150,000 during any Anniversary Year (excluding, for this purpose, costs and expenses of the Indenture Trustee incurred in connection with any transfer of servicing following a default by the Servicer). In the event that the Indenture Trustee incurs reimbursable amounts in excess of $150,000 it may seek reimbursement for such amounts in subsequent Anniversary Years, but (subject to the immediately preceding sentence) in no event shall more than $150,000 be reimbursed to the Indenture Trustee per Anniversary Year.

“Liquidated Loan” means any defaulted Loan as to which the Servicer has determined that all amounts that it expects to recover with respect to such Loan have been recovered.

“Net WAC Carryover Amount” means, with respect to the Class Ax Notes and the Class Ac Notes, to the extent the Maximum Rate is less than 1 month LIBOR plus the related margin on any Payment Date, the deficiency will be deferred and will accrue interest on each subsequent Payment Date at the applicable Note Rate. Such Net WAC Carryover Amount will be reimbursed through payments on the following Payment Dates, to the extent of Available Funds, as described under “Description of Notes — Priority of Payments” above

The “Note Principal Amount” with respect to any class of Notes, is equal to the applicable principal amount of that class of Notes as set forth in the table on page S-1, as applicable, less the amount of all principal distributions previously distributed with respect to that class of Notes.

An “Overcollateralization Deficit” with respect to the Offered Notes and any Payment Date is equal to the amount, if any, by which the Note Principal Amount of the Offered Notes, after taking into account the payment to the Holders of the Offered Notes of all principal from all sources other than the related Policy, exceeds the Pool Balance at the end of the related Collection Period plus any Principal Collections due in the immediately preceding Collection Period but received in the subsequent Collection Period before the related Servicer Remittance Date.

With respect to any date, the “Pool Balance” will be equal to the aggregate of the Principal Balances of all Loans as of such date.

The “Principal Balance” of a Loan on any date of determination is equal to the Cut-Off Date principal balance of the Loan, plus (i) any Additional Balances transferred to the Trust Fund in respect of the Loan, minus (ii) all collections credited against the principal balance of the Loan in accordance with the related Credit Line Agreement or mortgage note, as applicable, prior to that day, and minus (iii) all prior related Charge-Off Amounts. For the purposes of this definition, a Liquidated Loan will have a Principal Balance equal to the unpaid Principal Balance of the Loan prior to the final recovery of liquidation proceeds and a Principal Balance of zero thereafter.

“Principal Collections”, with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any Loans that are repurchased out of the Trust Fund and the principal portion of any substitution amount.

“Recovered Amount” with respect to any Payment Date and Loan that was determined to be a Charged-Off Loan in any month prior to the month preceding such Payment Date, an amount received in respect of such Charged-Off Loan during the calendar month prior to that Payment Date.

The “Reimbursement Amount” is, (a) with respect to the Insurer for the Class Ax Notes, the Class Ax Reimbursement Amount and (b) with respect to the Insurer for the Class Ac Notes and as to any Payment Date, the sum of (x) all Insured Payments paid by the related Insurer, but for which such Insurer has not been reimbursed prior to such Payment Date, plus interest accrued thereon, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y) without duplication any amounts then due and owing to such Insurer under the related Insurance Agreement, plus interest on such amounts at the Late Payment Rate.

The “Late Payment Rate” is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the related Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Servicer Remittance Date” is the day in each calendar month on which the Servicer is required to remit payments to the Payment Account under the Transfer and Servicing Agreement.

The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the “Paying Agent”). The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

Credit Enhancement

Credit enhancement for the Offered Notes consists of, in addition to the excess cashflow, overcollateralization and the Policies, with respect to the related Notes, in each case, as described herein.

Excess Cashflow. The Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the Servicer, the Indenture Trustee and the Owner Trustee and the premium amount payable to the Insurers. Such excess cashflow from the Loans each month will be available to achieve or maintain certain required levels of overcollateralization.

Overcollateralization. Beginning on the Payment Date in September 2006, all or a portion of Excess Cashflow will be applied as Accelerated Principal Payments on the Offered Notes on each Payment Date to the extent necessary to reach and then maintain the Overcollateralization Amount at the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount is not an obligation of the Seller, the Depositor, the Servicer, the Indenture Trustee, the Insurers, the Owner Trustee or any other person.

The Specified Overcollateralization Amount for the Notes will decrease or “step down” over time beginning on the Stepdown Date. Alternatively, if delinquencies and losses exceed certain levels, the Specified Overcollateralization Amount may increase.

The dollar amount of any decrease in the Specified Overcollateralization Amount is an Overcollateralization Reduction Amount which may result in a release of cash to the holders of the Notes in an amount up to such Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Insurers).

Insurance Policies. XL Capital Assurance Inc. will issue a Policy for the benefit of the holders of the Class Ax Notes and CIFG Assurance North America, Inc. will issue a Policy for the benefit of the holders of the Class Ac Notes, each as described under “The Insurers and the Policies” in this prospectus supplement. In the absence of payments under the related Policy, Holders of the related class of Offered Notes will directly bear the credit risks associated with their Notes. On the second Business Day following each Determination Date, the Indenture Trustee shall determine from information in the mortgage loan electronic data file provided by the Servicer on such Determination Date, with respect to the immediately following Payment Date, whether a draw is required to be made under the related Policy. With respect to each Payment Date, the “Determination Date” is the 10th day of the month, or if such day is not a Business Day, the immediately preceding Business Day or such earlier day as shall be agreed to by the Insurers and the Indenture Trustee.

Final Scheduled Payment Date

The “Final Scheduled Payment Date” for the Offered Notes has been determined to be the Payment Date in March 2037. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing Loan. The actual final Payment Date may be earlier, and could be substantially earlier, than the Final Scheduled Payment Date.

Optional Redemption

On any Payment Date on which the Notes, prior to giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the “Optional Redemption Date”), the Servicer, or its assignee, will have the option to purchase the Loans and all other property remaining in the Trust Fund, subject to certain conditions including (i) the consent of the Insurers (if the redemption would result in a draw on the related Policy) is obtained and (ii) no Reimbursement Amounts would remain due to the Insurers under the related Insurance Agreements. The purchase price will equal the greater of (a) the sum of (i) the aggregate outstanding Principal Balance of the Loans plus accrued interest thereon at the applicable Loan Rate, (ii) any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the fair market value of all other property being purchased and (iv) any unreimbursed servicing advances and certain amounts owed to the Servicer, Indenture Trustee, Insurers (including applicable premiums and Reimbursement Amounts), and Owner Trustee for the related Payment Date, and (b) the sum of (i) the Note Principal Amount of the Notes and interest due thereon on such Payment Date, (ii) any unreimbursed servicing advances, and certain amounts owed to the Servicer, the Indenture Trustee, the Insurers (including applicable premiums and Reimbursement Amounts), and the Owner Trustee, for the related Payment Date (the “Optional Redemption Purchase Price”). The Servicer will be reimbursed from the Optional Redemption Purchase Price for any servicing advances and unpaid Servicing Fees and the Indenture Trustee and Owner Trustee will be reimbursed for any unpaid expenses. If such option is exercised, the Trust Fund will be terminated (such event, an “Optional Redemption”) and the Noteholders will receive a final payment on the Notes on such Payment Date.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Indenture Trustee and the Insurers will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:

Servicer	monthly
For each Loan, a monthly fee paid to the Servicer out of interest collections received from the related Loan calculated as the product of (a) the outstanding principal balance of each Loan and (b) 0.375% per annum.

Withdrawn from Payment Account in respect of each Loan before payment of any amounts to the Noteholders.
Indenture Trustee and Trust Administrator	monthly	One day of interest on amounts in the Payment Account held by the Indenture Trustee.	Withdrawn from the Payment Account before payment of any amounts to the Noteholders.
Owner Trustee	monthly	$3,000 upfront fee and a per annum fee of $4,000 payable monthly in the amount of $333.33.	Withdrawn from the Payment Account before payment of any amounts to the Noteholders.
Insurer for Class Ax Notes	monthly	Principal Balance of the Class Ax Notes multiplied by 0.10% per annum.	Paid out of Available Funds, before payments of any amounts to the Noteholders.
Insurer for Class Ac Notes	monthly	Principal Balance of the Class Ac Notes multiplied by 0.09% per annum.	Paid out of Available Funds, before payments of any amounts to the Noteholders.

Unless a servicing transfer occurs in which case the Servicing Fee may be increased to 0.50% per annum, the Servicing Fee set forth in the table above may not be increased without amendment of the Transfer and Servicing Agreement, as described under “The Sale and Assignment Agreement and Transfer and Servicing Agreement—Amendment” below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under “The Trust Agreement, Indenture and Administration Agreement—Amendment” below.

Expenses of the Servicer will be reimbursed after payments of interest and principal are made on the Notes. Expenses of the Indenture Trustee will be reimbursed up to a specified amount annually before payments are made on the Notes; any additional unpaid expenses will be paid to the Indenture Trustee after payments of interest and principal on the Notes have been made.

Description of the Loan Pool

The assets of the Trust Fund shall be comprised of a pool of adjustable rate home equity lines of credit secured by first and second lien mortgages or deeds of trust on residential properties, as well as fixed rate, closed end, second lien mortgage loans (the “Loan Pool”), as hereinafter described. The information set forth in the following paragraphs is based on servicing records and representations about the Loans that were made by each Originator at the time it sold the Loans to the Seller. None of the Underwriter, the Seller, the Owner Trustee, the Depositor, the Insurers, or the Indenture Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Loans as of the Cut-Off Date. Whenever reference is made herein to the characteristics of the Loans or to a percentage of the Loans, unless otherwise specified, that reference is based on the Principal Balances of the Loans as of the Cut-Off Date (the “Cut-Off Date Principal Balance”).

The Loans in the Trust Fund were originated under loan agreements and disclosure statements (the “Credit Line Agreements”) and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums (the “Mortgaged Properties”). Approximately 81.98% of the Mortgaged Properties were owner-occupied at the time of origination. The Loans were underwritten in accordance with the Underwriting Guidelines, as in effect at the time of origination. Current underwriting standards are described under “Underwriting Guidelines” in the prospectus supplement.

Prior to the Closing Date, some of the Loans may be removed from the pool and other Loans may be substituted for those Loans removed. The Seller believes that the information in this prospectus supplement relating to the Loans to be included in the Loan Pool as presently constituted is representative of the characteristics of the Loans to be included in the Loan Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-Off Date Principal Balances of the Loans.

The Loan Pool consists of 29,915 Loans with an aggregate Cut-Off Date Principal Balance of approximately $1,831,838,948. As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $0 and $550,000, respectively, the average Principal Balance was approximately $61,234.80, the minimum Loan Rate and the maximum Loan Rate of the entire Loan Pool was approximately 4.750% and 16.250% per annum, respectively, and the weighted average Loan Rate was approximately 9.552% per annum. The weighted average combined original loan-to-value ratio of the Loans was approximately 87.82% as of the Cut-Off Date. The combined original loan-to-value ratio is weighted based on the credit limit for HELOCs and original balance for Closed End 2nds.

As of the Cut-Off Date, no Loan had a combined loan-to-value ratio greater than approximately 100%. As of the Cut-Off Date, no more than approximately 0.19% of the Loans were delinquent by more than 30 days.

None of the Loans were subject to the Home Ownership and Equity Protection Act of 1994 and, as of the date of origination, none of the Loans were subject to any comparable state law, including the Georgia Fair Lending Act.

HELOC Terms

All of the HELOCs consist of loans originated under two different loan term options: a 15-year HELOC or a 25-year HELOC. The credit limit utilization rate of the HELOCs was approximately 86.46%, the minimum credit limit utilization rate was approximately 0.00%, and the maximum credit limit utilization rate was approximately 100.96%. The credit limit utilization rate is determined by dividing the Cut-Off Date Principal Balance by the credit limit of the related Credit Line Agreement.

Substantially all of the HELOCs were originated by GreenPoint or acquired by GreenPoint in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by GreenPoint in accordance with its underwriting standards as described under “Underwriting Guidelines” below. The Seller acquired most of the HELOCs from GMAC Mortgage Corporation (“GMACM”). All of the HELOCs have either a 5-year, 10-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line and substantially all of the HELOCs have a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. Generally, the HELOC borrowers are subject to a termination fee for loans terminated within one year of origination of $750 or $500 and a termination fee of $500 for loans terminated in the second or third year. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurers (including, without limitation, any adverse affect to the tax status of any REMIC created by the Trust Agreement) and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Transfer and Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

The HELOCs bear interest at a variable rate which changes monthly with changes in the applicable “Index Rate” which is a variable per annum rate based on the prime rate or base rate published in the Money Rates table of the Wall Street Journal. The HELOCs are subject to a maximum rate equal to approximately 12.000%, 16.000%, 17.000% or 18.000% per annum and are subject to applicable usury limitations. As of the Cut-Off Date approximately 4.65% of the HELOCs accrue interest at a weighted average introductory rate of approximately 5.356%. The weighted average remaining period that this introductory rate will remain in effect is approximately 0.6 months. The “Loan Rate” on the HELOCs following the introductory period, if applicable, is a per annum rate equal to the sum of the Index Rate plus a margin ranging from approximately 0.000% to 8.000% (the “Margin”). As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period for the HELOCs were approximately 27 months and 180 months, respectively, and the weighted average remaining draw period for the HELOCs was approximately 70.7 months.

Closed End 2nd Terms

Substantially all of the Closed End 2nds were originated by GreenPoint or acquired by GreenPoint in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by GreenPoint in accordance with its underwriting standards as described under “Underwriting Guidelines” below. The Seller acquired most of the Closed End 2nds from GreenPoint.

The Closed End 2nds will be evidence by promissory notes and secured by a mortgage. The mortgages create second liens on the mortgaged property.

All of the Closed End 2nds bear interest at a fixed rate. Approximately 4.61% and 69.45% of the Closed End 2nds have 5-year and 10-year interest only periods, respectively, and repayment terms of 10-years, 15-years or 20 years. The remaining Closed End 2nds require payment of principal and interest throughout their term.

Additional Information

Additional expected stated characteristics of the Loans as of the Cut-Off Date are set forth in Annex B to this prospectus supplement. The description in this prospectus supplement of the Loans included in the Loan Pool and the Mortgaged Properties is based upon the Loan Pool as constituted at the close of business on the Cut-Off Date. In the event that Loans are removed from or added to the Loan Pool, such removal or addition, to the extent material, will be noted in a Current Report on Form 8-K.

Pursuant to the Indenture, the Indenture Trustee will prepare a monthly statement to Noteholders and the Insurers containing certain information regarding the Notes and the Loan Pool. The Indenture Trustee may make available each month, to any interested party, the monthly statement to Noteholders via the Indenture Trustee’s website at trust.investorreporting.usbank.com and assistance in using the website can be obtained by calling the Indenture Trustee at (617) 603-6409. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Indenture Trustee at (617) 603-6409. The Indenture Trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Indenture Trustee will provide timely and adequate notification to such parties regarding any such changes.

Static Pool Information

Certain static pool information may be found at:

http://www.lehman.com/reg_ab/deal.html?deal=GPHE06-HE1

Access to this internet address is unrestricted and free of charge. Information provided through this internet address that relates to the performance during periods prior to January 1, 2006, of securitized assets included in the portfolio of assets originated or acquired by a party is not deemed to be part of this prospectus supplement, the prospectus or the registration statement for the Offered Notes. The static pool information includes (i) the Sponsor’s prior securitized pools of home equity lines of credit, which include substantially all GreenPoint home equity lines of credit and (ii) vintage pool data for home equity lines of credit originated by GreenPoint.

Various factors may affect the prepayment, delinquency and loss performance of the Loans over time. The various loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those loan pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment premiums. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Closed End 2nds in the Trust Fund.

Affiliations and Relationships

The Depositor, the Sponsor, the Underwriter, and the Bank are all affiliates of each other and have the following ownership structure:

The Depositor, Structured Asset Securities Corporation, is a wholly-owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly-owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

The Underwriter, Lehman Brothers Inc., is a wholly-owned, direct subsidiary of the Sponsor.

The Bank, Lehman Brothers Bank, FSB, is a wholly owned subsidiary of Lehman Brothers Bancorp Inc., which is a wholly-owned, direct subsidiary of the Sponsor.

The Sponsor

Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See “The Sponsor” in the prospectus for more information regarding Lehman Brothers Holdings Inc.

The Depositor

The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Notes (Registration No. 333-129480).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

Origination of the Loans and Underwriting Guidelines

General

Approximately 99.56% of the Loans were originated by GreenPoint under the GreenPoint’s Underwriting Guidelines. The remainder of the Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among Originators in various areas. The following is a general summary of GreenPoint’s Underwriting Guidelines and General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by the Originators, as applicable. The following does not purport to be a complete description of the underwriting standards of the Originators.

GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company (“North Fork”). North Fork’s other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol “NFB”. GreenPoint was formerly an indirect wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004. On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they signed a definitive agreement in which Capital One will acquire North Fork. Shareholders of both companies approved the transaction. Capital One and North Fork expect the transaction to close in the fourth quarter of 2006 pending the receipt of regulatory approvals and the expiration of regulatory waiting periods.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

Loan Type	2003	2004	2005	2006 Q1

Alt A and Specialty
Number of Loans	56,702	65,284	67,707	13,752
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	4,034,288,749
Percent Adjustable	19%	67%	84%	78%
Percent of Total Dollar Volume	30%	37%	45%	52%

Agency
Number of Loans	28,460	10,975	12,408	2,108
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$480,214,325
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	6%

Jumbo
Number of Loans	53,106	53,522	41,614	5,860
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	2,254,652,746
Percent Adjustable	69%	84%	74%	77%
Percent of Total Dollar Volume	50%	44%	35%	29%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	14,847
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	1,002,614,650
Percent Adjustable	96%	97%	95%	91%
Percent of Total Dollar Volume	7%	14%	13%	13%

Number of Loans	182,614	213,683	203,987	36,567
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	7,771,770,470
Average Loan Amount	$212,838	$186,302	$207,100	212,535
Non-Purchase Transactions	66%	52%	52%	58%
Adjustable Rate Loans*	47%	75%	76%	75%
*% of total loan production based on dollar volume
% may not add to 100% due to rounding

GreenPoint’s Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

General Underwriting Guidelines

The General Underwriting Guidelines used by Originators other GreenPoint are generally intended to evaluate the credit risk of loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the Mortgaged Property as collateral. On a case by case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the Loans may represent such underwriting exceptions.

Under the General Underwriting Guidelines, the Originators review and verify the loan applicant’s sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant’s ability to repay the loan, and review the Mortgaged Property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the Originator’s staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the Mortgaged Property, may include a review of the original appraisal or a drive-by review appraisal of the Mortgaged Property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money loans may differ from those applicable to refinancings.

The Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator’s retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, income (except with respect to certain “No Documentation” loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

Mortgaged Properties that secure loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money closed end 2nds, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money closed end 2nds, an independent appraisal may or may not be reviewed by the Originator.

The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See “Risk Factors—Risks Related to Higher Expected Delinquencies of the Loans” herein.

Substantially all of the Loans were originated consistent with and generally conform to “Full Documentation,” “Limited Documentation,” or “Stated Income Documentation” residential loan programs. Under each of such programs, the related Originator generally reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor’s credit history, and repayment ability, as well as the type and use of the property. With respect to loans secured by Mortgaged Properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

Certain of the Loans were originated under “No Documentation” programs pursuant to which no information was obtained regarding the borrower’s income or employment and there was no verification of the borrower’s assets.

Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant’s employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

A substantial portion of the Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Loans is expected to be greater than if such Loans had been classified in relatively higher categories.

The Trust Fund

General

Greenpoint Mortgage Funding Trust 2006-HE1 (the “Trust Fund” or the “Issuing Entity”) is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to the sale and assignment of the Loans and other related assets to the Trust Fund, the Trust Fund will have no assets, obligations or any operating history. The Trust Fund will not engage in any business other than (i) acquiring, holding and managing the Loans, the other assets of the Trust Fund and any proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

The Trust Fund will not acquire any assets other than the property of the Trust Fund described below under the heading “The Trust Property” (the “Trust Property”), and it is not anticipated that the Trust Fund will have any need for additional capital resources. Because the Trust Fund will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust Fund have been included herein.

Certain Activities

The Trust Fund will not, except as expressly provided in the Trust Agreement, the Transfer and Servicing Agreement and the Indenture: (i) sell or dispose of the property of the Trust Fund; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) make any expenditure for capital assets; or (v) pay any dividend.

The Owner Trustee

Wilmington Trust Company, as owner trustee (the “Owner Trustee”) under the Trust Agreement, is a Delaware banking corporation with trust powers incorporated in 1903, and its principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17  C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of any other information contained herein.

The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee’s duties in connection with the issuance and sale of the Notes and the Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

The Indenture Trustee

U.S. Bank National Association, a national banking association (“U.S. Bank”), will be the Indenture Trustee under the Indenture. The Indenture Trustee’s “Corporate Trust Office” is located at One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Greenpoint Mortgage Funding Trust 2006-HE1, or at such other addresses as the Indenture Trustee may designate from time to time. The Indenture Trustee will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Noteholders.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at One Federal Street, Third Floor, Boston, Massachusetts 02110.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2006, U.S. Bank was acting as trustee with respect to 57,261 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

In July 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc. The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007. Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee on 202 issuances of sub-prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $48,013,400,000.

The trustee’s procedures for performing its duties as required by the Indenture are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the Noteholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence. Prior to the first distribution to the Noteholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the report to Noteholders prior to the first payment date to ensure that all information required by the Documents is present and correct. The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the report to Noteholders includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the Servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System. To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the Servicer, U.S. Bank will do so based on information received from the Servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the Servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the Indenture Trustee has not made material changes  to  the  policies  and procedures of its securities administration services  for  mortgage-backed securities.  However, the Indenture Trustee acquired  the  securities  administration business of State Street Bank and Trust  Company  in  2002,  and  prior  to January 1, 2006, the officers and employees in the office of the Indenture Trustee acquired from State Street  used  slightly  different  procedures than those set forth above to review  the data for each distribution report.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed  distribution report prior  to its distribution.  As of January  1,  2006, all offices of the Indenture Trustee will use the procedures set forth above.

The Custodian

U.S. Bank National Association, a national banking association, is Custodian under the Custodial Agreement dated as of August 1, 2006 among U.S. Bank, the Indenture Trustee and the Servicer (the “Custodial Agreement”). The office of U.S. Bank, as Custodian, is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116. U.S. Banks duties as custodian are limited solely to its express obligations under the U.S. Bank Custodial Agreement. U.S. Bank will be the custodian for 100% of the Loan Pool. U.S. Bank, in its capacity as custodian, shall be referred to herein as the “Custodian”.

U.S. Bank will serve as Custodian of the Mortgage Loans. The Servicer will not have custodial responsibility for the Mortgage Loans. The Custodian will hold the mortgage files in one of its custodial vaults located at the Custodian's premises in Minnesota. The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Custodial Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held on behalf of the Indenture Trustee. As of June 30, 2006 U.S. Bank held approximately 4,514,904 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years.

The Trust Property

As of the Closing Date, the Trust Property will include:

●	a pool of certain adjustable-rate revolving home equity lines of credit (the “HELOCs”);

●	a pool of certain conventional, fixed rate, closed end, second lien residential mortgage loans (the “Closed End 2nds” and together with the HELOCs, the “Loans”);

●
additional balances thereto as a result of new advances made pursuant to the applicable Credit Line Agreements (the “Additional Balances”); provided however, that no Additional Balances will be transferred to the Trust Fund after the occurrence of a Rapid Amortization Event due to (a) the Seller’s filing of a bankruptcy petition or (b) the Servicer’s filing of a bankruptcy petition;

●
the collections in respect of such Loans conveyed to the Trust Fund and received after the end of business on August 1, 2006 (the “Cut-Off Date”) (except Interest Collections due on or before the Cut-Off Date);

●	property that secured any Loan that has been acquired by foreclosure or deed in lieu of foreclosure;

●	benefits under hazard insurance policies covering the Mortgaged Properties (as defined below);

●	certain rights of the Indenture Trustee in the Policies; and

●	certain other property.

The Loans are secured by first and second lien mortgages or deeds of trust on the Mortgaged Properties.

The information set forth in the following section, “The Insurers and the Policies”, has been provided by XL Capital Assurance Inc. and CIFG Assurance North America, Inc. for inclusion in this prospectus supplement.

The Insurers and the Policies

XL Capital Assurance Inc.

The following information has been supplied by XLCA for inclusion in this prospectus supplement. No representation is made by the Trust Fund or the Underwriter as to the accuracy or completeness of the information.

XLCA accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding XLCA and its affiliates set forth under this heading. In addition, XLCA makes no representation regarding the Class Ax Notes or the advisability of investing in the Class Ax Notes.

General

XL Capital Assurance Inc. (“XLCA”) is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. XLCA is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.

XLCA is an indirect wholly owned subsidiary of Security Capital Assurance Ltd (“SCA”), a company organized under the laws of Bermuda. Through its subsidiaries, SCA provides credit enhancement and protection products to the public finance and structured finance markets throughout the United States and internationally. XL Capital Ltd beneficially owns approximately 63% of SCA’s outstanding shares. The common shares of SCA are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: SCA). SCA is not obligated to pay the debts of or claims against XLCA.

Financial Strength and Financial Enhancement Ratings of XLCA

XLCA's insurance financial strength is rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s and Fitch, Inc. (“Fitch”). In addition, XLCA has obtained a financial enhancement rating of “AAA” from Standard & Poor’s. These ratings reflect Moody’s, Standard & Poor’s and Fitch's current assessment of XLCA's creditworthiness and claims-paying ability as well as the reinsurance arrangement with XLFA described under "Reinsurance" below.

The above ratings are not recommendations to buy, sell or hold securities, including the Class Ax Notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the Class Ax Notes. XLCA does not guaranty the market price of the Class Ax Notes nor does it guaranty that the ratings on the Class Ax Notes will not be revised or withdrawn.

Reinsurance

XLCA has entered into a facultative quota share reinsurance agreement with XLFA, an insurance company organized under the laws of Bermuda, and an affiliate of XLCA. Pursuant to this reinsurance agreement, XLCA expects to cede up to 75% of its business to XLFA. XLCA may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by XLCA as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit XLCA's obligations under any financial guaranty insurance policy. With respect to any transaction insured by XLCA, the percentage of risk ceded to XLFA may be less than 75% depending on certain factors including, without limitation, whether XLCA has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by XLCA, including the Policy.

Based on the audited financials of XLFA, as of December 31, 2005, XLFA had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $1,394,081,000, $704,007,000, $39,000,000 and $651,074,000, respectively, determined in accordance with generally accepted accounting principles in the United States (“US GAAP”). XLFA’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by S&P and Fitch Inc. In addition, XLFA has obtained a financial enhancement rating of “AAA” from S&P.

The ratings of XLFA or any other member of the SCA group of companies are not recommendations to buy, sell or hold securities, including the Class Ax Notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.

Notwithstanding the capital support provided to XLCA described in this section, the holders of the Class Ax Notes will have direct recourse against XLCA only, and XLFA will not be directly liable to the holders of the Class Ax Notes.

Capitalization of XLCA

Based on the audited financials of XLCA, as of December 31, 2005, XLCA had total assets, liabilities, and shareholder’s equity of $953,706,000, $726,758,000, and $226,948,000, respectively, determined in accordance with U.S. GAAP.

Based on the audited statutory financial statements for XLCA as of December 31, 2005 filed with the State of New York Insurance Department, XLCA has total admitted assets of $328,231,000, total liabilities of $139,392,000, total capital and surplus of $188,839,000 and total contingency reserves of $13,031,000 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”).

Incorporation by Reference of Financials

For further information concerning XLCA and XLFA, see the financial statements of XLCA and XLFA, and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of XLCA and XLFA are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the "Commission") by SCA, with respect to all periods ending after August 4, 2006, and by XL Capital Ltd, with respect to all periods ending prior to August 4, 2006, and may be reviewed at the EDGAR website maintained by the Commission. All financial statements of XLCA and XLFA included in, or as exhibits to, documents filed by SCA or XL Capital Ltd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the Class Ax Notes, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of XLCA and XLFA, no other information contained in the reports filed with the Commission by SCA or XL Capital Ltd is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by XLCA are available upon request to the State of New York Insurance Department.

Regulation of XLCA

XLCA is regulated by the Superintendent of Insurance of the State of New York. In addition, XLCA is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of New York, XLCA is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. XLCA is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY XLCA, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The principal executive offices of XLCA are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

Policy of XL Capital Assurance Inc.

XLCA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information, including any information incorporated by reference therein, regarding the XLCA and the Policy of XLCA set forth under the headings “The Insurers and the Policies—XL Capital Assurance Inc.” and “- Policy of XL Capital Assurance Inc.” in this prospectus supplement. Additionally, the XLCA makes no representation regarding the Class Ax Notes or the advisability of investing in the Class Ax Notes.

XLCA will issue a financial guaranty insurance policy (referred to as the “Class Ax Policy” in this prospectus supplement) for the benefit of the holders of the Class Ax Notes. The following summary of the provisions of the Class Ax Policy does not purport to be complete and is qualified in its entirety by reference to the Class Ax Policy.

XLCA, in consideration of the payment of a premium and subject to the terms of the Class Ax Policy, unconditionally guarantees the payment of Insured Amounts and Avoided Payments (to the extent described below) to the Indenture Trustee on behalf of the holders of the Class Ax Notes. XLCA will pay Insured Amounts which are due for payment to the Indenture Trustee on the later of (1) the Payment Date on which the Insured Amount is payable to the holders of the Class Ax Notes under the Indenture, and (2) the business day following the business day on which XLCA shall have received notice by facsimile, simultaneously confirmed by telephone and subsequently confirmed in writing, or written notice delivered to XLCA at its office specified in the Class Ax Policy, from the Indenture Trustee, specifying that an Insured Amount is due in accordance with the terms of the Class Ax Policy a “Notice”); provided that, if such Notice is received after 10:00 AM, New York City time, on such business day, it shall be deemed to be received on the following business day.

Pursuant to the Class Ax Policy, XLCA will pay any Avoided Payment on the business day next following receipt on a business day by XLCA of (i) a certified copy of a final order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the Indenture Trustee or holder of a Class Ax Note, as applicable, is required to return such Avoided Payment paid during the Term of the Policy because such Avoided Payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the “Final Order”), (ii) an assignment (in the form provided in the Class Ax Policy) properly completed and executed by the holder of a Class Ax Note, irrevocably assigning to XLCA all rights and claims of such holder relating to or arising under such Avoided Payment and (iii) a notice (in the form provided in the Class Ax Policy) appropriately completed and executed by the Indenture Trustee; provided that, if such documents are received after 10:00 AM, New York City time on such business day, they will be deemed to be received the following business day. All payments made by XLCA in respect of Avoided Payments shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, and not to the Indenture Trustee or the holders of the Class Ax Notes directly, unless the holder has previously paid such Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case XLCA will pay the Indenture Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), and (iii) above to XLCA and (b) evidence satisfactory to XLCA that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

XLCA shall not be obligated to make any payment in respect of any Insured Amount or Avoided Payment representing a payment of principal on the Class Ax Notes prior to the time XLCA would have been required to make a payment in respect of such principal pursuant to the Class Ax Policy.

XLCA’s obligation under the Class Ax Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the holders of the Class Ax Notes whether or not those funds are properly paid by the Indenture Trustee. Payments of Insured Amounts and policy payments in respect of Avoided Payments will be made only at the times for such payments set forth in the Class Ax Policy, and no payments which become due on an accelerated basis for any reason, including an optional termination, will be made regardless of any acceleration of the Class Ax Notes, unless XLCA elects, in its sole discretion, to pay such amounts in whole or in part (in which case the Insured Amounts will include such accelerated payments as, when, and to the extent so elected by XLCA).

For purposes of the Class Ax Policy, a holder does not and may not include any of the Trust Fund , the Indenture Trustee, the Sponsor, the Depositor, the Servicer or any of their respective affiliates.

No person other than the Indenture Trustee will be entitled to present the Notice.

XLCA will be subrogated to the rights of each holder of the Class Ax Notes to the extent of any payment by XLCA under the Class Ax Policy.

XLCA agrees that if it shall be subrogated to the rights of the holders of the Class Ax Notes, the rights of subrogation shall be subordinate and junior in right of payment to the prior indefeasible payment in full of any amounts due the holders on account of payments due under the Class Ax Notes. In so doing, XLCA does not waive its rights to seek full payment of all Class Ax Reimbursement Amounts owed to it under the Insurance Agreement and the Indenture.

The Class Ax Policy will not cover Deferred Interest, Net WAC Cap Rate Carryover Amounts, Relief Act Shortfalls, default interest or interest shortfalls to the partial or full prepayment of the Loans, in each case, allocated to the Class Ax Notes, nor does the Class Ax Policy guarantee to the holders of the Class Ax Notes any particular rate of principal payment. In addition, the Class Ax Policy does not cover shortfalls, if any, attributable to the liability of the Issuing Entity, any noteholder, any REMIC or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor any risk other than Nonpayment of Scheduled Payments, including the failure of the Indenture Trustee to make any payment required under the Indenture to the holders of the Class Ax Notes.

The following terms have the following meanings under the Class Ax Policy:

“Avoided Payment” means with respect to the Class Ax Notes, any payment of principal or interest previously paid to a holder of a Class Ax Note by or on behalf of the Issuing Entity that is voided as a result of any Insolvency Proceeding and which is returned by a holder of Class Ax Notes as required by a final, nonappealable order of a court of competent jurisdiction.

“Class Ax Overcollateralization Deficit” means with respect to any Payment Date and the Class Ax Notes, the product of the Class Ax Allocation Percentage and the Overcollateralization Deficit.

“Class Ax Allocation Percentage” means with respect to any Payment Date, a fraction, the numerator of which is the outstanding Note Principal Amount of the Class Ax Notes after taking into account any payments of principal on the related Payment Date from all sources other than the Class Ax Policy or the Class Ac Policy, as applicable and the denominator of which is the aggregate outstanding Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date from all sources other than the Class Ax Policy or the Class Ac Policy.

“Class Ax Reimbursement Amount” means, as to any Payment Date, the sum of (x)(i) all Insured Payments and Avoided Payments paid by XLCA, but for which XLCA has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Payments and Avoided Payments not previously repaid calculated at the Late Payment Rate, from the date the Indenture Trustee received the related Insured Payments or Avoided Payments, and (y) without duplication (i) any amounts then due and owing to XLCA under the related insurance agreement, but for which XLCA has not been paid or reimbursed prior to such Payment Date, plus (ii) interest on such amounts at the Late Payment Rate.

“Deficiency Amount” means with respect to the Class Ax Notes, for any Payment Date, the sum of (a) the excess, if any, of (i) the amount by which the Interest Payment Amount (excluding any Net WAC Carryover Amounts, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the Loans) for the related Interest Accrual Period on the Class Ax Notes over (ii) the portion of the Available Funds allocable to the payment of the Interest Payment Amount with respect to Class Ax Notes pursuant to the Transfer and Servicing Agreement from sources other than the Class Ax Policy, plus (b) (i) for any Payment Date other than the Final Scheduled Payment Date, the Class Ax Overcollateralization Deficit for such Payment Date, if any, or (ii) on the Final Scheduled Payment Date, the Note Principal Amount of the Class Ax Notes on such Payment Date after giving effect to payments made in reduction of such Note Principal Amount on such Payment Date pursuant to the Transfer and Servicing Agreement from sources other than the Class Ax Policy.

“Final Scheduled Payment Date” means the Payment Date occurring in March 2037.

“Insolvency Proceeding” means the commencement after the Closing Date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the date hereof, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

“Insured Amounts” means, with respect to any Payment Date and the Class Ax Notes, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Payment Date, which shall be equal to the related Deficiency Amount.

“Insured Payments” means, with respect to any Payment Date, the aggregate amount actually paid by XLCA to the Indenture Trustee in respect of Insured Amounts for such Payment Date.

“Nonpayment” means, with respect to any Payment Date, the failure of the Indenture Trustee to receive in full, in accordance with the terms of the Indenture, funds legally available to pay all or a portion of the Scheduled Payment on the Class Ax Notes that is due for payment with respect to such Payment Date.

“Relief Act Shortfalls” means current interest shortfalls resulting from t he application of the Servicemembers Civil Relief Act, or any similar state law.

“Scheduled Payment” means, with respect to any Payment Date with respect to the Class Ax Notes during the Term of the Policy, (i) the Interest Payment Amount with respect to the Class Ax Notes (excluding any Net WAC Carryover Amounts, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the Loans) due and payable in respect of the Class Ax Notes on such Payment Date, (ii) for any Payment Date other than the Final Scheduled Payment Date, the related Class Ax Overcollateralization Deficit and (iii) for the Final Scheduled Payment Date, the Note Principal Amount of the Class Ax Notes outstanding on such Payment Date, in each case, in accordance with the original terms of the Class Ax Notes and the Transfer and Servicing Agreement when the Class Ax Notes were issued and without regard to any subsequent amendment or modification of the Class Ax Notes or the Indenture that has not been consented to in writing by XLCA, after giving effect to payments made in reduction of such Note Principal Amount on such Payment Date pursuant to the Transfer and Servicing Agreement from sources other than the Class Ax Policy. Notwithstanding the foregoing, “Scheduled Payments” shall in no event include payments which become due on an accelerated basis as a result of any optional redemption, in whole or in part, or any other cause, unless XLCA elects, in its sole discretion, to pay such amounts in whole or in part (in which event Scheduled Payments shall include such accelerated payments as, when, and to the extent so elected by XLCA). In the event that XLCA does not make such election, “Scheduled Payments” shall include payments due in accordance with the original scheduled terms of the Class Ax Notes without regard to any acceleration. In addition, “Scheduled Payments” shall not include, nor shall coverage be provided under the Class Ax Policy in respect of, (i) any amounts due in respect of the Class Ax Notes attributable to any increase in interest rate, penalty or other sum payable by the Issuing Entity by reason of any default or event of default in respect of the Class Ax Notes, or by reason of any deterioration of the creditworthiness of the Issuing Entity , (ii) any Relief Act Shortfalls, (iii) any Net WAC Cap Rate Carryover Amounts, (iv) any default interest or interest shortfalls due to the partial or full prepayment of the Loans, or (v) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any holder or owner of the Class Ax Notes.

“Term of the Policy” means the period from and including the closing date to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the Indenture; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and nonappealable order in resolution of each such proceeding has been entered; provided, further, that if the holders of Class Ax Notes are required to return any Avoided Payment as a result of such Insolvency Proceeding, then the Term of the Policy shall terminate on the date on which XLCA has made all payments required to be made under the terms of the Class Ax Policy in respect of all such Avoided Payments.

The Class Ax Policy is issued under and will be construed under, the laws of the State of New York.

THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW DOES NOT COVER THE POLICY. THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE DOES NOT COVER THE CLASS AX POLICY. IN THE EVENT THAT XLCA WERE TO BECOME INSOLVENT, THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER 1 OF PART 2 OF DIVISION I OF THE CALIFORNIA INSURANCE CODE EXCLUDES FROM COVERAGE ANY CLAIMS ARISING UNDER THE CLASS AX POLICY.

The Class Ax Policy is not cancelable. The premium on the Class Ax Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class Ax Notes.

The Class Ax Policy and the obligations of XLCA thereunder will terminate without any action on the part of XLCA or any other person on the last date of the Term of the Policy. Upon termination of the Class Ax Policy, the Indenture Trustee is required to deliver the original of the Class Ax Policy to XLCA.

CIFG Assurance North America, Inc.

The information set forth in the following paragraphs has been provided by CIFG Assurance North America, Inc. ( “CIFG NA” or the “Class Ac Note Insurer”) for inclusion in this prospectus supplement. CIFG NA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding CIFG NA set forth under the heading “The Insurers and the Policies” in this prospectus supplement. Additionally, CIFG NA makes no representation regarding the Class Ac Notes or the advisability of investing in the Class Ac Notes.

General

CIFG Assurance North America, Inc. is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The address of the principal executive offices of CIFG NA is 825 Third Avenue, Sixth Floor, New York, New York 10022; its toll-free telephone number is (866) CIFG-212; its general telephone number is (212) 909-3939; and its website is located at www.cifg.com.

CIFG NA is a member of the CIFG Group of financial guaranty companies, which also includes CIFG Europe (‘‘CIFG Europe’’), a French insurance company licensed to do business in the European Union, and CIFG Guaranty (‘‘CIFG Guaranty’’), a dedicated French reinsurance corporation. In addition to its capital and surplus as set forth below, CIFG NA is supported by a net worth maintenance agreement from CIFG Guaranty, which provides that CIFG Guaranty will maintain CIFG NA’s New York statutory capital and surplus at no less than $80 million, and may cede a substantial portion (not to exceed 90%) of its exposure on each transaction to CIFG Guaranty through a facultative reinsurance agreement.

Each of CIFG NA, CIFG Europe and CIFG Guaranty has received an insurer financial strength rating of ‘‘AAA’’ from Fitch Ratings, an insurer financial strength rating of ‘‘Aaa’’ from Moody’s Investors Services Inc., and an insurer financial enhancement rating of ‘‘AAA’’ from Standard and Poor’s Ratings Services, the highest rating assigned by each rating agency. Each such rating should be evaluated independently. The ratings reflect the respective rating agency’s current assessment of each company’s capacity to pay claims on a timely basis and are not recommendations to buy, sell or hold the Class Ac Notes. Such ratings may be subject to revision or withdrawal at any time.

CIFG NA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile, and is licensed to do business in 46 jurisdictions. CIFG NA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of such insurers to financial guaranty insurance and related lines, requires that such insurers maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for such insurers, and limits the size of individual transactions and the volume of transactions that may be underwritten by such insurers. Other provisions of the New York Insurance Law applicable to non-life insurance companies such as the CIFG NA regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

Financial Information

The following tables set forth the capitalization of CIFG NA on the basis of accounting principles generally accepted in the United States (“US GAAP”) and statutory accounting practices prescribed or permitted by the New York State Insurance Department (“Statutory Accounting Practices”), respectively.

	US GAAP June 30, 2006 (Unaudited) (in thousands of US dollars)	US GAAP December 31, 2005 (Audited) (in thousands of US dollars)
Total Assets	$ 349,385	$ 324,134
Total Liabilities	$ 229,913	$ 202,042
Shareholder’s Equity	$ 119,472	$ 122,092

	Statutory Accounting Practices June 30, 2006 (Unaudited) (in thousands of US dollars)	Statutory Accounting Practices December 31, 2005 (Unaudited) (in thousands of US dollars)
Admitted Assets	$ 177,546	$175,333
Liabilities	$ 70,845	$ 66,758
Capital and Surplus	$ 106,701	$108,575

The following table sets forth the capitalization of CIFG Guaranty on the basis of US GAAP.

US GAAP December 31, 2005 (Audited)
	(in thousands of euros)	(in thousands of US dollars) (1)
Assets	€ 736,208	$ 871,634
Liabilities	€ 196,794	$ 232,995
Shareholder’s Equity	€ 539,414	$ 638,639

__________________
(1)
The translation of euros to U.S. dollars is presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2005 of $1.18395 to €1.00. The convenience translation should not be construed as representation that the euro amounts have been, could have been, or in the future could be, converted into U.S. dollars at this or any rate of exchange.

For further information concerning CIFG NA and CIFG Guaranty, see the audited financial statements of both companies, including the respective notes thereto, prepared in accordance with US GAAP as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and, the unaudited interim financial statements of CIFG NA as of June 30, 2006 and for the three-month period ended June 30, 2006, which are included as Exhibit 99.1 to the Current Report on Form 8-K to be filed by the Depositor on or about August 25, 2006 (SEC File Number 33-133985) in connection with the registration statement of which this prospectus supplement is a part, which are hereby incorporated by reference in this prospectus supplement. Such financial statements of CIFG NA and CIFG Guaranty are also available on the CIFG Group’s website at www.cifg.com. Copies of the most recent interim unaudited US GAAP financial statements of the CIFG NA and CIFG Guaranty, as well as audited annual and unaudited interim financial statements of CIFG NA prepared in accordance with Statutory Accounting Practices are also available on the website. Copies of all such financial statements may be obtained, without charge, upon request to CIFG NA at its address above, Attention: Finance Department.

Policy of CIFG Assurance North America, Inc.

CIFG does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information, including any information incorporated by reference therein, regarding CIFG and the Policy of CIFG (the “Class Ac Policy”) set forth under the headings “The Insurers and the Policies—CIFG Assurance North America, Inc.” and “—Policy of CIFG Assurance North America, Inc.” in this prospectus supplement. Additionally, CIFG makes no representation regarding the Offered Notes or the advisability of investing in the Offered Notes.

The following summary of the provisions of the Class Ac Policy to be issued by the Class Ac Note Insurer does not purport to be complete and is qualified in its entirety by reference to the Class Ac Policy.

The Class Ac Note Insurer will unconditionally and irrevocably guarantee to the holders of the Class Ac Notes (the “Class Ac Noteholders”), subject only to the terms of the Class Ac Policy, the full and complete payment by or on behalf of the Trust Fund of regular payments of interest on and ultimate payment of principal of the Class Ac Notes. The Class Ac Note Insurer’s obligations under the Class Ac Policy in respect of Regular Payments will be discharged to the extent funds are disbursed by the Class Ac Note Insurer as provided in the Class Ac Policy whether or not such funds are properly applied by the Indenture Trustee. Regular Payments will be made only at the time set forth in the Class Ac Policy, and payments under the Class Ac Policy may not be accelerated except at the sole option of the Class Ac Note Insurer, regardless of any acceleration of the Class Ac Notes.

Notwithstanding the foregoing paragraph, the Class Ac Policy does not cover any amounts due in respect of the Class Ac Notes attributable to any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Class Ac Noteholders. The Class Ac Policy will not provide credit enhancement for any Notes other than the Class Ac Notes. The Class Ac Policy does not cover any Net WAC Carryover Amounts, any default interest or interest shortfalls due to the partial or full prepayment of the Loans, or Relief Act Shortfalls.

Following Receipt by the Class Ac Note Insurer of a notice of claim and certificate from the Indenture Trustee in the form attached to the Class Ac Policy, the Class Ac Note Insurer will pay any amount payable under the Class Ac Policy in respect of Regular Payments on the Class Ac Notes on the later to occur of (a) 12:00 p.m., New York City time, on the third business day following such Receipt and (b) 12:00 p.m., New York City time, on the Payment Date on which such payment is due on the Class Ac Notes. Payments due thereunder in respect of Regular Payments will be disbursed to the Indenture Trustee for the benefit of the Class Ac Noteholders by wire transfer of immediately available funds to such account as the Indenture Trustee shall specify in writing at the time of or prior to the delivery of the Notice of Claim and Certificate in respect of such Regular Payment.

If any Regular Payment paid in respect of the Class Ac Notes during the term of the Class Ac Policy is avoided as a preferential transfer or similar payment (a “Preference Payment”) under applicable bankruptcy, insolvency, receivership or similar law (“Insolvency Law”), the Class Ac Note Insurer will pay such amount out of the funds of the Class Ac Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the Class Ac Note Insurer from the Class Ac Noteholder of (A) a certified copy of the order (the “Order”) of the court or other governmental body of competent jurisdiction to the effect that the Class Ac Noteholder is required to return all or part of such Regular Payment because such payment was avoidable as a Preference Payment under applicable insolvency law, (B) a certificate of the Class Ac Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class Ac Noteholder in such form as is reasonably required by the Class Ac Note Insurer, and provided to the Class Ac Noteholder by the Class Ac Note Insurer, irrevocably assigning to the Class Ac Note Insurer all rights and claims of the Class Ac Noteholder relating to or arising under the Class Ac Notes against the Trust Fund or otherwise with respect to such Preference Payment or (ii) the date of Receipt by the Class Ac Note Insurer from the Class Ac Noteholder of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of Receipt, the Class Ac Note Insurer shall have Received written notice from the Class Ac Noteholder that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not the Indenture Trustee, the Servicer, the Owner Trustee, the Trust Administrator or the Class Ac Noteholder directly (unless the Class Ac Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Class Ac Noteholder upon proof of such payment reasonably satisfactory to the Class Ac Note Insurer).

At any time during the term of the Class Ac Policy, the Class Ac Note Insurer may appoint a fiscal agent (the “Fiscal Agent”) for purposes of the Class Ac Policy by written notice to the Indenture Trustee at the notice address specified in the Trust Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Indenture Trustee, (i) copies of all notices and documents required to be delivered to the Class Ac Note Insurer pursuant to the Class Ac Policy shall be simultaneously delivered to the Fiscal Agent and the Class Ac Note Insurer and shall not be deemed Received until Received by each, and (ii) all payments required to be made by the Class Ac Note Insurer under the Class Ac Policy may be made directly by the Class Ac Note Insurer or by the Fiscal Agent on behalf of the Class Ac Note Insurer. The Fiscal Agent is the agent of the Class Ac Note Insurer only and the Fiscal Agent shall in no event be liable to any Class Ac Noteholder for any acts of the Fiscal Agent or any failure of the Class Ac Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Class Ac Policy.

The Class Ac Policy does not protect investors against changes in market value of the Class Ac Notes, which market value may be impaired as a result of changes in prevailing interest rates, changes in applicable ratings or other causes. The Class Ac Policy is not covered by the Property/Casualty Insurance Security Fund specified by Article 76 of the New York Insurance Law, the Florida Insurance Guaranty Association created under part II of Chapter 631, Florida Statutes or similar funds or arrangements in any other state. The Class Ac Note Insurer makes no representation regarding the Class Ac Notes or the advisability of investing in the Class Ac Notes.

As used herein, the following terms shall have the following meanings:

“Class Ac Overcollateralization Deficit” means with respect to any Payment Date and the Class Ac Notes, the product of the Class Ac Allocation Percentage and the Overcollateralization Deficit.

“Class Ac Allocation Percentage” means with respect to any Payment Date, a fraction, the numerator of which is the outstanding Note Principal Amount of the Class Ac Notes after taking into account any payments of principal on the related Payment Date from all sources other than the Class Ax Policy or the Class Ac Policy, as applicable and the denominator of which is the aggregate outstanding Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date from all sources other than the Class Ax Policy or the Class Ac Policy.

“Receipt” and “Received” mean actual delivery to each of the Class Ac Note Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or Class Ac Note given hereunder by the Indenture Trustee or an Class Ac Noteholder is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and the Class Ac Note Insurer or its Fiscal Agent shall promptly so advise the Indenture Trustee or the Class Ac Noteholder, which may submit an amended notice. As used in this section, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York or Paris, France, or any other location in which the principal office of the Indenture Trustee, the Class Ac Note Insurer or the Fiscal Agent in which it conducts business provided under the Class Ac Policy is located, are authorized to remain closed.

“Regular Payments” means any and all regularly scheduled payments of interest and the final payment of principal on the Class Ac Notes required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which the Class Ac Note Insurer has given its prior written consent. Regular Payments payable hereunder shall include (i) with respect to any Payment Date, the amount, if any, by which the amount available to be paid as interest to the Class Ac Notes, pursuant to the priority of payments set forth in the Indenture, is less than the Interest Payment Amount allocable to the Class Ac Notes, (ii) for any Payment Date other than the Final Scheduled Payment Date, the related Class Ac Overcollateralization Deficit and (iii) to the extent unpaid on the Final Scheduled Payment Date (after taking into account all distributions to be made on such date) any remaining Principal Balance of the Class Ac Notes. Regular Payments shall not include, nor shall coverage be provided under the Class Ac Policy in respect of: (1) payments which become due on an accelerated basis as a result of (a) a default by the Trust Fund or any other person, (b) an election by the Trust Fund to make payment on an accelerated basis, (c) early or rapid amortization of the Class Ac Notes, (d) redemption for any reason, or (e) any other cause, unless the Class Ac Note Insurer shall elect, in its sole discretion, to pay any amount due upon such acceleration together with any accrued interest to the date of acceleration; (2) any amounts due in respect of the Class Ac Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust Fund by reason of any default or event of default in respect of the Class Ac Notes, whether by the Trust Fund or any other person, or by reason of any deterioration of the creditworthiness of any person, (3) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Class Ac Noteholders or (4) any amounts due in respect of the Class Ac Notes but unpaid as a result of any default interest or interest shortfalls due to the partial or full prepayment of the Loans, any Relief Act Shortfalls or any Net WAC Carryover Amounts.

The Class Ac Note Insurer shall be subrogated to the rights of the holder of an Class Ac Note to receive payments of principal and interest to the extent of any payment by the Class Ac Note Insurer under the Class Ac Policy.

The Class Ac Policy sets forth in full the undertaking of the Class Ac Note Insurer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class Ac Notes (except a contemporaneous or subsequent agreement or instrument given by the Class Ac Note Insurer or to which the Class Ac Note Insurer has given its written consent). The Class Ac Note Insurer Premium paid is nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class Ac Notes prior to maturity. The Class Ac Policy may not be cancelled or revoked during its term, including for nonpayment of the Class Ac Note Insurer Premium due to the Class Ac Note Insurer.

The Servicer

GMAC Mortgage Corporation, as Servicer

GMACM will service the Loans as Servicer. The Servicer will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

The following information has been provided by GMACM, and neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

General

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage Corporation purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMAC Mortgage Corporation. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage Corporation's underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

Servicing Activities

GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 million of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage Corporation
PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,420,904	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$194,872	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	4.57%	12.59%	7.76%	2.11%	N/A

Prime non-conforming mortgage loans
No. of Loans	69,793	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,896	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	1.58%	37.20%	69.36%	11.12%	N/A

Government mortgage loans
No. of Loans	179,721	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,342	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	1.35%	(1.25)%	4.17%	(16.91)%	N/A

Second-lien mortgage loans
No. of Loans	456,875	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$17,226	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	32.16%	25.64%	47.71%	5.36%	N/A

Total mortgage loans serviced
No. of Loans	2,127,293	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$263,336	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	5.38%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures

As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

Charge offs are taken when GMAC Mortgage Corporation has determined that it has received all payments or cash recoveries which GMAC Mortgage Corporation reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan, or as directed by the transaction governing documents.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage Corporation of any of its responsibilities or liabilities as a servicer.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, the Trust Administrator, the Indenture Trustee, and the Custodians and will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:

Servicer	Performing the servicing functions with respect to the Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement, including, but not limited to:
• collecting monthly remittances of principal and interest on the Loans from the related borrowers, depositing such amounts in the Collection Account on the Deposit Date;
•
collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•
paying, as servicing advances, customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) existing lender-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage to the extent not paid by the borrower;

• providing monthly loan-level reports to the Indenture Trustee;
• maintaining certain insurance policies relating to the Loans; and
• initiating foreclosure proceedings.
See “The Servicer” above and “Servicing of the Loans” below.
Trust Administrator	Performing the administration functions in accordance with the provisions of the Trust Agreement and Administration Agreement, including but not limited to:
•
collecting monthly remittances from the Indenture Trustee for deposit into the Certificate Account, on the Payment Date and distributing all such amounts to the holders of the Certificates in respect of the Certificates as provided in the Trust Agreement; and

•
delivering notice to the Indenture Trustee and each Rating Agency of each Rapid Amortization Event or Event of Servicer Termination under the Transfer and Servicing Agreement and each default by the Servicer or the Depositor, as applicable, under the Transfer and Servicing Agreement, in each case, known to a responsible officer of the Trust Administrator.

See “The Trust Agreement, Indenture and Administration Agreement—Administration” below.
Indenture Trustee	Performing the trustee functions in accordance with the provisions of the Indenture and the Transfer and Servicing Agreement, including but not limited to:
•
receiving monthly remittances from the Servicer for deposit in the Payment Account and distributing all amounts on deposit in the Payment Account, in accordance with the priorities described under “Descriptions of the Notes—“Priority of Payments” on each Payment Date or the Business Day prior to such Payment Date, as applicable;

	•	upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer;
	•	preparing and distributing the monthly payment date statement to Noteholders based on information received from the Servicer;
	•	preparing and distributing annual investor reports summarizing aggregate distributions to Noteholders necessary to enable Noteholders to prepare their tax returns;
	•	enforcing the obligations of each of the Servicer and the Trust Administrator under the Transfer and Servicing Agreement and Administration Agreement;
	•	preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
	•	preparing and filing certain periodic reports with the Commission on behalf of the Trust Fund with respect to the Notes;
See “The Indenture Trustee” above and “The Trust Agreement, Indenture and Administration Agreement” and “—Reports to Noteholders” below.
Custodian	Performing the custodial functions in accordance with the provisions of the Custodial Agreement, including but not limited to:
	•	holding and maintaining the Loan documents related to the Loans in a fire-resistant facility intended for the safekeeping of loan files on behalf of the Indenture Trustee.
See “The Custodian”.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Loans will, at all times before distribution thereof to the Noteholders, be held in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Collection Account	Servicer	Any investment earnings will be part of the Trust Property.
Payment Account	Indenture Trustee
A portion of investment earnings will be paid as compensation to the Indenture Trustee, and will not be available for distributions to Noteholders. The balance of the investment earnings will be included in Available Funds.

Reserve Account	Indenture Trustee	Any investment earnings will be included in Available Funds.
Policy Payment Account	Indenture Trustee	Funds held in the Policy Payment Account shall not be invested.
Certificate Account	Indenture Trustee	Funds held in the Certificate Account will not be invested.
Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Loans, transfer of amounts among the Trust Accounts and distributions on the Notes for the Payment Date in September 2006:

August 1 through August 31	Collection Period:

Payments due during the related Collection Period (August 1 through August 31) from borrowers will be deposited into the Collection Account as received and will include principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

September 7	Servicer Remittance Date:
On the 7th day of each month (or if the 7th day is not a Business Day, the next Business Day), the Servicer will remit to the Indenture Trustee amounts on deposit in the Collection Account for deposit into the Payment Account.

September 11	Record Date:	Distributions will be made to Noteholders of record for all classes as of the close of business on the Business Day immediately before the related Payment Date.
September 12	Payment Date:	On the 12th day of each month (or if the 12th day is not a Business Day, the next Business Day), the Indenture Trustee will make payments to Noteholders from amounts on deposit in the Payment Account.

On the Payment Date, the Indenture Trustee shall withdraw from the Payment Account all amounts required to be deposited in the Certificate Account and remit such amount to the Owner Trustee or the Trust Administrator for deposit into the Certificate Account. On each Payment Date, the Owner Trustee or the Trust Administrator shall distribute all amounts on deposit in the Payment Account to the Noteholders.

Succeeding months follow the same pattern.

Servicing of the Loans

General

The Servicer will have primary responsibility for servicing the Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Each of the Indenture Trustee, and the Insurers are either parties or third-party beneficiaries under the Transfer and Servicing Agreement and can enforce the rights of the Seller thereunder.

Servicing Compensation and Payment of Expenses

The Seller has agreed to pay a monthly fee (the “Servicing Fee”) to the Servicer with respect to each Loan, equal to 0.375% annually on the outstanding balance of each Loan (the “Servicing Fee Rate”). If there is a successor servicer, its Servicing Fee may be increased up to a rate that does not exceed 0.50% per annum. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the custodial accounts and escrow accounts.

The Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Servicing Compensation and Payment of Expenses” in the Prospectus.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the Loans, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Transfer and Servicing Agreement will provide that, with respect to the Servicer, each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of loans similar to the Loans by the Servicer and/or the Subservicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

The Sale and Assignment Agreement and
the Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the mortgage loan sale and assignment agreement dated as of the Cut-Off Date (the “Sale and Assignment Agreement”) between the Seller and the Depositor, the Seller will sell the Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Loans to the Trust Fund.

Assignment of Loans

The Loans will be assigned to the Trust Fund, together with all principal and interest received with respect to the Loans after the Cut-Off Date, except for interest or principal due on or prior to the Cut-Off Date. Pursuant to the Indenture, the Trust Fund will pledge all of its interest in such assets and any other property comprising the Trust Property to the Indenture Trustee as security for the Notes.

At the time of issuance of the Notes, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Loan (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgage notes, mortgages and other related documents (collectively, the “Related Documents”), including all collections received with respect to each such Loan after the Cut-Off Date (other than interest due on or prior to the Cut-Off Date). None of the Trust Fund, the Depositor or the Seller will have any obligation to make additional funding under the Credit Line Agreements. The Trust Fund will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Concurrently with such pledge, the Indenture Trustee will deliver the Notes on behalf of the Trust Fund. Each Loan transferred to the Trust Fund will be identified on a schedule (the “Loan Schedule”) delivered to the Indenture Trustee pursuant to the Transfer and Servicing Agreement, which will specify with respect to each Loan, among other things, the original Principal Balance and the Cut-Off Date Principal Balance, the Loan Rate, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

The Transfer and Servicing Agreement will require that, on or prior to the Closing Date, the Depositor shall deliver to the Custodian, on behalf of the Indenture Trustee, the Credit Line Agreements and the Related Documents. In lieu of delivery of original mortgages, with respect to lost mortgages, the Depositor may deliver true and correct copies thereof that with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

The Transfer and Servicing Agreement will additionally require that on or prior to the Closing Date, the Originator shall deliver to the Custodian, on behalf of the Indenture Trustee, executed assignments of mortgages related to each Loan, other than Loans registered with Mortgage Electronic Registration Systems, Inc. (“MERS”). An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law to protect the interests of the Owner Trustee, Indenture Trustee, the Noteholders and only following the occurrence of a Recordation Event (as defined below). Upon the occurrence of a Recordation Event, the Indenture Trustee will instruct the Custodian, in accordance with the terms of the Custodial Agreements, to complete and submit for recordation, at the expense of the Seller, the assignments of the mortgages related to each such Loan in favor of the Indenture Trustee within 90 days of the Recordation Event.

A “Recordation Event” means (i) that the long-term senior unsecured debt rating of the Seller (or any successor in interest thereto) is no longer being rated at least “BBB-” by S&P and “Baa3” by Moody’s, (ii) an event of default under the Transfer and Servicing Agreement, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer and (iv) at the written request of the Controlling Insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the Insurers and no related Insurer Default has occurred and is continuing), under certain circumstances specified in the Transfer and Servicing Agreement.

Within 180 days of the Closing Date, the Custodian, on behalf of the Indenture Trustee and pursuant to the Custodial Agreement, will review the Loans and the Related Documents and if any Loan or Related Document is found to be defective in any material respect and such defect is not cured within 180 days following notification thereof to the Seller and each Originator by the Custodian or the Indenture Trustee, the Seller will be obligated to accept the transfer of such Loan from the Trust Fund. Upon such transfer, the Seller will be obligated to either substitute a Loan or to purchase such Loan at a purchase price equal to the Principal Balance of such Loan plus an amount equal to all accrued but unpaid interest on such removed Loan. The obligation of the Seller either to accept a transfer of a defective Loan and to convey a substitute Loan or to repurchase such HELOC is the sole remedy regarding any defects in the Loans and Related Documents available to the Indenture Trustee or the Noteholders.

Representations and Warranties

The Loans were purchased by GMACM from the Originator pursuant to a mortgage loan sale agreement (the “Sale Agreement”). The Loans were then sold by GMACM to Lehman Brothers Bank, FSB (the “Bank”) pursuant to a mortgage loan purchase agreement, and on the Closing Date the Bank will assign its rights under the mortgage loan purchase agreement to the Seller.

Pursuant to the terms of the Sale Agreement, the Originator has made to the Seller, as direct purchaser or assignee, as of the date of (or provided in) the applicable agreement (each such date, a “Sale Date”), certain representations and warranties concerning the Loans. The Seller will generally make each of the representations and warranties made by the Originator for the period beginning on the Sale Date to and including the Closing Date. In addition, the Seller will represent and warrant that (1) each Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Loan, (2) none of the Loans constitute “high-cost” or “high-risk” loans under applicable anti-predatory and anti-abusive lending laws, (3) none of the Loans included in the are “high cost”, “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6(d) Revised, Appendix E) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. The Seller will assign its rights under the Sale Agreement to the Depositor under the Sale and Servicing Agreement. The Depositor will in turn assign such rights thereunder to the Trust which will subsequently pledge such rights to the Indenture Trustee for the benefit of the Noteholders and the Indenture Trustee.

Within the period of time specified in the Sale Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Loan or the Indenture Trustee’s, the Insurers’ or the Noteholders interest in a Loan, or receipt of notice of such breach, the Originator or the Seller will be obligated to (a) cure such breach, (b) repurchase the affected Loan from the Trust Fund for a price equal to the unpaid Principal Balance thereof plus accrued interest thereon together with any costs and damages incurred by the Trust Fund associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws or (c) in certain circumstances, substitute to another loan.

Event of Servicer Termination; Rights Upon Event of Servicer Termination

“Events of Servicer Termination” under the Transfer and Servicing Agreement include, among others:

1.           any failure by the Servicer to remit to the Indenture Trustee any payment required to be made under the terms of the Transfer and Servicing Agreement which continues unremedied for a period of two Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee; or

2.           the failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in the Transfer and Servicing Agreement which continues unremedied for a period of 30 days (or, in the case of (i) the annual statement of compliance, (ii) the annual independent public accountants’ servicing report or attestation, (iii) the annual assessment of servicing compliance required, or (iv) the certification attached thereto, five (5) days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee; or

3.           the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Servicer.

So long as an Event of Servicer Termination remains unremedied under the Transfer and Servicing Agreement, the Indenture Trustee may with the consent of the Controlling Insurer, and shall at the direction of the Controlling Insurer (or if there is no Controlling Insurer at the direction of the Noteholders of the related class of Notes evidencing not less than a specified percentage of the aggregate Note Principal Amount of the related Notes), terminate all of the rights and obligations of the Servicer as servicer under the Transfer and Servicing Agreement and in and to the Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Transfer and Servicing Agreement), whereupon the Indenture Trustee, or a successor servicer acceptable to the Controlling Insurer that satisfies the requirements of the Transfer and Servicing Agreement with respect to successor servicers, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Transfer and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the a servicing fee of 0.50%, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Transfer and Servicing Agreement. The Controlling Insurer will consult with CIFG in the process of selection a successor servicer. Insofar as practicable, the successor servicer shall be an entity with demonstrated experience, expertise and track record administering and servicing HELOCs. Any appointment of a successor servicer requires receipt of written confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of the Notes in each case without regard to the related Policy.

In the event that the Indenture Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, an established housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the Controlling Insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the Controlling Insurer and no related Insurer Default has occurred and is continuing) to act as successor servicer under the provisions of the Transfer and Servicing Agreement relating to the servicing of the Loans.

During the continuance of any Event of Servicer Termination under the Transfer and Servicing Agreement, so long as such Event of Servicer Termination has not been remedied, the Indenture Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and the Controlling Insurer may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee. However, the Indenture Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Indenture Trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Indenture Trustee therein or thereby. Also, the Indenture Trustee may decline to follow the direction of the Controlling Insurer if the Indenture Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the Transfer and Servicing Agreement to institute any proceeding with respect to the Transfer and Servicing Agreement, unless an Insurer Default, with respect to the Insurer for that holder’s class of Notes, has occurred and is continuing, that holder previously has given to the Indenture Trustee notice of an Event of Servicer Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate Note Principal Amount of the Controlling Class Notes have made written request upon the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for a specified number of days has neglected or refused to institute such a proceeding.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust Fund, the Servicer and the Indenture Trustee, without consent of the Noteholders but with the consent of the Insurers, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the REMICs created by the Trust Agreement, nor shall such amendment adversely affect in any material respect the interests of any Holder or the Insurers. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy. The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust Fund, the Servicer and the Indenture Trustee with the consent of Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes of each class affected thereby, or all of the Noteholders if all of the Notes are affected thereby, the Insurers (so long as the Offered Notes are outstanding or amounts remain due and owing to the Insurers and no related Insurer Default has occurred and is continuing) and holders of the Class L Certificates evidencing not less than 66-2/3% of the aggregate class principal balance of the Certificates of each such class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of the parties to the Transfer and Servicing Agreement; provided, however, that no such amendment will be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the Trust Agreement and no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders (so long as the Offered Notes are outstanding or amounts remain due and owing to the Insurers and no related Insurer Default has occurred and is continuing) the Insurers and the holders of the Class L Certificates affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

Voting Rights

Unless an Insurer Default exists with respect to an Insurer, the Insurer will be entitled to exercise all voting rights of the Holders of the respective class of Notes insured by it as described under “The Trust Agreement, Indenture and Administration Agreement — Controlling Rights of the Insurers”. If an Insurer Default shall have occurred and is continuing with respect to an Insurer, then 100% of all voting rights for the related class of Notes will be allocated to the Noteholders for such class of Notes. The voting rights allocation to the Notes will be allocated among all Noteholders in proportion to the Note Principal Amount of the Notes.

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee, which will serve as Note Registrar and Paying Agent. The Indenture Trustee will provide to a prospective or actual Holders of the Offered Notes, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to U.S. Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: Greenpoint Mortgage Funding Trust 2006-HE1.

The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Events of Default

With respect to the notes, events of default under the indenture will include (each, an “Event of Default”):

1.           a default for a period in excess of five days in the payment of all or part of the interest due on any Note, which default occurs on six consecutive Payment Dates;

2.           default in the payment in full of the Principal Balance of the Notes on the Final Scheduled Payment Date;

3.           default in the observance or performance of any covenant or agreement of the Trust Fund made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in the Indenture specifically dealt with), or any representation or warranty of the Trust Fund made in the Indenture, the Transfer and Servicing Agreement or in any certificate or other writing delivered pursuant to the Indenture or in connection thereto proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Trust Fund with a copy to the Insurers by the Indenture Trustee or to the Trust Fund and the Indenture Trustee by the Controlling Insurer or, if there is no Controlling Insurer, the Holders of at least 51% of the outstanding Principal Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default under the Indenture; or

4.           certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

The amount of principal required to be paid to Noteholders under the Indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the Indenture described above under “Description of the Notes—Priority of Payments.” Therefore, the failure to pay principal on the Notes typically will not result in the occurrence of an Event of Default until the maturity date for the Notes. If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on the unpaid interest at the interest rate on the Note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on the principal at the interest rate on the Note until the principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Controlling Insurer, or the Indenture Trustee may, with the consent of the Controlling Insurer or the Indenture Trustee acting at the direction of the Controlling Insurer, or if a related Insurer Default exists, the holders of at least 51% in principal amount of Notes then outstanding shall, declare the principal of the Notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the Controlling Insurer or by the holders of at least 51% in principal amount of the Notes then outstanding with the consent of the Controlling Insurer. If the Notes are due and payable following an Event of Default, the Indenture Trustee may, and shall, at the direction of the Controlling Insurer or the holders of at least 51% in principal amount of the Notes then outstanding with the consent of the Controlling Insurer, institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party, provided such action does not adversely affect the tax status of any REMIC formed pursuant to the Trust Agreement or result in the imposition of a tax on any such REMIC. If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes or the Insurers, if the Indenture Trustee reasonably believes it will not be indemnified to its satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the Indenture, the Controlling Insurer (or if a related Insurer Default exists, the holders of at least 51% in principal amount of the outstanding Notes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the Controlling Insurer (if no related Insurer Default exists) or the holders of at least 51% in principal amount of the Notes then outstanding may, with the consent of the Controlling Insurer (if no related Insurer Default exists) in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless:

1.           the holder previously has given the Indenture Trustee written notice of a continuing Event of Default;

2.           the holders of not less than 25% in principal amount of the Notes then outstanding have made written request to the Indenture Trustee to institute the proceeding in its own name as Indenture Trustee;

3.           the holder or holders have offered the Indenture Trustee indemnity satisfactory to it;

4.           the Indenture Trustee has for 60 days failed to institute the proceeding; and

5.           no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes then outstanding.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law; provided, however that the Indenture Trustee will not be prohibited from filing proofs of claim.

With respect to the Trust Fund, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any owner of the owner trust certificates nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the trust contained in the Indenture.

Following the occurrence of an Event of Default, the Controlling Insurer shall have the right to direct the Indenture Trustee, and the Indenture Trustee or its designated agent shall have the right if an Insurer Default has occurred and is continuing with respect to the Insurers, to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms. If the Controlling Insurer has directed such sale, the related Policies will cover any amounts by which such remaining net proceeds are insufficient to pay the Note Principal Amount of the related class of Notes, together with all accrued and unpaid interest thereon at the related Note Rate (other than Net WAC Carryover Amounts, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the Loans). The net proceeds of such sale will be paid (i) first, pro rata, to the Indenture Trustee, any unpaid Indenture Trustee Expense Amount (without regard to the caps included in the definition of Indenture Trustee Expense Amount), and to the Owner Trustee, any unpaid and Owner Trustee Fees, (ii) second, to the Holders of each class of Notes, pro rata, insofar as may be necessary to reduce the Note Principal Amount of such class, together with all accrued and unpaid interest due thereon, to zero, (iii) third, to reimburse the Insurers to the extent of unreimbursed draws under the related Policy and other amounts owing to the Insurers, (iv) fourth, pro rata to the Indenture Trustee and Owner Trustee, any unreimbursed expenses and (v) fifth, to the holders of the Class L, B and R Certificates pursuant to the Trust Agreement, any remaining amounts.

An “Insurer Default” shall mean (i) the occurrence of the failure by any Insurer to make a payment required under the related Policy in accordance with the terms thereof, (ii) the voluntary or involuntary filing of a petition or other invocation of the process of any court or government authority for the purpose of commencing or sustaining a case under any federal or state bankruptcy, insolvency or similar law against the Insurer or (ii) the appointing of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer.

Termination

The Trust Fund will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the Insurers and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last Loan in the Trust Fund, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the Servicer, or its assignee, as described below and (iv) the Payment Date in March 2037.

The Notes are subject to redemption under the circumstances described under “Description of the Notes — Optional Redemption.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the Insurers and the surrender of the Policies to the Insurers. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the holders of the Note will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Trust Administration

U.S. Bank National Association, a national banking association, in its capacity as the trust administrator (the “Trust Administrator”) or the Depositor will agree, to the extent provided in the Administration Agreement and Trust Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust Fund under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. The Depositor will not receive additional compensation for its services as Trust Administrator.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto, in each case with the consent of the Insurers, under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement — Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to the Notes and the holders thereof, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust Fund and the Indenture Trustee may (so long as the Offered Notes are outstanding or amounts remain due and owing to the Insurers and no related Insurer Default has occurred and is continuing), with the consent of the Insurers, enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Property subject to the Indenture, evidencing the succession of a successor to the Trust Fund, adding to the covenants of the Trust Fund or surrendering any power conferred upon the Trust Fund under the Indenture, conveying or pledging any property to the Indenture Trustee, or to correct or supplement any provisions therein which may be inconsistent with this prospectus supplement or the prospectus.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement regarding servicing of the Loans, see“Servicing of the Loans” above.

Control Rights of the Insurers

Pursuant to the terms of the Indenture, unless a related Insurer Default exists, each Insurer will be deemed to be the Holder of the class of Notes insured by it for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Holders of such class of Notes insured by it thereunder, without the consent of the Holders of the related class of Notes, and the Holders of each class of Notes may exercise such rights only with the prior written consent of the related Insurer. In addition, so long as a related Insurer Default does not exist, the Controlling Insurer, on behalf of the Insurers, as third-party beneficiaries, to the Indenture and the Transfer and Servicing Agreement, will have, among others, the following rights:

●
the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Transfer and Servicing Agreement in the event of an Event of Servicer Termination and to institute proceedings against the Servicer;

●	the right to consent to or direct any waivers of defaults by the Servicer;

●
following the occurrence of an Event of Default and so long as no related Insurer Default has occurred and is continuing, the right to direct the Indenture Trustee to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms;

●	the right to remove the Indenture Trustee upon an Event of Default pursuant to the Indenture; and

●	the right to require the Seller and each Originator, as applicable, to repurchase loans for breaches of representations and warranties or defects in documentation.

So long as the class of Notes is outstanding or amounts remain due and owing to the Insurers and no related Insurer Default has occurred and is continuing are outstanding, the Controlling Insurer’s consent will be required prior to, among other things: (i) the removal of the Indenture Trustee and the Servicer or (ii) the appointment of any successor indenture trustee or servicer, provided that the Controlling Insurer shall consult with any other Insurer (so long as Insurer Default has not occurred and is continuing with respect to such Insurer) in the process of selecting any replacement servicer, and insofar as practicable, shall approve a replacement servicer that is an entity with demonstrated experience, expertise and track record administering and servicing home equity lines of credit; and the Insurers will be required to consent to any amendment to the Indenture or the Transfer and Servicing Agreement regardless of whether an Insurer Default has occurred and is continuing.

Reports to Noteholders

On each Payment Date, the Indenture Trustee shall provide to each Noteholder and, so long as the Notes are outstanding or any Reimbursement Amounts remain due and owing to the Insurers, or shall make available via the Indenture Trustee’s internet website described under “Additional Information” above, a report setting forth the following information (on the basis of Loan level information obtained from the Servicer):

(i)	the amount being distributed to each class of Notes;

(ii)	the amount of interest for each class of Notes included in such payment and the applicable Note Rate;

(iii)	the amount, if any, of the remaining overdue accrued interest after giving effect to such payment by class;

(iv)	the Servicing Fee for such Payment Date;

(v)	the related Note Principal Amount, after giving effect to such payment by class;

(vi)	the related initial Pool Balance and the related Pool Balance as of the end of the preceding Collection Period;

(vii)
the number and aggregate Principal Balance of Loans that were (A) delinquent (exclusive of Loans in bankruptcy or foreclosure or properties acquired by the Trust Fund by deed in lieu of foreclosure) (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 to 119 days, (4) 120 to 149 days, (5) 150 to 179 days, (6) 180 to 269 days and (7) 270 or more days, (B) in foreclosure, (C) in bankruptcy and (D) properties acquired by the Trust Fund by deed in lieu of foreclosure;

(viii)	Cumulative Loss Amounts as a percentage of initial Pool Balance and (B) Cumulative Loss Amounts as a percentage of current Pool Balance;

(ix)	the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure;

(x)	the amount of any draws on the Policies;

(xi)	whether the related Payment Date will fall during the Managed Amortization Period or the Rapid Amortization Period;

(xii)	whether a Rapid Amortization Event has occurred during the related Collection Period;

(xiii)	whether the Stepdown Date has occurred;

(xiv)	the outstanding principal balance of the Loans in with the three largest outstanding Principal Balances;

(xv)	whether an Event of Servicer Termination or an Insurer Default has occurred with respect to either of the Insurers;

(xvi)	the amount, if any, of Additional Balances created during the related Collection Period;

(xvii)	the amount, if any, of the Additional Balance Advance Amount for such Payment Date, and the amount of interest on such amount;

(xviii)	whether the Managed Amortization Period has ended and the Rapid Amortization Period has begun;

(xix)	the Specified Overcollateralization Amount;

(xx)	the Overcollateralization Amount, after giving effect to payments on such Payment Date;

(xxi)	the Overcollateralization Deficiency Amount, after giving effect to payments on such Payment Date;

(xxii)	the amount of any servicing advances made by each Servicer during the related Collection Period;

(xxiii)	the amount, if any, of interest shortfalls relating to prepayments during the related Collection Period;

(xxiv)	the principal balance of each class of Certificates; and

(xxv)	the amount distributable, if any, to each class of Certificates.

Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Indenture Trustee shall have prepared and shall make available to each person who at any time during the calendar year was a Noteholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to item (i) above on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each class of Notes and information regarding the expenses of the Trust Fund. The Servicer shall provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports.

Yield, Maturity and Prepayment Considerations

General

The weighted average life of, and, if purchased at other than par, the effective yield of the Offered Notes will be affected by the rate and timing of payments of principal on the Loans (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Offered Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization schedules of the Loans following their draw period in the case of HELOCs, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of “due-on-sale” clauses, liquidations of defaulted Loans and optional or required repurchases of Loan as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Offered Notes.

The Loans generally may be prepaid in full or in part at any time. However, all of the HELOCs have termination fees for three years after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. The prepayment experience of the Loans will affect the weighted average life of the Offered Notes.

The actual rate of prepayments on pools of Loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the Loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

No representation is made as to the rate of principal payments on the Loans, or as to the yield to maturity of the Offered Notes. An investor is urged to make an investment decision with respect to the Offered Notes based on the anticipated yield to maturity of the Offered Notes resulting from the price and such investor’s own determination as to anticipated Loan prepayment rates. Prospective investors are urged to analyze fully the effect of Loan prepayments and market conditions on the yield and value of the Offered Notes, before acquiring any Offered Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under “Risk Factors — Limited Information Regarding Prepayment History”, “— Yield to Maturity of Offered Notes May be Affected by Repurchases” and “— An Optional Redemption May Adversely Affect the Yield on the Offered Notes” in this prospectus supplement.

Payments of principal of the Notes on any Payment Date depend largely on whether the Payment Date occurs in the Managed Amortization Period or the Rapid Amortization Period. During the Managed Amortization Period, which begins on the Closing Date, Principal Collections will be applied to acquire Additional Balances for the Trust Fund before being applied to payments of principal of the Notes. Noteholders, therefore, can expect a slower rate of payment during this period. However, Principal Collections may exceed draws on the Loans in any given Collection Period and the Principal Collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Offered Notes. Depending on the payment experience of the Loans, such excess paid to the Noteholders may be substantial on any Payment Date. In addition, approximately 86.81% of the Loans by Cut-Off Date Principal Balance have original draw periods of five years. As a result, draws will cease to be made on these Loans substantially before the end of the Managed Amortization Period, which will increase the amount of Principal Collections used to pay principal of the Notes during the later portion of the Managed Amortization Period.

Conversely, during the Rapid Amortization Period, which begins immediately after the Managed Amortization Period, substantially all Principal Collections will be applied to repay the Offered Notes. Furthermore, to the extent that the Pool Balance has grown due to the acquisition of Additional Balances, the Trust Fund may receive Principal Collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected during the Rapid Amortization Period.

In addition, following the Stepdown Date and if no Rapid Amortization Event has occurred, amounts paid as principal of the Notes will be allocated in accordance with formulas designed to maintain the relative balances of Class Ac Notes and the Class Ax Notes on the one hand and the Loans on the other. On each Payment Date before the Stepdown Date or following a Rapid Amortization Event, principal will be applied to the Notes as described under“Description of the Notes — Principal Payments.”

The Insurers will require, based upon the terms and conditions described in this prospectus supplement, that the Overcollateralization Amount with respect to the Notes be maintained at the Specified Overcollateralization Amount. The Holders of the Offered Notes may receive a payment of Excess Cashflow as an Accelerated Principal Payment on any Payment Date that the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Therefore, the rate of payment of principal of the Notes will be affected by the availability of Excess Cashflow, and the extent to which such amounts are required to build and maintain overcollateralization. No assurance can be given as to the amount of timing of distributions or Excess Cashflow on the Notes.

The rate of prepayment on the Loans cannot be predicted. The Seller is not aware of any relevant studies or statistics on the rate of prepayment of such Loans. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the Loans amortize as described herein, rates of principal payment on the Loans will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such Loans. The prepayment experience of the Trust Fund with respect to the Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Loans contain “due-on-sale” provisions and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Loan. See “Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the prospectus.

Effect of Overcollateralization Feature

The weighted average life of the Offered Notes will also be influenced by the amount of Excess Cashflow applied to principal payments with respect to the Offered Notes as described below.

Accelerated Principal Payments will be paid on the Offered Notes in reduction of the Note Principal Amount of the Offered Notes on each Payment Date if the then-applicable Specified Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. If an Offered Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Offered Notes applied in reduction of the Note Principal Amount is slower than the rate anticipated by an investor who purchases such Offered Note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the Note Principal Amount of the Offered Notes is faster than the rate anticipated by an investor who purchases such Offered Note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. The amount of Excess Cashflow which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of Loans.

The amount of Accelerated Principal Payments paid to the Offered Notes and applied to the Note Principal Amount of the Offered Notes on each Payment Date will be based on the Specified Overcollateralization Amount. The Specified Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow such Specified Overcollateralization Amount to decrease or “step down” or increase or “step up” based on the performance of the Loans under certain tests specified in the Indenture based on delinquency or loss rates. Any increase in the Specified Overcollateralization Amount may result in an accelerated amortization of the Offered Notes until such Specified Overcollateralization Amount is reached. Conversely, any decrease in the Specified Overcollateralization Amount may result in a decelerated amortization of the Offered Notes.

Prepayments on loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Loans (“CPR”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Loans for the life of such loans. CPR does not purport to be either a historical description of the prepayment experience of any loans or a prediction of the anticipated rate of prepayment of any loans, including the Loans.

The tables set forth in Annex C-2 to this prospectus supplement were prepared based on the following assumptions: (i) the payments are made in accordance with the description set forth under “Description of the Notes — Priority of Payments”; (ii) payments of principal and interest on the Notes will be made on the 12th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in September 2006; (iii) no extension past the scheduled maturity date of a Loan is made; (iv) no delinquencies or losses occur on the Loans; (v) prepayments are calculated under each of the scenarios as set forth on Annex C-2 to this prospectus supplement before giving effect to draws; (vi) monthly draws are calculated at a constant draw rate of 10% before giving effect to prepayments; (vii) each Loan is subject to a maximum credit utilization rate of 100%; (viii) payments on the Loans are received on the first day of each month commencing in September 2006; (ix) prepayments on the Loans are received on the last day of each month commencing in August 2006, and consist of 30 days of interest. (x) the Closing Date is August 28, 2006; (xi) for each Payment Date the prime rate is 8.25%; (xii) for each Payment Date LIBOR is 5.33%; (xiii) no Rapid Amortization Event occurs; (xiv) the rate at which the Servicing Fee is calculated is 0.375% per annum and the Owner Trustee Fee is $333.33 on each Payment Date; (xv) there is no successor servicer; (xvi) the Specified Overcollateralization Amount is as described herein; (xvii) the Step-Up Overcollateralization amount is zero; (xviii) the minimum payment due on each Loan during the draw and repayment period is equal to the accrued but unpaid interest on such Loan; (xix) no payment of principal is due during the draw period; (xx) the rate used for the assumed Loans is a fully indexed rate, except with regards to any assumed Loans with months remaining in the teaser period greater than zero, in which case the Loan Rate was used and (xx) the Loans are aggregated into assumed Loans having the characteristics set forth on Annex C-1 of this prospectus supplement.

Subject to the foregoing discussion and assumptions, the tables set forth in Annex C-2 to this prospectus supplement indicate the weighted average lives of the Offered Notes and set forth the percentages of the Note Principal Amount of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR. The weighted average life of the Offered Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

Certain Federal Income Tax Considerations

General

The Trust Agreement provides that the Trust Fund (exclusive of the right to receive Net WAC Carryover Amounts) will be comprised of multiple REMICs in a tiered REMIC structure. In the opinion of McKee Nelson LLP(“Tax Counsel”), assuming compliance with the Trust Agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and each class of Offered Notes, exclusive of the right to receive Net WAC Carryover Amounts, will represent ownership of “regular interests” in a REMIC within the meaning of Section 860G(a)(1) of the Code. The Class L Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in a lower-tier REMIC that will hold the loans, and the Class R Certificates will evidence ownership of the sole class of residual interest each remaining REMIC.

Tax Treatment of the Offered Notes

For federal income tax purposes, a beneficial owner of an Offered Note will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that Note and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to an Offered Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Note to which it corresponds, except that the interest payments will be determined without regard to payments of any Net WAC Carryover Amounts. Any amount paid on an Offered Note in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Note will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations — Types of Securities — REMIC Certificates Generally” in the Prospectus. In addition, each beneficial owner of an Offered Note will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “— The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Note.

Allocations. A beneficial owner of an Offered Note must allocate its purchase price for the Note between its components — the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Indenture Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Note, the beneficial owner of the Note must allocate the amount realized between the components of the Note based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Note is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” in the Prospectus.

Original Issue Discount. The REMIC regular interest component of an Offered Note may be issued with OID. A beneficial owner of an Offered Note must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Interest Income and OID” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 50% CPR and a constant draw rate of 10% for the HELOCs, and 45% CPR for the Closed End 2nds. See “Yield, Maturity and Prepayment Considerations” above. No representation is made that the Loans will prepay, or that additional draws on the HELOCs will be made, at these rates or at any other rates.

The Cap Contract Components. The portion of the overall purchase price of an Offered Note attributable to the Cap Contract component must be amortized over the life of such Note, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Note.

Any payments to a beneficial owner of an Offered Note of Net WAC Carryover Amounts will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Notes. The REMIC regular interest components of Offered Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Note will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Notes will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes generally will not be a suitable investment for a REMIC.

State Tax Considerations

In addition to the federal income tax consequences described under “Certain Federal Income Tax Considerations” above, prospective investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.

Legal Investment Considerations

Although, as a condition to their issuance, the Offered Notes will be rated in the highest rating category of the Rating Agencies, the Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), because the mortgages securing the Loans include second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity lines of credit may not be legally authorized to invest in the Offered Notes.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called “Keogh” plan, an individual retirement account or educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, assuming the offered Notes constitute debt for local law purposes, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes could change if the Trust Fund incurs losses. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

The acquisition or holding of any Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if Lehman Brothers, the Trust Fund, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions (“prohibited transaction class exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire any Offered Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (“Investor-Based Exemptions”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan’s assets used to acquire the Securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans, referred to herein as “Benefit Plans.”

The Offered Notes should not be purchased with the assets of a Benefit Plan if Lehman Holdings, the Depositor, the Indenture Trustee, the Owner Trustee, the Trust Administrator, Lehman Brothers or any of their respective affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption or other applicable statutory or administrative exemption and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of an Offered Note will be deemed to represent and warrant that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not result in a non-exempt violation of any Similar Law.

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and repayment of any related financing. Immediately prior to the transfer of the Loans to the Indenture Trustee, certain of the Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. The Depositor will apply a portion of the proceeds from the sale of the Notes to repay the financing.

Underwriting

 Subject to the terms and conditions set forth in the underwriting agreement (collectively, the “Underwriting Agreement”) between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Notes.

The distribution of the Offered Notes by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $725,000.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B, Class L and Class R Certificates simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor and the Seller.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, New York.

Experts

The consolidated balance sheets of XLCA and its subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The balance sheets of XLFA as of December 31, 2005 and 2004, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been so incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

The audited financial statements of CIFG Assurance North America, Inc. and the audited consolidated financial statements of CIFG Guaranty are incorporated by reference in this prospectus supplement, the prospectus and the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable ratings indicated under “Initial Note Ratings” in the table on page S-1 by each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and together with Moody’s, the “Rating Agencies”).

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by Holders of Offered Notes of Payments in the amount of payments on the Loans. The rating takes into consideration the characteristics of the Loans and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

The ratings assigned to the Offered Notes will depend primarily upon the creditworthiness of the related Insurer. Any reduction in a rating assigned to the financial strength of the related Insurer below the ratings initially assigned to the related class of Offered Notes may result in a reduction of one or more of the ratings assigned to the Offered Notes. Any downward revision or withdrawal of any of the ratings assigned to the Offered Notes may have an adverse effect on the market price of the Offered Notes. The Insurers do not guaranty the market price of the Offered Notes nor does it guaranty that the ratings on the Offered Notes will not be revised or withdrawn.

The ratings do not address the likelihood that any Deferred Interest will be paid to Holders of the Offered Notes from Excess Cashflow.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

INDEX OF DEFINED TERMS

Accelerated Principal Payment	27
Act	77
Additional Balance Advance Amount	29
Additional Balances	45
Analyst	44
Anniversary Year	29
Available Funds	28
Avoided Payment	49
Bank	63
BBA	25
Beneficial Owner	20
Benefit Plans	76
Book-Entry Notes	20
Business Day	20
Cap Contract	73
Capital One	37
Certificates	20
Charged-Off Loan	30
Charge-Off Amount	29
CIFG Europe	51
CIFG Guaranty	51
CIFG NA	51
Class A Principal Payment Amount	25
Class A Target Amount	25
Class Ac Allocation Percentage	54
Class Ac Note Insurance Policy	52
Class Ac Note Insurer	51
Class Ac Noteholders	53
Class Ac Overcollateralization Deficit	54
Class Ax Allocation Percentage	49
Class Ax Overcollateralization Deficit	49
Class Ax Policy	47
Class Ax Reimbursement Amount	49
Clearstream Luxembourg	21
Clearstream Luxembourg Participants	22
Closing Date	20
Code	73
Collection Period	24
Controlling Insurer	28
Corporate Trust Office	43
CPR	72
Credit Line Agreements	34
Custodians	44
Cut-off Date	45
Cut-off Date Principal Balance	34
Deficiency Amount	49
Definitive Security	20
Depositor	20
Designated Telerate Page	25
Determination Date	32
Distribution Account	28
Documents	44
DTC	20
ERISA	75
Euroclear	21
Euroclear Operator	22
Euroclear Participants	22
European Depositaries	21
Event of Default	65
Events of Servicing Termination	63
Excess Cashflow	27
Expense Fee Rate	24
Final Order	48
Final Scheduled Payment Date	32
Financial Intermediary	21
Fiscal Agent	53
Fitch	46
GMAC	55
GMACM	34
GreenPoint	37
HELOCs	45
Holder	21
Indenture	20
Indenture Trustee Expense Amount	30
Index Rate	35
Insolvency Law	53
Insolvency Proceeding	49
Insured Amounts	49
Insured Payments	50
Insurer Default	67
Interest Accrual Period	24
Interest Collections	30
Interest Payment Amount	24
Interest Settlement Rate	25
Investor-Based Exemptions	76
IRS	74
Issuing Entity	42
Late Payment Rate	31
LIBOR	25
LIBOR Business Day	25
LIBOR Determination Date	25
Liquidated Loan	30
Loan Pool	33
Loan Rate	35
Loan Schedule	62
Loans	45
LTV	39
Managed Amortization Period	25

Margin	35
Maximum Principal Payment	26
Maximum Rate	24
MERS	62
Moody’s	77
Mortgage Loans	45
Mortgaged Properties	34
Net Principal Collections	26
Net WAC Carryover Amount	30
Nonpayment	50
North Fork	37
Note Principal Amount	30
Note Rate	24
Noteholder	21
Notes	20
Notice	48
Offered Notes	20
Optional Redemption	32
Optional Redemption Date	32
Optional Redemption Purchase Price	32
Overcollateralization Amount	26
Overcollateralization Deficit	30
Overcollateralization Reduction Amount	26
Owner Trustee	42
Owner Trustee Fee	28
Participant	21
Paying Agent	31
Payment Date	20
Plan	75
Plan Assets Regulation	75
Pool Balance	30
Preference Payment	53
Principal Balance	30
Principal Collections	31
Principal Payment Amount	26
PTCEs	76
Rapid Amortization Event	27
Rapid Amortization Period	25
Rating Agencies	77
Receipt	54
Received	54
Record Date	20
Recordation Event	62
Recovered Amount	31
Registrar	20
Regular Payments	54
Reimbursement Amount	31
Related Documents	62
Relevant Depositary	21
Relevant Implementation Date	i
Relevant Member State	i
Relief Act Shortfalls	50
ResCap	55
Rules	21
S&P	77
Sale Agreement	63
Sale and Assignment Agreement	61
Sale Date	63
SAP	46
SCA	45
Scheduled Payment	50
Servicer Remittance Date	31
Servicing Fee	61
Servicing Fee Rate	61
Similar Law	76
SMMEA	75
Specified Overcollateralization Amount	26
Stepdown Date	26
Step-Up Overcollateralization Amount	26
Supervisor	44
System	44
Tax Counsel	73
Term of the Policy	50
Terms and Conditions	23
Transfer and Servicing Agreement	20
Trust	42
Trust Administrator	68
Trust Agreement	20
Trust Property	42
U.S. Bank	43
U.S. Bank Custodial Agreement	44
Underwriting Agreement	77
US GAAP	46
XLCA	45

(The following Annexes constitute
a part of the prospectus supplement.)

Annex A

Global Clearance, Settlement and Tax Documentation Procedures Except in certain limited circumstances, the globally offered Greenpoint Mortgage Funding Trust 2006-HE1 Home Equity Loan Asset-Backed Notes, Series 2006-HE1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a U.S. Person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global physical security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
S-A-1

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or

Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
S-A-2

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(g)           borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(h)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(i)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements. A holder that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.           the Indenture Trustee or the U.S. withholding agent receives a statement —

(a)           from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)           is signed by the noteholder under penalties of perjury,

(ii)           certifies that such owner is not a U.S. Person, and

(iii)           provides the name and address of the noteholder, or

(b)           from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i)           is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)           states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

(iii)           provides the name and address of the noteholder, and

(iv)           attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

II.           the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;
S-A-3

III.           the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

IV.           the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.           provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a U.S. Person;

II.           provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

III.           is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons.

S-A-4

ANNEX B*:
Statistical Characteristics of the Loans

*The weighted average original combined loan-to-value-ratio is weighted against the credit limit for the HELOCs and original balance for Closed End 2nds for all of the tables below. All other weighted averages are weighted against the current balance.

Cut-Off Date Principal Balances(1)
Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.00 - 9,999.99	1,742	$4,476,138	0.24%	10.297%	711	$2,570	79.91%
10,000.00 - 25,000.00	4,735	85,286,199	4.66	10.638	714	18,012	86.28
25,000.01 - 50,000.00	9,526	352,060,257	19.22	9.679	708	36,958	88.44
50,000.01 - 100,000.00	9,308	664,035,119	36.25	9.566	706	71,340	89.92
100,000.01 - 200,000.00	4,060	572,278,177	31.24	9.499	707	140,955	88.71
200,000.01 - 300,000.00	408	101,326,709	5.53	8.887	714	248,350	82.86
300,000.01 - 500,000.00	135	51,826,348	2.83	8.564	719	383,899	76.51
500,000.01 - 750,000.00	1	550,000	0.03	8.500	788	550,000	71.43
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the average Cut-Off Date Principal Balance is approximately $61,234.80.

Occupancy Type
Occupancy Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Primary Home	21,331	$1,501,710,797	81.98%	9.273%	705	$70,400	88.22%
Investment	7,912	297,771,267	16.26	10.851	722	37,635	85.98
Second Home	672	32,356,885	1.77	10.551	723	48,150	85.89
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%

Original Combined Loan-To-Value Ratio(1)
Range of Original Combined Loan-To-Value Ratio	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.01 - 70.00	1,297	$112,486,027	6.14%	8.639%	705	$86,728	58.74%
70.01 - 75.00	577	54,224,778	2.96	8.881	700	93,977	72.90
75.01 - 80.00	1,478	129,054,707	7.05	8.933	702	87,317	78.75
80.01 - 85.00	1,403	87,534,471	4.78	9.363	701	62,391	83.47
85.01 - 90.00	16,445	814,229,038	44.45	9.184	707	49,512	89.54
90.01 - 95.00	3,248	195,976,816	10.70	9.848	704	60,338	94.58
95.01 - 100.00	5,467	438,333,111	23.93	10.642	715	80,178	99.88
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted average original combined loan-to-value ratio is approximately 87.82%. This value is weighted against the credit limit for HELOCs and original balance for Closed End 2nds.
S-B-1

Loan Purpose
Loan Purpose	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Cash Out Refinance	15,054	$1,000,362,362	54.61%	9.240%	698	$66,452	83.37%
Purchase	13,621	772,900,909	42.19	9.979	721	56,743	94.58
Rate/Term Refinance	1,240	58,575,677	3.20	9.246	703	47,238	89.30
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%

Property Type
Property Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Single Family	9,799	$609,368,954	33.27%	9.868%	706	$62,187	86.27%
SF Detached	8,337	561,196,193	30.64	8.933	705	67,314	87.81
PUD	2,947	178,372,059	9.74	9.864	710	60,527	88.94
PUD Detached	1,934	129,129,404	7.05	9.051	707	66,768	90.13
Condo	2,085	94,426,762	5.15	10.097	714	45,289	89.78
2 Family	1,269	72,972,906	3.98	10.402	714	57,504	88.50
Condo Low Rise	1,522	71,686,730	3.91	9.595	712	47,100	91.76
4 Family	586	36,391,477	1.99	10.717	725	62,101	84.89
PUD Attached	514	26,116,519	1.43	9.676	705	50,810	94.14
3 Family	441	24,180,326	1.32	10.348	716	54,831	84.76
SF Attached	261	15,130,949	0.83	9.008	708	57,973	88.91
Condo High Rise	159	10,341,856	0.56	8.703	710	65,043	88.09
Condo Mid Rise	61	2,524,813	0.14	9.391	704	41,390	91.18
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%

S-B-2

Geographic Distribution
Geographic Distribution	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
California	12,657	$992,706,070	54.19%	9.331%	708	$78,431	86.60%
New York	1,466	109,294,143	5.97	9.239	708	74,553	84.34
Florida	2,054	92,908,646	5.07	9.794	709	45,233	88.45
Washington	1,669	86,928,446	4.75	9.868	708	52,084	89.98
Maryland	1,030	60,334,082	3.29	9.892	701	58,577	92.51
Arizona	1,208	57,196,961	3.12	9.722	715	47,348	87.82
Virginia	918	56,072,155	3.06	9.872	705	61,081	92.55
Nevada	1,056	51,204,453	2.80	9.767	716	48,489	90.24
Oregon	811	40,175,701	2.19	9.938	708	49,538	89.39
New Jersey	675	35,850,377	1.96	9.546	706	53,112	88.50
Illinois	776	35,347,932	1.93	10.298	702	45,551	92.81
Colorado	694	30,529,807	1.67	9.965	710	43,991	91.11
Massachusetts	458	24,845,683	1.36	9.584	707	54,248	87.13
Minnesota	633	24,160,425	1.32	10.273	716	38,168	90.68
Georgia	484	17,478,536	0.95	10.159	702	36,113	92.83
Utah	426	16,127,128	0.88	9.884	713	37,857	90.50
Michigan	511	15,623,792	0.85	9.995	701	30,575	93.39
Pennsylvania	320	10,558,594	0.58	9.844	703	32,996	89.37
Connecticut	148	10,073,652	0.55	9.453	708	68,065	84.10
Ohio	359	9,468,462	0.52	10.556	703	26,375	93.90
Idaho	233	8,659,136	0.47	9.952	715	37,164	87.08
North Carolina	260	8,118,614	0.44	10.174	703	31,225	91.68
District of Columbia	102	6,300,259	0.34	9.730	708	61,767	87.43
Texas	153	3,966,845	0.22	10.812	714	25,927	95.41
Montana	59	3,056,217	0.17	9.947	712	51,800	85.96
Rhode Island	57	2,918,639	0.16	10.385	711	51,204	84.54
Tennessee	106	2,787,185	0.15	10.476	713	26,294	91.79
Missouri	104	2,749,088	0.15	10.575	710	26,434	91.47
New Mexico	70	2,562,951	0.14	9.830	723	36,614	89.22
South Carolina	66	2,242,998	0.12	11.080	705	33,985	90.99
Other	352	11,591,970	0.63	10.438	703	32,932	91.82
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%

Credit Scores(1)
Range of Credit Score Rating	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0 - 660	2,874	$163,547,319	8.93%	9.733%	648	$56,906	83.78%
661 - 670	2,322	149,978,165	8.19	9.710	665	64,590	86.85
671 - 680	2,574	165,439,229	9.03	9.838	676	64,273	87.65
681 - 690	3,069	201,366,334	10.99	9.564	685	65,613	88.43
691 - 700	2,993	191,242,872	10.44	9.640	695	63,897	88.80
701 - 710	2,868	181,509,449	9.91	9.438	705	63,288	89.67
711 - 720	2,419	156,654,233	8.55	9.395	715	64,760	88.76
721 - 730	1,990	121,505,659	6.63	9.405	725	61,058	89.33
731 - 740	1,837	109,690,295	5.99	9.570	735	59,712	89.13
Greater than 740	6,969	390,905,393	21.34	9.403	765	56,092	87.12
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted average of credit score is approximately 708.
S-B-3

Credit Limits and Original Balances(1)(2)
Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 30,000.00	6,844	$134,915,116	7.37%	10.481%	714	$19,713	90.16%
30,000.01 - 50,000.00	7,311	272,236,507	14.86	9.690	707	37,237	89.80
50,000.01 - 70,000.00	5,089	281,856,411	15.39	9.416	706	55,385	91.12
70,000.01 - 90,000.00	3,190	228,768,503	12.49	9.691	708	71,714	91.39
90,000.01 - 110,000.00	2,684	221,745,744	12.11	9.698	706	82,618	87.04
110,000.01 - 130,000.00	1,276	140,297,984	7.66	9.735	710	109,951	92.06
130,000.01 - 150,000.00	1,045	127,298,314	6.95	9.560	708	121,817	87.91
150,000.01 - 170,000.00	512	73,082,815	3.99	9.474	706	142,740	90.69
170,000.01 - 190,000.00	377	57,882,830	3.16	9.330	702	153,535	88.87
Greater than 190,000.00	1,587	293,754,725	16.04	8.883	709	185,101	78.48
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the average credit limit of the Loans is approximately $70,336.14.
(2) Credit limits for the HELOCs and original balances for the Closed End 2nds.

HELOC Credit Limits(1)
Range of HELOC Credit Limits ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 30,000.00	6,200	$122,257,892	7.04%	10.410%	714	$19,719	90.02%
30,000.01 - 50,000.00	6,822	252,538,643	14.54	9.598	707	37,018	89.59
50,000.01 - 70,000.00	4,817	265,480,505	15.29	9.333	706	55,113	91.01
70,000.01 - 90,000.00	3,014	214,880,220	12.37	9.611	708	71,294	91.14
90,000.01 - 110,000.00	2,589	212,288,225	12.23	9.637	706	81,996	86.80
110,000.01 - 130,000.00	1,222	133,963,945	7.71	9.662	710	109,627	91.91
130,000.01 - 150,000.00	1,004	121,442,121	6.99	9.491	708	120,958	87.92
150,000.01 - 170,000.00	485	68,802,693	3.96	9.377	706	141,861	90.47
170,000.01 - 190,000.00	363	55,326,367	3.19	9.225	701	152,414	88.60
Greater than 190,000.00	1,569	289,452,682	16.67	8.852	709	184,482	78.45
Total:	28,085	$1,736,433,292	100.00%	9.473%	708	$61,828	87.59%
(1) As of the Cut-Off Date, the average credit limit of the HELOCs is approximately $71,510.82.

Original Balances for Closed End 2nds(1)
Range of Original Balance for Closed End 2nds ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 30,000.00	644	$12,657,224	13.27%	11.164%	712	$19,654	91.62%
30,000.01 - 50,000.00	489	19,697,864	20.65	10.862	707	40,282	92.64
50,000.01 - 70,000.00	272	16,375,906	17.16	10.756	706	60,206	92.93
70,000.01 - 90,000.00	176	13,888,282	14.56	10.939	705	78,911	95.73
90,000.01 - 110,000.00	95	9,457,519	9.91	11.070	700	99,553	93.52
110,000.01 - 130,000.00	54	6,334,039	6.64	11.270	711	117,297	95.53
130,000.01 - 150,000.00	41	5,856,193	6.14	10.994	712	142,834	87.61
150,000.01 - 170,000.00	27	4,280,123	4.49	11.033	707	158,523	94.54
170,000.01 - 190,000.00	14	2,556,464	2.68	11.596	712	182,605	95.82
Greater than 190,000.00	18	4,302,043	4.51	11.025	713	239,002	81.84
Total:	1,830	$95,405,656	100.00%	10.986%	708	$52,134	92.67%
(1) As of the Cut-Off Date, the weighted average original balance for Closed End 2nds is approximately $52,308.42.
S-B-4

Credit Limit Utilization Rates(1)(2)
Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.00 - 74.99	3,744	$110,293,046	6.35%	8.832%	706	$29,459	78.29%
75.00 - 79.99	279	22,600,433	1.30	9.051	702	81,005	80.72
80.00 - 84.99	314	25,918,240	1.49	9.280	700	82,542	80.47
85.00 - 89.99	357	31,654,852	1.82	9.401	702	88,669	81.72
90.00 - 94.99	519	39,455,151	2.27	9.528	706	76,021	83.11
95.00 - 99.99	8,310	520,159,824	29.96	9.703	707	62,594	88.75
100.00 - 104.99	14,562	986,351,746	56.80	9.439	709	67,735	91.19
Total:	28,085	$1,736,433,292	100.00%	9.473%	708	$61,828	87.59%
(1) With respect to HELOCs only.
(2) As of the Cut-Off Date, the credit limit utilization rate is approximately 86.46%.

Original Stated Term to Maturity(1)
Range of Original Stated Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
120	17	$518,922	0.03%	11.274%	702	$30,525	90.48%
180	25,321	1,535,881,976	83.84	9.618	709	60,656	89.16
300	3,419	229,175,297	12.51	8.704	702	67,030	79.20
360	1,158	66,262,752	3.62	10.942	711	57,222	94.63
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted average original stated term to maturity is approximately 202 months.

Remaining Stated Term to Maturity(1)
Range of Remaining Stated Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
109 - 120	17	$518,922	0.03%	11.274%	702	$30,525	90.48%
145 - 156	11	424,322	0.02	10.590	716	38,575	76.51
157 - 168	2,703	138,820,364	7.58	9.971	717	51,358	88.47
169 - 180	22,607	1,396,637,290	76.24	9.583	708	61,779	89.25
205 - 216	1	0	0.00	0.000	0	0	78.20
253 - 264	1	33,475	0.00	13.000	695	33,475	94.98
265 - 276	4	361,661	0.02	9.976	712	90,415	88.07
277 - 288	614	41,498,705	2.27	9.510	705	67,587	81.38
289 - 300	2,799	187,281,457	10.22	8.522	701	66,910	78.75
349 - 360	1,158	66,262,752	3.62	10.942	711	57,222	94.63
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted average remaining stated term to maturity is approximately 197 months.
S-B-5

Original Draw Period(1)
Original Draw Period (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
60	24,667	$1,507,327,400	86.81%	9.591%	709	$61,107	89.18%
120	144	7,991,410	0.46	12.234	703	55,496	93.67
180	3,274	221,114,482	12.73	8.575	702	67,536	78.79
Total:	28,085	$1,736,433,292	100.00%	9.473%	708	$61,828	87.59%
(1) With respect to HELOCs only.

Margins for Adjustable Rate HELOC Mortgages(1)
Range of Margins (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.000	379	$28,450,896	1.64%	7.436%	740	$75,068	74.05%
0.001 - 0.500	2,914	216,207,089	12.45	7.797	733	74,196	81.88
0.501 - 1.000	3,141	217,330,487	12.52	8.233	712	69,191	83.47
1.001 - 1.500	2,885	204,409,244	11.77	8.697	698	70,852	83.94
1.501 - 2.000	4,046	290,789,565	16.75	9.376	707	71,871	90.18
2.001 - 2.500	4,968	264,882,342	15.25	9.947	706	53,318	89.31
2.501 - 3.000	3,792	253,048,650	14.57	10.494	703	66,732	93.16
3.001 - 3.500	3,546	156,607,067	9.02	11.026	701	44,164	92.09
3.501 - 4.000	1,385	67,046,878	3.86	11.534	691	48,409	92.82
4.001 - 4.500	652	22,682,187	1.31	12.162	687	34,789	91.36
4.501 - 5.000	258	9,464,732	0.55	12.596	675	36,685	92.54
5.001 - 5.500	94	4,550,546	0.26	13.272	677	48,410	91.71
5.501 - 6.000	19	768,316	0.04	13.752	657	40,438	92.17
6.001 - 6.500	2	61,300	0.00	14.692	639	30,650	93.83
6.501 - 7.000	2	1,342	0.00	15.000	671	671	90.00
7.001 - 7.500	1	102,805	0.01	15.750	632	102,805	100.00
7.501 - 8.000	1	29,846	0.00	16.250	620	29,846	100.00
Total:	28,085	$1,736,433,292	100.00%	9.473%	708	$61,828	87.59%
(1) As of the Cut-Off Date, the weighted average margin is approximately 1.956%.

S-B-6

Loan Rates(1)
Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
4.501 - 5.000	51	$3,673,638	0.20%	4.989%	713	$72,032	84.36%
5.001 - 5.500	2,878	193,707,520	10.57	5.250	699	67,306	83.87
6.501 - 7.000	1	34,500	0.00	6.875	720	34,500	70.55
7.001 - 7.500	2	149,389	0.01	7.387	782	74,695	60.41
7.501 - 8.000	354	25,371,261	1.39	7.980	738	71,670	75.44
8.001 - 8.500	2,311	171,630,620	9.37	8.398	732	74,267	81.54
8.501 - 9.000	2,655	184,380,080	10.07	8.876	713	69,446	83.36
9.001 - 9.500	2,504	177,326,636	9.68	9.375	701	70,817	83.85
9.501 - 10.000	3,812	272,299,443	14.86	9.849	711	71,432	90.85
10.001 - 10.500	4,871	261,235,998	14.26	10.360	709	53,631	90.14
10.501 - 11.000	3,847	247,648,186	13.52	10.846	707	64,374	93.62
11.001 - 11.500	3,715	164,269,512	8.97	11.332	702	44,218	92.50
11.501 - 12.000	1,605	76,062,745	4.15	11.829	692	47,391	93.20
12.001 - 12.500	818	31,473,572	1.72	12.319	687	38,476	92.54
12.501 - 13.000	323	13,985,452	0.76	12.800	682	43,299	93.72
Greater than 13.001	168	8,590,393	0.47	13.538	678	51,133	92.26
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted average Loan Rate is approximately 9.552%.

Maximum Loan Rates for Adjustable Rate HELOC Mortgages(1)
Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
12.000	21	$2,581,150	0.15%	9.701%	730	$122,912	56.17%
16.000	1	33,475	0.00	13.000	695	33,475	94.98
17.000	8	344,955	0.02	12.461	697	43,119	94.25
18.000	28,055	1,733,473,712	99.83	9.472	708	61,788	87.69
Total:	28,085	$1,736,433,292	100.00%	9.473%	708	$61,828	87.59%
(1) As of the Cut-Off Date, the weighted average maximum Loan Rate is approximately 17.991%.

Loan Age(1)
Range of Loan Age (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0 - 1	3,409	$211,677,937	11.56%	8.989%	706	$62,094	89.73%
2 - 5	16,400	1,033,068,051	56.40	9.455	706	62,992	88.32
6 - 9	6,383	383,264,540	20.92	9.945	709	60,045	86.20
10 - 13	3,543	194,056,221	10.59	9.840	715	54,772	86.58
14 - 17	81	5,131,232	0.28	10.912	705	63,349	88.42
18 - 21	77	3,556,468	0.19	11.285	701	46,188	88.88
22 - 24	7	480,963	0.03	9.511	745	68,709	72.80
25 - 25	2	151,554	0.01	9.325	699	75,777	90.00
26 - 48	12	451,983	0.02	10.998	714	37,665	76.04
73 - 96	1	0	0.00	0.000	0	0	78.20
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted Loan age is approximately 5 months.
S-B-7

Junior Mortgage Ratio(1) (2)
Range of Junior Mortgage Ratio (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10.00	1,359	$44,526,723	2.43%	9.153%	703	$32,764	82.92%
10.01 - 20.00	22,554	1,198,452,947	65.52	9.64	711	53,137	91.53
20.01 - 30.00	3,811	349,285,759	19.09	9.541	701	91,652	85.97
30.01 - 40.00	1,323	142,104,860	7.77	9.299	702	107,411	80.80
40.01 - 50.00	506	55,334,431	3.02	9.207	702	109,357	74.16
50.01 - 60.00	216	24,084,344	1.32	8.885	711	111,502	71.03
60.01 - 70.00	79	10,707,895	0.59	8.900	719	135,543	67.59
70.01 - 80.00	31	3,209,344	0.18	8.184	735	103,527	68.06
80.01 - 90.00	13	1,185,285	0.06	8.212	725	91,176	65.39
90.01 - 95.00	2	366,212	0.02	8.427	714	183,106	44.83
Total:	29,894	$1,829,257,798	100.00%	9.552%	708	$61,191	87.92%
(1) As of the Cut-Off Date, the weighted average junior mortgage ratio is approximately 20.17%.
(2) Only applies to the second lien loans.

Lien Position
Lien Position	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
1st Lien	21	$2,581,150	0.14%	9.701%	730	$122,912	56.17%
2nd Lien	29,894	1,829,257,798	99.86	9.552	708	61,191	87.92
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%

Documentation Type
Documentation Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
Stated	25,547	$1,617,873,354	88.32%	9.580%	708	$63,329	88.01%
Full	3,852	184,589,892	10.08	9.247	705	47,921	85.88
Stated Income Stated Assets	349	19,964,445	1.09	9.158	715	57,205	89.37
Limited	125	7,047,203	0.38	12.191	705	56,378	93.35
No Income Verification	42	2,364,055	0.13	10.059	696	56,287	92.33
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%

Second Liens with Negatively Amortizing First Liens
Second Liens with Negatively Amortizing First Liens	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
No	12,001	$734,247,801	40.14%	9.978%	712	$61,182	93.23%
Not Applicable	5,443	473,408,009	25.88	9.590	698	86,976	80.58
No Result Available	1,477	100,327,972	5.48	9.236	697	67,927	84.79
Yes	10,973	521,274,016	28.50	8.978	713	47,505	88.96
Total:	29,894	$1,829,257,798	100.00%	9.552%	708	$61,191	87.92%

S-B-8

Maximum Combined Loan-To-Value Ratios(1)
Range of Maximum Combined Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.01 - 70.00	1,272	$110,622,227	6.04%	8.641%	705	$86,967	58.58%
70.01 - 75.00	553	52,671,761	2.88	8.913	699	95,247	72.70
75.01 - 80.00	1,362	118,838,725	6.49	8.969	702	87,253	78.58
80.01 - 85.00	1,006	70,991,361	3.88	9.390	698	70,568	82.86
85.01 - 90.00	6,584	359,143,466	19.61	9.450	700	54,548	88.94
90.01 - 95.00	3,705	215,413,000	11.76	9.705	704	58,141	93.09
95.01 - 100.00	15,184	890,114,298	48.59	9.794	714	58,622	94.70
100.01 - 105.00	248	14,019,162	0.77	9.817	707	56,529	94.77
105.01 - 110.00	1	24,947	0.00	10.500	713	24,947	98.22
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the weighted average maximum combined loan-to-value ratio is approximately 91.39%.

Debt-to-Income Ratios(1)
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio
0.00	74	$4,053,519	0.22%	10.496%	699	$54,777	91.97%
0.01 - 10.00	80	3,410,200	0.19	9.876	711	42,627	85.12
10.01 - 20.00	813	36,630,023	2.00	9.693	713	45,055	86.22
20.01 - 30.00	4,067	207,906,406	11.35	9.621	711	51,120	85.96
30.01 - 40.00	17,182	1,039,653,712	56.75	9.573	710	60,508	89.25
40.01 - 50.00	7,665	537,466,040	29.34	9.463	703	70,120	86.00
50.01 - 60.00	34	2,719,048	0.15	10.205	679	79,972	82.38
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	$61,235	87.82%
(1) As of the Cut-Off Date, the non-zero weighted average debt-to-income ratio is approximately 36.85%.

S-B-9

Days Delinquent
Days Delinquent	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percentage of Mortgage Loans with Full Documentation
Less than or equal to 29	29,854	$1,828,425,179	99.81%	9.551%	708	87.82%	10.09%
30 - 59	61	3,413,769	0.19	10.307	702	89.09	5.30
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	87.82%	10.08%

30-day Delinquencies in Past 12 Months
30-day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percentage of Mortgage Loans with Full Documentation
0	28,070	$1,727,426,806	94.30%	9.529%	708	87.87%	9.85%
1	1,605	90,453,144	4.94	9.931	707	87.05	13.90
2	175	9,649,038	0.53	9.940	708	87.38	15.70
3	47	2,943,778	0.16	9.838	710	87.37	6.34
4	13	1,005,624	0.05	10.230	679	82.92	24.06
5	3	276,557	0.02	9.326	683	83.39	0.00
7	1	49,500	0.00	8.750	719	90.00	0.00
11	1	34,500	0.00	11.000	763	94.14	0.00
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	87.82%	10.08%

60-day Delinquencies in Past 12 Months
60-day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percentage of Mortgage Loans with Full Documentation
0	29,806	$1,826,258,011	99.70%	9.551%	708	87.82%	10.08%
1	95	4,886,664	0.27	10.028	703	86.99	11.00
2	13	659,773	0.04	10.167	701	91.54	2.30
4	1	34,500	0.00	11.000	763	94.14	0.00
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	87.82%	10.08%

90-day Delinquencies in Past 12 Months
90-day Delinquencies In Past 12 Months	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percentage of Mortgage Loans with Full Documentation
0	29,897	$1,830,902,182	99.95%	9.552%	708	87.82%	10.08%
1	13	695,781	0.04	10.106	690	89.32	0.00
2	4	46,085	0.00	11.390	707	90.72	0.00
3	1	194,900	0.01	9.000	730	89.99	0.00
Total:	29,915	$1,831,838,948	100.00%	9.552%	708	87.82%	10.08%

S-B-10

ANNEX C-1:

Assumed Loan Characteristics

Closed End 2nds

Current Balance ($)	Original Balance ($)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Remaining Amortization Term (Months)	Weighted Average Original Amortization Term (Months)	Weighted Average Loan Age	Weighted Average Original Term to Maturity (Months)	Interest Only Term
518922.32	520100.00	11.274	119	119	120	1	120	0
3068406.95	3074110.00	10.434	179	179	180	1	180	0
21160541.49	21285052.00	11.173	178	358	360	2	180	0
4395033.34	4395400.00	11.083	179	120	120	1	180	60
66262752.13	66449750.00	10.942	359	240	240	1	360	120

HELOCs*
Current Balance ($)	Credit Limit Utilization Ratios (%)	Credit Limit($)	Original Draw Period to Maturity (Months)	Remaining Draw Period to Maturity (Months)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Loan Age (Months)	Weighted Average Original Term to Maturity (Months)	Weighted Average Gross Margin (%)	Weighted Average Life Cap (%)	Remaining Teaser Period (Months)
8,615,872.57	96.17	8,959,300.00	60	60	10.905	180	0	180	2.655	18.000	0
29,453,735.85	94.27	31,245,400.00	60	58	10.514	178	2	180	2.264	18.000	0
27,270,938.47	94.00	29,012,950.00	60	57	10.354	177	3	180	2.104	18.000	0
31,826,049.15	92.96	34,234,550.00	60	56	10.438	176	4	180	2.188	18.000	0
22,548,953.73	91.29	24,699,016.00	60	55	10.563	175	5	180	2.313	18.000	0
19,477,935.03	89.47	21,770,449.00	60	54	10.544	174	6	180	2.294	17.953	0
17,665,810.01	93.64	18,865,655.00	60	53	10.424	173	7	180	2.174	17.924	0
2,447,184.35	92.36	2,649,699.00	60	52	10.274	172	8	180	2.024	18.000	0
1,169,039.49	81.64	1,431,900.00	60	51	9.937	171	9	180	1.687	18.000	0
461,613.79	88.57	521,200.00	60	50	10.422	170	10	180	2.172	18.000	0
3,675,647.00	90.81	4,047,800.00	60	49	10.561	169	11	180	2.311	18.000	0
20,037,273.93	90.51	22,138,350.00	60	48	10.427	168	12	180	2.177	18.000	0
1,406,084.43	83.55	1,683,014.00	60	46	10.854	166	14	180	2.604	18.000	0
53,200.00	100.00	53,200.00	60	58	12.500	178	2	180	4.250	18.000	0
92,938.65	95.52	97,300.00	60	57	11.536	177	3	180	3.286	18.000	0
76,000.00	100.00	76,000.00	60	56	12.250	176	4	180	4.000	18.000	0
40,000.00	100.00	40,000.00	60	52	11.500	172	8	180	3.250	18.000	0
15,700.00	100.00	15,700.00	60	48	11.250	168	12	180	3.000	18.000	0
5,587,773.18	96.42	5,795,300.00	60	60	10.938	180	0	180	2.688	18.000	0
11,360,288.27	83.02	13,684,240.00	60	58	10.335	178	2	180	2.085	18.000	0

S-C-1-1

Current Balance ($)	Credit Limit Utilization Ratios (%)	Credit Limit($)	Original Draw Period to Maturity (Months)	Remaining Draw Period to Maturity (Months)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Loan Age (Months)	Weighted Average Original Term to Maturity (Months)	Weighted Average Gross Margin (%)	Weighted Average Life Cap (%)	Remaining Teaser Period (Months)
12,157,928.85	84.24	14,431,700.00	60	57	10.262	177	3	180	2.012	18.000	0
13,106,721.01	84.96	15,427,640.00	60	56	10.603	176	4	180	2.353	18.000	0
10,652,811.72	88.74	12,004,500.00	60	55	10.568	175	5	180	2.318	18.000	0
6,610,819.56	88.74	7,449,690.00	60	54	10.665	174	6	180	2.415	18.000	0
4,374,506.79	87.36	5,007,250.00	60	53	10.252	173	7	180	2.002	18.000	0
851,323.87	99.27	857,600.00	60	52	10.811	172	8	180	2.561	18.000	0
232,740.96	99.67	233,500.00	60	51	10.950	171	9	180	2.700	18.000	0
52,923.68	99.86	53,000.00	60	50	9.125	170	10	180	0.875	18.000	0
296,471.25	88.76	334,000.00	60	49	11.153	169	11	180	2.903	18.000	0
4,172,774.10	88.53	4,713,300.00	60	48	10.458	168	12	180	2.208	18.000	0
326,349.76	49.96	653,200.00	60	45	10.528	165	15	180	2.278	18.000	0
1,502,071.87	92.92	1,616,600.00	60	60	10.916	180	0	180	2.666	17.820	0
49,500.00	100.00	49,500.00	60	59	11.000	179	1	180	2.750	18.000	0
8,224,857.19	89.62	9,177,800.00	60	58	10.401	178	2	180	2.151	18.000	0
7,864,367.72	90.35	8,704,075.00	60	57	10.439	177	3	180	2.189	18.000	0
8,059,114.83	90.04	8,950,900.00	60	56	10.566	176	4	180	2.316	18.000	0
6,388,667.78	93.99	6,796,875.00	60	55	10.844	175	5	180	2.594	18.000	0
6,280,409.39	88.68	7,082,300.00	60	54	10.724	174	6	180	2.474	17.984	0
4,300,547.51	89.37	4,812,000.00	60	53	10.858	173	7	180	2.608	18.000	0
1,065,115.97	80.45	1,324,000.00	60	52	10.529	172	8	180	2.279	18.000	0
465,355.27	99.16	469,300.00	60	51	9.444	171	9	180	1.194	18.000	0
1,594,814.82	85.53	1,864,650.00	60	49	10.575	169	11	180	2.325	18.000	0
4,917,948.13	90.72	5,420,900.00	60	48	10.422	168	12	180	2.172	18.000	0
346,529.71	88.52	391,449.00	60	41	10.361	161	19	180	2.111	18.000	0
5,149,458.50	92.87	5,545,050.00	60	60	10.805	180	0	180	2.555	18.000	0
20,188,874.36	89.67	22,513,780.00	60	58	10.516	178	2	180	2.266	17.910	0
18,566,853.88	90.82	20,442,600.00	60	57	10.333	177	3	180	2.083	18.000	0
21,036,380.77	88.16	23,862,770.00	60	56	10.496	176	4	180	2.246	18.000	0
16,443,540.20	88.88	18,501,005.00	60	55	10.482	175	5	180	2.232	18.000	0
17,680,212.45	88.93	19,880,626.00	60	54	10.304	174	6	180	2.054	17.839	0
12,162,881.28	92.20	13,192,550.00	60	53	10.277	173	7	180	2.027	18.000	0
1,212,109.49	77.35	1,567,000.00	60	52	10.741	172	8	180	2.491	18.000	0
1,690,735.79	99.36	1,701,600.00	60	51	9.806	171	9	180	1.556	18.000	0
1,234,541.92	93.60	1,319,000.00	60	50	9.755	170	10	180	1.505	16.299	0
1,507,170.87	87.64	1,719,700.00	60	49	10.271	169	11	180	2.021	18.000	0
16,911,511.39	87.54	19,319,050.00	60	48	10.342	168	12	180	2.092	17.986	0
537,127.63	88.24	608,700.00	60	45	10.149	165	15	180	1.899	18.000	0
2,924,544.28	98.25	2,976,500.00	60	60	10.581	180	0	180	2.331	18.000	0
6,067,848.51	95.66	6,343,340.00	60	58	10.423	178	2	180	2.173	18.000	0
6,306,110.80	90.35	6,979,895.00	60	57	10.348	177	3	180	2.098	18.000	0
6,592,764.97	90.89	7,253,700.00	60	56	10.444	176	4	180	2.194	18.000	0
5,058,611.85	93.27	5,423,770.00	60	55	10.581	175	5	180	2.331	18.000	0
4,591,416.81	87.09	5,272,290.00	60	54	10.294	174	6	180	2.044	18.000	0
4,072,341.69	95.40	4,268,809.00	60	53	10.350	173	7	180	2.100	18.000	0
344,552.02	90.85	379,266.00	60	52	10.404	172	8	180	2.154	18.000	0
149,476.94	99.95	149,550.00	60	51	10.585	171	9	180	2.335	18.000	0
190,365.29	99.86	190,636.00	60	49	10.735	169	11	180	2.485	18.000	0
3,152,359.62	94.45	3,337,500.00	60	48	10.212	168	12	180	1.962	18.000	0
627,405.67	94.90	661,108.00	60	46	10.663	166	14	180	2.413	18.000	0
2,086,414.36	93.28	2,236,800.00	60	60	10.798	180	0	180	2.548	18.000	0
11,212,091.46	90.59	12,377,030.00	60	58	10.383	178	2	180	2.133	18.000	0
10,064,920.36	95.05	10,589,600.00	60	57	10.463	177	3	180	2.213	18.000	0
13,493,603.50	95.91	14,069,650.00	60	56	10.566	176	4	180	2.316	18.000	0
9,538,695.15	96.60	9,874,750.00	60	55	10.675	175	5	180	2.425	18.000	0
7,469,378.10	96.41	7,747,701.00	60	54	10.637	174	6	180	2.387	18.000	0
5,267,608.46	92.02	5,724,479.00	60	53	10.355	173	7	180	2.105	18.000	0
590,023.35	99.90	590,600.00	60	52	10.508	172	8	180	2.258	18.000	0
59,253.19	98.92	59,900.00	60	51	11.173	171	9	180	2.923	18.000	0
857,503.48	89.30	960,300.00	60	49	10.737	169	11	180	2.487	18.000	0
6,120,173.26	91.68	6,675,500.00	60	48	10.387	168	12	180	2.137	18.000	0
219,760.66	74.37	295,483.00	60	42	10.455	162	18	180	2.205	18.000	0
3,988,783.35	98.07	4,067,200.00	60	60	10.895	180	0	180	2.645	18.000	0
18,000.00	100.00	18,000.00	60	59	12.000	179	1	180	3.750	18.000	0

S-C-1-2

Current Balance ($)	Credit Limit Utilization Ratios (%)	Credit Limit($)	Original Draw Period to Maturity (Months)	Remaining Draw Period to Maturity (Months)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Loan Age (Months)	Weighted Average Original Term to Maturity (Months)	Weighted Average Gross Margin (%)	Weighted Average Life Cap (%)	Remaining Teaser Period (Months)
12,579,109.93	83.86	15,000,577.00	60	58	10.447	178	2	180	2.197	17.871	0
12,421,369.04	92.57	13,418,862.00	60	57	10.415	177	3	180	2.165	18.000	0
12,228,700.09	90.14	13,566,006.00	60	56	10.461	176	4	180	2.211	17.925	0
10,722,956.94	90.22	11,885,916.00	60	55	10.674	175	5	180	2.424	18.000	0
8,481,787.45	91.89	9,230,199.00	60	54	10.386	174	6	180	2.136	18.000	0
5,466,693.57	92.69	5,898,000.00	60	53	10.395	173	7	180	2.145	18.000	0
792,354.66	99.67	794,965.00	60	52	10.881	172	8	180	2.631	18.000	0
241,566.80	98.96	244,100.00	60	51	9.978	171	9	180	1.728	18.000	0
547,633.55	81.71	670,200.00	60	50	10.026	170	10	180	1.776	18.000	0
1,202,270.18	86.51	1,389,725.00	60	49	10.366	169	11	180	2.116	18.000	0
6,176,469.03	90.72	6,808,000.00	60	48	10.408	168	12	180	2.158	18.000	0
760,996.11	84.01	905,801.00	60	46	9.943	166	14	180	1.693	18.000	0
39,538,061.25	93.27	42,391,500.00	60	60	10.720	180	0	180	2.470	18.000	0
160,000.00	100.00	160,000.00	60	59	9.750	179	1	180	1.500	18.000	0
134,794,751.92	90.01	149,762,398.00	60	58	10.149	178	2	180	1.899	17.994	0
123,892,051.36	88.67	139,721,460.00	60	57	10.146	177	3	180	1.896	18.000	0
144,854,023.21	88.38	163,890,272.00	60	56	10.198	176	4	180	1.948	18.000	0
108,200,257.80	90.06	120,137,391.00	60	55	10.286	175	5	180	2.036	17.984	0
98,711,308.22	89.35	110,479,265.00	60	54	10.296	174	6	180	2.046	18.000	0
75,565,998.76	86.95	86,910,137.00	60	53	10.230	173	7	180	1.980	18.000	0
8,356,952.18	79.03	10,574,800.00	60	52	10.056	172	8	180	1.806	18.000	0
3,409,109.14	77.57	4,395,100.00	60	51	9.958	171	9	180	1.708	18.000	0
1,651,898.73	97.09	1,701,400.00	60	50	9.181	170	10	180	0.931	18.000	0
3,876,172.57	88.45	4,382,400.00	60	49	10.499	169	11	180	2.249	18.000	0
67,475,143.19	84.07	80,257,353.00	60	48	10.084	168	12	180	1.834	17.989	0
5,989,500.37	64.23	9,325,238.00	60	45	10.154	165	15	180	1.904	18.000	0
2,228,642.06	76.55	2,911,200.00	60	60	5.566	180	0	180	1.641	18.000	1
528,618.35	98.73	535,400.00	60	57	8.216	177	3	180	1.706	18.000	1
2,383,956.46	84.33	2,827,000.00	60	60	5.299	180	0	180	1.606	18.000	1
64,093.62	65.33	98,100.00	60	57	5.250	177	3	180	1.028	18.000	1
1,686,178.90	93.15	1,810,100.00	60	60	5.393	180	0	180	1.544	18.000	1
363,088.20	70.45	515,400.00	60	57	5.250	177	3	180	1.639	18.000	1
5,907,489.34	89.51	6,599,500.00	60	60	5.372	180	0	180	1.588	18.000	1
233,315.69	83.78	278,500.00	60	57	5.250	177	3	180	1.000	18.000	1
899,179.13	85.13	1,056,200.00	60	60	5.368	180	0	180	1.167	18.000	1
842,098.13	96.75	870,400.00	60	60	5.431	180	0	180	1.540	18.000	1
1,477,696.10	96.58	1,530,100.00	60	60	5.484	180	0	180	1.510	18.000	1
26,175.61	99.72	26,250.00	60	57	5.250	177	3	180	3.250	18.000	1
35,253,706.80	84.61	41,668,200.00	60	60	5.285	180	0	180	1.395	18.000	1
4,191,666.05	96.89	4,326,200.00	60	57	5.766	177	3	180	1.804	18.000	1
1,411,335.50	97.29	1,450,600.00	60	60	5.250	180	0	180	1.887	18.000	1
87,000.00	77.68	112,000.00	60	57	5.250	177	3	180	2.237	18.000	1
164,554.40	96.80	170,000.00	60	58	5.250	178	2	180	1.244	18.000	2
29,500.00	100.00	29,500.00	60	58	10.000	178	2	180	0.750	18.000	2
43,309.69	99.56	43,500.00	60	58	5.250	178	2	180	3.250	18.000	2
561,311.65	99.97	561,500.00	60	58	5.250	178	2	180	1.527	18.000	2
223,500.00	100.00	223,500.00	60	58	5.250	178	2	180	1.895	18.000	2
149,796.56	90.24	166,000.00	60	58	5.250	178	2	180	1.070	18.000	2
452,773.15	88.27	512,959.00	60	58	5.250	178	2	180	1.897	18.000	2
65,000.00	100.00	65,000.00	60	60	5.250	180	0	180	0.875	18.000	2
4,861,157.32	89.60	5,425,606.00	60	58	5.250	178	2	180	1.392	18.000	2
94,000.00	100.00	94,000.00	60	58	5.250	178	2	180	1.750	18.000	2
97,900.00	100.00	97,900.00	60	60	5.250	180	0	180	2.001	18.000	3
25,100.00	100.00	25,100.00	60	60	5.250	180	0	180	1.750	18.000	3
87,300.00	100.00	87,300.00	60	60	5.250	180	0	180	0.726	18.000	3
65,000.00	100.00	65,000.00	60	60	5.250	180	0	180	2.000	18.000	3
2,163,705.96	97.83	2,211,750.00	60	60	5.728	180	0	180	1.539	18.000	3
59,593.45	75.43	79,000.00	120	112	12.250	292	8	300	4.000	18.000	0
145,779.90	98.83	147,500.00	120	111	11.835	291	9	300	3.585	18.000	0
117,472.81	99.22	118,400.00	120	110	12.493	290	10	300	4.243	18.000	0
65,681.74	94.51	69,500.00	120	109	11.750	289	11	300	3.500	18.000	0
834,124.54	79.53	1,048,865.00	120	102	12.728	282	18	300	4.478	18.000	0
131,300.67	98.95	132,700.00	120	102	12.639	282	18	300	4.389	18.000	0

S-C-1-3

Current Balance ($)	Credit Limit Utilization Ratios (%)	Credit Limit($)	Original Draw Period to Maturity (Months)	Remaining Draw Period to Maturity (Months)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Loan Age (Months)	Weighted Average Original Term to Maturity (Months)	Weighted Average Gross Margin (%)	Weighted Average Life Cap (%)	Remaining Teaser Period (Months)
158,217.53	70.75	223,620.00	120	96	13.305	276	24	300	5.055	17.577	0
504,593.48	93.81	537,900.00	120	101	13.350	281	19	300	5.100	18.000	0
112,245.63	99.86	112,400.00	120	110	11.271	290	10	300	3.021	18.000	0
94,977.69	99.37	95,579.00	120	109	12.623	289	11	300	4.373	18.000	0
400,392.60	98.35	407,116.00	120	104	11.937	284	16	300	3.687	18.000	0
128,372.15	99.24	129,350.00	120	110	11.592	290	10	300	3.342	18.000	0
51,157.08	98.38	52,000.00	120	106	12.500	286	14	300	4.250	18.000	0
157,467.88	99.51	158,250.00	120	112	12.707	292	8	300	4.457	17.000	0
63,505.54	90.79	69,950.00	120	110	10.750	290	10	300	2.500	17.000	0
154,893.81	100.00	154,899.00	120	109	12.374	289	11	300	4.124	17.845	0
44,511.93	44.51	100,000.00	120	108	13.250	288	12	300	5.000	17.000	0
713,329.98	71.72	994,600.00	120	103	12.432	283	17	300	4.182	17.922	0
132,127.04	99.34	133,000.00	120	112	12.380	292	8	300	4.130	18.000	0
248,417.89	87.94	282,500.00	120	111	12.226	291	9	300	3.976	18.000	0
1,306,657.30	92.94	1,405,900.00	120	110	11.862	290	10	300	3.612	18.000	0
482,314.77	97.45	494,950.00	120	109	11.160	289	11	300	2.910	18.000	0
118,500.00	100.00	118,500.00	120	108	13.102	288	12	300	4.852	18.000	0
1,765,774.30	92.35	1,912,106.00	120	103	12.222	283	17	300	3.972	18.000	0
1,512,857.04	80.55	1,878,100.00	180	178	9.626	298	2	300	1.376	18.000	0
1,464,785.04	69.31	2,113,500.00	180	177	9.851	297	3	300	1.601	18.000	0
2,296,765.10	76.49	3,002,800.00	180	176	9.621	296	4	300	1.371	18.000	0
1,699,678.40	76.88	2,210,800.00	180	175	9.510	295	5	300	1.260	18.000	0
1,827,482.64	75.99	2,405,000.00	180	174	9.826	294	6	300	1.576	18.000	0
2,024,167.57	71.38	2,835,700.00	180	173	9.532	293	7	300	1.282	18.000	0
128,850.98	85.90	150,000.00	180	172	9.250	292	8	300	1.000	18.000	0
30,999.21	100.00	31,000.00	180	171	9.000	291	9	300	0.750	18.000	0
273,541.41	43.39	630,400.00	180	170	8.454	290	10	300	0.204	18.000	0
199,073.93	99.79	199,500.00	180	169	9.999	289	11	300	1.749	18.000	0
2,324,305.86	87.30	2,662,400.00	180	168	9.499	288	12	300	1.249	18.000	0
352,237.92	90.32	390,000.00	180	166	9.267	286	14	300	1.017	18.000	0
22,000.00	100.00	22,000.00	180	177	11.125	297	3	300	2.875	18.000	0
566,894.25	86.04	658,900.00	180	178	9.656	298	2	300	1.406	18.000	0
710,362.77	62.28	1,140,600.00	180	177	10.341	297	3	300	2.091	18.000	0
1,494,580.14	80.47	1,857,400.00	180	176	9.852	296	4	300	1.602	18.000	0
887,427.17	86.09	1,030,800.00	180	175	9.545	295	5	300	1.295	18.000	0
1,520,937.09	86.57	1,756,900.00	180	174	9.519	294	6	300	1.269	18.000	0
582,994.60	81.07	719,100.00	180	173	9.725	293	7	300	1.475	18.000	0
87,011.87	99.90	87,100.00	180	172	11.103	292	8	300	2.853	18.000	0
534,881.29	67.38	793,800.00	180	168	9.604	288	12	300	1.354	18.000	0
876,851.17	56.36	1,555,800.00	180	178	9.558	298	2	300	1.308	18.000	0
714,590.63	81.34	878,500.00	180	177	9.604	297	3	300	1.354	18.000	0
605,072.22	81.66	741,000.00	180	176	9.843	296	4	300	1.593	18.000	0
744,930.73	82.33	904,800.00	180	175	10.020	295	5	300	1.770	18.000	0
848,768.35	81.86	1,036,900.00	180	174	10.032	294	6	300	1.782	18.000	0
334,783.38	53.51	625,600.00	180	173	9.311	293	7	300	1.061	18.000	0
45,451.08	99.89	45,500.00	180	172	10.625	292	8	300	2.375	18.000	0
74,391.60	99.45	74,800.00	180	170	11.000	290	10	300	2.750	18.000	0
57,461.85	99.07	58,000.00	180	169	8.970	289	11	300	0.720	18.000	0
777,129.97	82.81	938,500.00	180	168	9.706	288	12	300	1.456	18.000	0
38,990.00	100.00	38,990.00	180	167	8.500	287	13	300	0.250	18.000	0
4,167,419.53	75.04	5,553,300.00	180	178	9.307	298	2	300	1.057	18.000	0
4,240,510.34	81.19	5,223,100.00	180	177	9.410	297	3	300	1.160	18.000	0
3,304,957.46	77.83	4,246,300.00	180	176	9.461	296	4	300	1.211	18.000	0
3,305,832.84	81.22	4,070,100.00	180	175	9.479	295	5	300	1.229	18.000	0
3,920,562.87	84.30	4,651,000.00	180	174	9.567	294	6	300	1.317	18.000	0
3,407,561.97	72.57	4,695,800.00	180	173	9.611	293	7	300	1.361	18.000	0
577,518.38	92.14	626,800.00	180	172	9.142	292	8	300	0.892	18.000	0
379,770.11	78.91	481,300.00	180	171	9.162	291	9	300	0.912	18.000	0
534,440.61	94.64	564,700.00	180	169	9.452	289	11	300	1.202	18.000	0
5,009,809.22	81.85	6,120,600.00	180	168	9.255	288	12	300	1.005	18.000	0
432,622.74	98.03	441,300.00	180	163	9.479	283	17	300	1.229	18.000	0
1,132,535.55	73.38	1,543,400.00	180	178	9.312	298	2	300	1.062	18.000	0
663,124.91	96.13	689,800.00	180	177	9.232	297	3	300	0.982	18.000	0

S-C-1-4

Current Balance ($)	Credit Limit Utilization Ratios (%)	Credit Limit($)	Original Draw Period to Maturity (Months)	Remaining Draw Period to Maturity (Months)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Loan Age (Months)	Weighted Average Original Term to Maturity (Months)	Weighted Average Gross Margin (%)	Weighted Average Life Cap (%)	Remaining Teaser Period (Months)
1,159,098.66	79.15	1,464,500.00	180	176	9.564	296	4	300	1.314	18.000	0
649,747.16	89.28	727,800.00	180	175	10.081	295	5	300	1.831	18.000	0
644,346.79	84.05	766,600.00	180	174	9.181	294	6	300	0.931	18.000	0
595,890.97	92.29	645,700.00	180	173	9.716	293	7	300	1.466	18.000	0
121,567.92	99.97	121,600.00	180	172	10.845	292	8	300	2.595	18.000	0
643,133.49	71.72	896,700.00	180	168	9.411	288	12	300	1.161	18.000	0
75,542.75	99.40	76,000.00	180	166	8.709	286	14	300	0.459	18.000	0
559,382.42	93.71	596,900.00	180	178	9.595	298	2	300	1.345	18.000	0
1,254,417.24	86.32	1,453,200.00	180	177	9.901	297	3	300	1.651	18.000	0
645,497.56	91.47	705,700.00	180	176	9.394	296	4	300	1.144	18.000	0
1,141,024.06	90.69	1,258,100.00	180	175	9.861	295	5	300	1.611	18.000	0
853,553.59	82.66	1,032,600.00	180	174	9.717	294	6	300	1.467	18.000	0
530,670.49	62.14	854,000.00	180	173	9.489	293	7	300	1.239	18.000	0
31,200.00	100.00	31,200.00	180	172	10.000	292	8	300	1.750	18.000	0
412,058.98	79.55	518,000.00	180	170	9.468	290	10	300	1.218	18.000	0
61,524.13	72.38	85,000.00	180	169	8.978	289	11	300	0.728	18.000	0
739,429.77	84.52	874,900.00	180	168	9.835	288	12	300	1.585	18.000	0
19,359.34	96.80	20,000.00	180	165	10.500	285	15	300	2.250	18.000	0
1,068,370.53	85.70	1,246,700.00	180	178	9.545	298	2	300	1.295	18.000	0
910,579.26	66.20	1,375,400.00	180	177	9.614	297	3	300	1.364	18.000	0
2,023,386.27	85.31	2,371,700.00	180	176	9.654	296	4	300	1.404	18.000	0
1,543,588.29	81.26	1,899,600.00	180	175	9.795	295	5	300	1.545	18.000	0
1,277,807.67	66.77	1,913,700.00	180	174	9.492	294	6	300	1.242	18.000	0
1,209,281.88	77.28	1,564,900.00	180	173	9.727	293	7	300	1.477	18.000	0
487,500.00	97.34	500,800.00	180	172	8.599	292	8	300	0.349	18.000	0
1,581,202.01	92.80	1,703,900.00	180	168	9.505	288	12	300	1.255	18.000	0
12161,568.77	56.54	21,510,000.00	180	178	9.386	298	2	300	1.136	18.000	0
12,714,439.27	63.29	20,088,900.00	180	177	9.351	297	3	300	1.101	18.000	0
19,595,411.83	67.04	29,228,400.00	180	176	9.367	296	4	300	1.117	18.000	0
19,964,075.71	70.17	28,451,585.00	180	175	9.484	295	5	300	1.234	18.000	0
19,775,308.60	67.81	29,164,200.00	180	174	9.388	294	6	300	1.138	18.000	0
17,049,172.14	67.73	25,173,600.00	180	173	9.419	293	7	300	1.169	18.000	0
2,056,007.88	80.97	2,539,200.00	180	172	9.261	292	8	300	1.011	18.000	0
719,766.75	73.92	973,700.00	180	171	9.776	291	9	300	1.526	18.000	0
781,525.24	82.62	945,900.00	180	170	9.178	290	10	300	0.928	18.000	0
620,727.82	52.73	1,177,200.00	180	169	8.553	289	11	300	0.303	18.000	0
21,862,633.21	74.50	29,347,200.00	180	168	9.409	288	12	300	1.159	18.000	0
2,780,660.69	61.02	4,557,000.00	180	165	9.190	285	15	300	0.940	18.000	0
531,566.50	57.17	929,800.00	180	180	5.250	300	0	300	1.571	18.000	1
348,175.00	81.25	428,500.00	180	180	5.250	300	0	300	1.707	18.000	1
34,837.27	99.54	35,000.00	180	177	5.250	297	3	300	1.250	18.000	1
306,941.10	69.41	442,200.00	180	180	5.250	300	0	300	1.432	18.000	1
1,726,231.12	68.43	2,522,500.00	180	180	5.250	300	0	300	0.776	18.000	1
363,093.00	94.33	384,900.00	180	180	5.250	300	0	300	1.398	18.000	1
332,526.90	71.59	464,500.00	180	180	5.250	300	0	300	0.965	18.000	1
600,706.45	72.54	828,100.00	180	180	5.250	300	0	300	1.395	18.000	1
8,185,977.70	64.15	12,760,100.00	180	180	5.250	300	0	300	1.127	18.000	1
407,304.94	72.95	558,300.00	180	177	5.250	297	3	300	2.452	18.000	1
150,000.00	77.92	192,500.00	180	180	5.250	300	0	300	2.917	18.000	1
136,353.56	99.53	137,000.00	180	178	5.250	298	2	300	0.689	18.000	2
32,200.00	11.41	282,200.00	180	178	5.250	298	2	300	1.750	18.000	2
10,385.01	38.61	26,900.00	180	178	5.250	298	2	300	2.250	18.000	2
48,925.00	100.00	48,925.00	180	178	5.250	298	2	300	2.000	18.000	2
726,777.43	85.22	852,800.00	180	178	5.250	298	2	300	1.119	18.000	2
32,700.00	99.09	33,000.00	180	180	5.250	300	0	300	2.500	18.000	3
28,600.00	100.00	28,600.00	180	180	5.250	300	0	300	0.750	18.000	3
53,800.00	100.00	53,800.00	180	180	5.250	300	0	300	1.000	18.000	3
* The weighted average loan rates in the replines are calculated using the current rate if the loan is still in its teaser period and assuming a rate of the Prime index (8.25%) plus the margin if the loan is not currently in a teaser period. All other rate information in the collateral tables is calculated based on the current loan rate for all loans.

S-C-1-5

ANNEX C-2:
Note Principal Amount Decrement Tables

Percentage of Initial Note Principal Amount of the Class Ax Notes
Outstanding at the Following CPR(1) Percentages

Payment Date	40% CPR(1) 35% CPR(2)	45% CPR(1) 40% CPR(2)	50% CPR(1) 45% CPR(2)	55% CPR(1) 50% CPR(2)	60% CPR(1) 55% CPR(2)
August 28, 2006	100	100	100	100	100
August 12, 2007	64	58	53	47	42
August 12, 2008	42	35	28	22	17
August 12, 2009	28	22	16	12	8
August 12, 2010	19	13	9	6	4
August 12, 2011	12	8	5	3	1
August 12, 2012	6	4	2	1	*
August 12, 2013	3	2	1	*	0
August 12, 2014	2	1	*	0	0
August 12, 2015	1	*	0	0	0
August 12, 2016	*	0	0	0	0
August 12, 2017	0	0	0	0	0
Weighted Average Life	2.22	1.86	1.58	1.34	1.15
Weighted Average Life To Call	2.08	1.74	1.46	1.24	1.05

(1)	Assumes a constant draw rate of 10% for HELOCs.
(2)	Indicates the CPR for HELOCs.
(3)	Indicates the CPR for Closed End 2nds.

*	Indicates a value greater than 0% and less than 0.5%

S-C-2-1

Percentage of Initial Note Principal Amount of the Class Ac Notes
Outstanding at the Following CPR(1) Percentages

Payment Date	40% CPR(1) 35% CPR(2)	45% CPR(1) 40% CPR(2)	50% CPR(1) 45% CPR(2)	55% CPR(1) 50% CPR(2)	60% CPR(1) 55% CPR(2)
August 28, 2006	100	100	100	100	100
August 12, 2007	64	58	53	47	42
August 12, 2008	42	35	28	22	17
August 12, 2009	28	22	16	12	8
August 12, 2010	19	13	9	6	4
August 12, 2011	12	8	5	3	1
August 12, 2012	6	4	2	1	*
August 12, 2013	3	2	1	*	0
August 12, 2014	2	1	*	0	0
August 12, 2015	1	*	0	0	0
August 12, 2016	*	0	0	0	0
August 12, 2017	0	0	0	0	0
Weighted Average Life	2.22	1.86	1.58	1.34	1.15
Weighted Average Life To Call	2.08	1.74	1.46	1.24	1.05

(1)	Assumes a constant draw rate of 10% for HELOCs.
(2)	Indicates the CPR for HELOCs.
(3)	Indicates the CPR for Closed End 2nds.

*	Indicates a value greater than 0% and less than 0.5%

S-C-2-2

PROSPECTUS

Structured Asset Securities Corporation
Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
______________________

Each Trust Fund:

•	may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•	will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates, as described in this prospectus; and

•	payments due on those mortgage loans and mortgage backed certificates.

The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

•	will be offered for sale pursuant to a prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

•	may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS
The date of this prospectus is August 11, 2006

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Trust Funds.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

Page
Amendment of Agreement	126
Voting Rights	126
REMIC Administrator	127
Administration Agreement	127
Periodic Reports	127
Termination	127
Legal Aspects of Loans	128
Mortgages	128
Junior Mortgages; Rights of Senior Mortgages	129
Cooperative Loans	130
Foreclosure on Mortgages	132
Realizing Upon Cooperative Loan Security	133
Rights of Redemption	134
Anti-Deficiency Legislation and Other Limitations on Lenders	134
Servicemembers Civil Relief Act	136
Environmental Considerations	137
Due-on-Sale Clauses in Mortgage Loans	138
Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses	139
Equitable Limitations on Remedies	139
Applicability of Usury Laws	139
Multifamily and Mixed Use Loans	140
Leases and Rents	141
Default Interest and Limitations on Prepayment	141
Secondary Financing; Due-on-Encumbrance Provisions	141
Certain Laws and Regulations	142
Americans with Disabilities Act	142
Personal Property	142
Adjustable Interest Rate Loans	142
Manufactured Home Loans	143
The Home Improvement Loans	145
Installment Contracts	146
Yield, Prepayment and Maturity Considerations	147
Payment Delays	147
Principal Prepayments	147
Timing of Reduction of Principal Amount	147
Interest or Principal Weighted Securities	147
Certain Derivative Instruments	148
Final Scheduled Distribution Date	148
Prepayments and Weighted Average Life	148
Other Factors Affecting Weighted Average Life	149
Material Federal Income Tax Considerations	151
Types of Securities	152
Taxation of Securities Treated as Debt Instruments	154
Exchangeable Securities	159
REMIC Residual Certificates	162
Grantor Trust Certificates	168
Partner Certificates	171
Special Tax Attributes	173
Backup Withholding	175
Reportable Transactions	175
State and Local Tax Considerations	175
ERISA Considerations	175
General	175
The Underwriter Exemption	176
Additional Considerations for Securities which are Notes	180
Additional Fiduciary Considerations	181
Legal Investment Considerations	181
Legal Matters	182
Use of Proceeds	182
Plan of Distribution	182
Static Pool Information	183
Additional Information	184
Incorporation of Certain Documents by Reference	185
Reports to Securityholders	185
Index of Principal Terms	186
Annex A Book-Entry Procedures	A-1
Annex B Global Clearance, Settlement and Tax Documentation Procedures	B-1

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•   mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•  “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•  “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•  “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to- Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•  Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•  Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•  Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See “— Environmental Risks” below.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks
Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•  The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•  The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•  To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•  if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•  if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•  Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•  Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•  If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•  If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation or Governmental Proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.

Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.
Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust fund are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•  only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•  do not take into consideration any of the tax aspects associated with the securities;

•  do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•  do not address the payment of any basis risk shortfalls with respect to the securities; and

•  do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•	accrue interest based on a fixed rate (“Fixed Rate Securities”);

•	accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•
be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•
provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

•
be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•	be entitled to principal, but no interest (“Principal Only Securities”);

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

•	be entitled to interest, but no principal (“Interest Only Securities”);

•
have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

•
be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•	have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

•	CMT;
•	CODI;
•	COFI;
•	COSI;
•	Fed Funds Rate;
•	FHLB Index;
•	GBP LIBOR;
•	LIBOR;
•	LIBORSWAP;
•	MTA;
•	National Average Contract Mortgage Rate;
•	National Monthly Median COFI;
•	Prime Rate;
•	SIBOR;
•	SWAPLIBOR; and
•	T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

•
“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

•	“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

•	call protection for any class of Securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•	amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•	amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•	Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•	any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•	any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•	any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	Mortgage Loans;

•	Manufactured Home Loans;

•	Home Improvement Loans;

•	mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.” Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA (“FHA Loans”) or VA Loans, with the following interest rate and payment characteristics:

•	fixed interest rate Mortgage Loans;

•	adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

♦
Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

♦
“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

♦
“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

♦
“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

♦
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•
“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•
“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•
“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•	Buy-Down Loans;

•
“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

•
“Reverse Mortgage Loans,” which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower’s discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

•	any combination of the foregoing; or

•	Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•
“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•
“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements;

•	Mixed Use or Multifamily Mortgage Loans; or

•
“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•
each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•	no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•
no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•	no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•	no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•	Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•	the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8) the amortization period;

(9) the purpose of the Mortgage Loan;

(10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

(12) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15) the number and range of any prepayment premiums or any other similar fees;

(16) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17) the level and type of origination documentation provided for the Mortgage Loans; and

(18) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1) the percentage of Home Improvement Loans that are secured or unsecured;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3) the weighted average interest rate of the Home Improvement Loans,;

(4) the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5) the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6) the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7) the amortization period;

(8) the purpose of the Home Improvement Loan;

(9) the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10) the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11) the level and type of origination documentation provided for the Home Improvement Loans; and

(12) the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans” ), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Legal Aspects of Loans — Environmental Considerations.” A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•	collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•
the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•
the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•
the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•
neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•
if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•	each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•	each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•
certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•	the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Loans or VA Loans;

•	adjustable rate mortgage loans;

•	GEM Loans, Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation. See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

(17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectability thereof may be limited due to acceleration in connection with foreclosure); and

(18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.” Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients. The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2005 and 2004, Lehman Holdings and its affiliates securitized approximately $152 billion and $120 billion of financial assets, including $133 billion and $101 billion of residential mortgages, $13 billion and $8 billion of commercial mortgages and $6 billion and $11 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $85 billion and $65 billion of residential mortgage loans in fiscal years 2005 and 2004, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

At November 30, 2005 and 2004, Lehman Holdings and its affiliates had approximately $700 million and $900 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•
to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•
to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•	to prepare and file any reports required under the Exchange Act;

•	to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

•	to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	77,580	$24,884	143,624	$42,469
Subprime	180,123	$24,229	277,640	$36,449
Government Insured or Guaranteed(1)	225,941	$18,855	206,509	$16,751
Home Equity Lines of Credit	0	$0.00	3,666	$167
Total Portfolio	483,644	$67,968	631,439	$95,836

	At December 31, 2005		At June 30, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	246,903	$72,992	276,142	$83,823
Subprime	418,984	$58,092	426,481	$58,944
Government Insured or Guaranteed(1)	171,602	$13,198	155,350	$11,773
Home Equity Lines of Credit	1,967	$76	1,603	$58,236
Total Portfolio	839,456	$144,358	859,576	$154,599
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	34,210	$5,892	41,391	$6,723
Conventional Alt-A	95,422	$29,960	157,333	$40,795
Subprime	8,814	$725	6,981	$933
Government Insured or Guaranteed(1)	107,562	$5,815	85,274	$4,580
Home Express(2)	48,284	$5,940	31,254	$3,490
SBA Disaster Loans(3)	53,822	$938	44,230	$774
Home Equity Lines of Credit	-	$0	-	$0
Total Portfolio	348,114	$49,270	366,463	$57,295

	At December 31, 2005		At June 30, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	61,309	$8,881	78,580	$12,876
Conventional Alt-A	261,125	$62,067	284,431	$68,079
Subprime	7,443	$1,267	7,817	$1,313
Government Insured or Guaranteed(1)	9,131	$654	8,065	$574
Home Express(2)	16,582	$1,714	13,246	$1,333
SBA Disaster Loans(3)	36,737	$629	33,466	$571
Home Equity Lines of Credit	157	$8	177	$9
Total Portfolio	392,484	$75,220	425,782	$84,755
__________________

(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)
‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3)
‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

The following table provides Aurora’s outstanding advances and servicing advances:

	For the year ended			For the six months ended
	At December 31, 2003	At December 31, 2004	At December 31, 2005	At June 30, 2006
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$12,402,954	$11,363,442	$17,706,788	$12,004,430
Conventional Alt A	$19,254,670	$13,543,476	$24,810,189	$33,245,982
Express	$(1,351,511)	$(7,187,866)	$2,222,664	$3,943,494
Government	$33,432,797	$36,995,784	$28,014,484	$12,505,153
HELOC	$0	$0	$4,639	$2,073
SBA	$1,008,369	$4,897,435	$5,250,499	$4,123,813
Subprime	$5,622,019	$4,910,400	$3,795,379	$3,335,233
Total	$70,369,299	$64,522,671	$81,804,642	$69,160,178

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2003, December 31, 2004, and December 31, 2005, and June 30, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642, and $69,160,178 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	34,210	$5,891.89		41,391	$6,722.64
Period of delinquency (2)
30 to 59 days	1,405	$206.75	3.51%	945	$129.19	1.92%
60 to 89 days	371	$53.83	0.91%	253	$36.10	0.54%
90 days or more	183	$30.69	0.52%	203	$31.67	0.47%
Total delinquent loans(2)	1,959	$291.26	4.94%	1,401	$196.95	2.93%
Loans in foreclosure (excluding bankruptcies)	853	$148.76	2.52%	595	$97.83	1.46%
Loans in bankruptcy	342	$49.15	0.83%	321	$44.02	0.65%
Total	3,154	$489.18	8.30%	2,317	$338.81	5.04%

	At December 31, 2005			At June 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,309	$8,880.54		78,580	$12,875.86
Period of delinquency (2)
30 to 59 days	1,462	$204.53	2.30%	1,995	$319.11	2.48%
60 to 89 days	466	$67.84	0.76%	649	$98.15	0.76%
90 days or more	609	$81.08	0.91%	647	$97.22	0.76%
Total delinquent loans(2)	2,537	$353.45	3.98%	3,291	$514.48	4.00%
Loans in foreclosure (excluding bankruptcies)	1,044	$153.32	1.73%	1,405	$231.97	1.80%
Loans in bankruptcy	819	$93.12	1.05%	588	$71.86	0.56%
Total	4,400	$599.89	6.76%	5,284	$818.32	6.36%
_______________________

(1)
Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	32,053	$5,493.68	33,450	$5,871.74
Net Losses	29	$1.06	164	$5.94
Net Losses as a Percentage of Total Portfolio		0.02%		0.10%

	For the year ended		For the six months ended
	At December 31, 2005		At June 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	48,053	$7,494.87	66,937	$11,520.99
Net Losses	471	$16.03	234	$7.58
Net Losses as a Percentage of Total Portfolio		0.21%		0.07%

____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.
(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	95,422	$29,960.40		157,333	$40,795.33
Period of delinquency (2)
30 to 59 days	1,071	$340.54	1.14%	1,222	$317.90	0.78%
60 to 89 days	175	$52.11	0.17%	179	$50.29	0.12%
90 days or more	63	$48.88	0.16%	137	$55.69	0.14%
Total delinquent loans(2)	1,309	$441.53	1.47%	1,538	$423.88	1.04%
Loans in foreclosure (excluding bankruptcies)	319	$214.46	0.72%	262	$116.92	0.29%
Loans in bankruptcy	110	$47.39	0.16%	157	$39.92	0.10%
Total	1,738	$703.37	2.35%	1,957	$580.72	1.42%

	At December 31, 2005			At June 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	261,125	$62,066.75		284,431	$68,078.60
Period of delinquency (2)
30 to 59 days	2,789	$680.66	1.10%	3,323	$796.16	1.17%
60 to 89 days	604	$149.13	0.24%	783	$187.80	0.28%
90 days or more	363	$87.64	0.14%	528	$142.30	0.21%
Total delinquent loans(2)	3,756	$917.43	1.48%	4,634	$1,126.26	1.65%
Loans in foreclosure (excluding bankruptcies)	649	$174.28	0.28%	1,170	$294.61	0.43%
Loans in bankruptcy	727	$148.20	0.24%	511	$103.00	0.15%
Total	5,132	$1,239.91	2.00%	6,315	$1,523.87	2.24%
_______________________
(1)
Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt A

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	80,555	$25,689.17	131,754	$34,274.43
Net Losses	17	$1.85	48	$3.91
Net Losses as a Percentage of Total Portfolio		0.01%		0.01%

	For the year ended		For the six months ended
	At December 31, 2005		At June 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	236,824	$56,571.95	269,821	$65,075.63
Net Losses	165	$14.85	135	$7.19
Net Losses as a Percentage of Total Portfolio		0.03%		0.01%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.
(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Government Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent government insured or guaranteed mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company. Furthermore, if a delinquent mortgage loan is insured by the FHA or guaranteed by the VA, that mortgage loan is serviced by Aurora in accordance with all applicable regulations in order to maximize recovery.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a mortgage loan insured by the FHA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a HUD information packet to the mortgagor. Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property. By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Aurora also sends a breach letter to the mortgagor. Aurora reports the mortgage loan to the FHA for foreclosure. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. For mortgage loans insured by the FHA, Aurora seeks to commence foreclosure proceedings within seven months of the first day of delinquency. The foreclosure sale takes place in accordance with state timelines with the intent of the foreclosure sale to receive payment for the mortgaged property that will equal or exceed the amount necessary to pay off the total debt incurred in connection with the foreclosure. A property inspection occurs three to five days prior to the foreclosure sale. Aurora’s claim of past due principal and interest payments that is has advanced is submitted to the FHA within thirty days of the latter of acquisition of marketable title or possession of the mortgaged property. The title package is submitted to the FHA within forty-five days of that initial claim. Aurora’s claim of its expenses is submitted to the FHA within fifteen days of title approval. The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

In the first month of delinquency of a mortgage loan guaranteed by the VA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a second delinquency notice to the mortgagor. Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property. By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Aurora also sends a third delinquency notice and a breach letter to the mortgagor. Furthermore, Aurora sends a notice of default and a notice of intent to foreclose to the VA. Aurora requests permission from the VA to foreclose, if necessary. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. For mortgage loans guaranteed by the VA, Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora attempts to schedule the foreclosure sale on or before the next date that Aurora must remit interest payments to a master servicer of a securitization trust. The bidding process takes place in accordance with VA instructions. Within fifteen days of the sale or other state required means of disposition of the mortgaged property, Aurora mails a notice to the VA of its election to convey the property. The title package and claims of past due principal and interest payments that is has advanced and Aurora’s expenses are submitted to the VA within forty-five days of the sale or ratification. The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to government insured or guaranteed mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Government

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	107,562	$5,815.48		85,274	$4,580.35
Period of delinquency (2)
30 to 59 days	13,389	$872.14	15.00%	10,258	$659.27	14.39%
60 to 89 days	5,508	$401.79	6.91%	4,029	$283.60	6.19%
90 days or more	2,533	$203.33	3.50%	3,252	$259.92	5.67%
Total delinquent loans(2)	21,430	$1,477.25	25.40%	17,539	$1,202.79	26.26%
Loans in foreclosure (excluding bankruptcies)	7,981	$608.22	10.46%	5,252	$401.43	8.76%
Loans in bankruptcy	7,474	$543.43	9.34%	6,860	$499.25	10.90%
Total	36,885	$2,628.90	45.21%	29,651	$2,103.48	45.92%

	At December 31, 2005			At June 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	9,131	$653.66		8,065	$574.48
Period of delinquency (2)
30 to 59 days	1,248	$87.91	13.45%	1,050	$75.14	13.08%
60 to 89 days	534	$39.79	6.09%	351	$26.63	4.64%
90 days or more	600	$50.48	7.72%	542	$45.51	7.92%
Total delinquent loans(2)	2,382	$178.19	27.26%	1,943	$147.28	25.64%
Loans in foreclosure (excluding bankruptcies)	1,265	$101.54	15.53%	785	$65.28	11.36%
Loans in bankruptcy	1,839	$133.72	20.46%	1,382	$97.26	16.93%
Total	5,486	$413.44	63.25%	4,110	$309.82	53.93%
_______________________
(1)
Total portfolio and delinquency information is for government insured or guaranteed mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Government

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	102,327	$5,466.13	81,580	$4,336.78
Net Losses	445	$2.38	1,655	$7.90
Net Losses as a Percentage of Total Portfolio		0.04%		0.18%

	For the year ended		For the six months ended
	At December 31, 2005		At June 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,412	$519.49	6,956	$488.28
Net Losses	1,360	$6.72	382	$2.05
Net Losses as a Percentage of Total Portfolio		1.29%		0.42%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Government mortgage loans on the last day of the period.
(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	8,814	$724.63		6,981	$933.03
Period of delinquency (3)
30 to 59 days	230	$16.64	2.30%	144	$17.43	1.87%
60 to 89 days	76	$4.93	0.68%	41	$4.43	0.47%
90 days or more	90	$4.54	0.63%	42	$3.35	0.36%
Total delinquent loans(3)	396	$26.11	3.60%	227	$25.21	2.70%
Loans in foreclosure (excluding bankruptcies)	187	$20.16	2.78%	119	$11.37	1.22%
Loans in bankruptcy	227	$16.59	2.29%	150	$10.70	1.15%
Total	810	$62.86	8.67%	496	$47.28	5.07%

	At December 31, 2005			At June 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	7,443	$1,267.31		7,817	$1,312.80
Period of delinquency (2)
30 to 59 days	190	$29.20	2.30%	164	$27.25	2.08%
60 to 89 days	70	$10.88	0.86%	72	$14.21	1.08%
90 days or more	87	$11.74	0.93%	53	$6.17	0.47%
Total delinquent loans(2)	347	$51.81	4.09%	289	$47.62	3.63%
Loans in foreclosure (excluding bankruptcies)	200	$28.88	2.28%	235	$38.35	2.92%
Loans in bankruptcy	186	$16.48	1.30%	139	$12.90	0.98%
Total	733	$97.17	7.67%	663	$98.87	7.53%
_______________________
(1)
Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions)(4)

Subprime

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,652	$588.34	5,713	$705.94
Net Losses	3	$0.11	49	$1.30
Net Losses as a Percentage of Total Portfolio		0.02%		0.18%

	For the year ended		For the six months ended
	At December 31, 2005		At June 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	6,869	$1,196.26	6,500	$1,097.97
Net Losses	77	$2.20	48	$1.76
Net Losses as a Percentage of Total Portfolio		0.18%		0.16%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.
(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.
Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

•
collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•	advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•	withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•	requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers
The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

•	withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•
all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•
all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•	all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•	all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

•	all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•
to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

•
to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•
to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•	to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

•
to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•
to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•	to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•	to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•	all Liquidation Proceeds;

•
all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•	all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•	any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•	any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

•	any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

•	all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•	any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

•	is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $15,000,000; and

•
the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•	an irrevocable letter of credit;

•	the subordination of one or more classes of the Securities of a series;

•	allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•	reserve funds;

•	a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•	a surety bond or financial guaranty insurance policy;

•	the use of cross-support features;

•	overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•	the creation and application of excess interest from the Primary Assets;

•	derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•	third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•	the amount payable under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the credit ratings assigned to it by rating agencies; and

•	certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.” Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

•	amounts expended but not approved by the mortgage insurer;

•	claim payments previously made by the mortgage insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

•	failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

•	physical damage to the Mortgaged Property; and

•	the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•
advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

•
in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•	no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•
the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•
the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•	the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•	the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•	advances made by the insured as described above less certain payments.

An “approved sale” is:

•	a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•	a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•	the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•	the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•	an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17) the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20) any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•
any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•
a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•
failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•
any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

•	the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•	if the trustee becomes insolvent; or

•	by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

•	to cure any ambiguity;

•	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•	to add any other provisions with respect to matters or questions arising under the Agreement; or

•	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

•	reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

•	reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

•
the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

•	the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

•
with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

•	related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

•	unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

•	accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

•	the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

•
are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

•
may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

•	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans - Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

•	REMIC certificates;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

•	trust certificates issued by trusts for which a REMIC election is not made; and

•	securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3) In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1) is an “eligible Swap;”

(2) is with an “eligible counterparty;”

(3) is purchased by a “qualified plan investor;”

(4) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a. is denominated in U.S. dollars;

b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a. a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b. an “in-house asset manager” under PTCE 96-23; or

c. has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c. terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a. it is denominated in U.S. dollars;

b. it pays an Allowable Interest Rate;

c. it is not Leveraged;

d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e. it is entered into between the trust fund and an eligible counterparty; and

f. it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term	Page
1986 Act	154
Accretion Directed Securities	36
accrual class	155
Accrual Securities	36
ADA	142
Adjustable Rate Mortgages	48
AFR	152
Agency Certificates	45
Aggregate Asset Principal Balance	40
Agreements	115
Allowable Interest Rate	179
Allowable Notional Amount	179
Appraised Value	47
ARMs	48
Asset Conservation Act	137
Asset Group	37
Asset Principal Balance	40
Assistance Loans	44
Bank	70
bankruptcy bond	112
Bankruptcy Code	102
basis risk shortfalls	37
Beneficial Owner	43
Bi-Weekly Loans	46
Book-Entry Securities	37
Business Day	125
Buydown	109
Buy-Down Amounts	92
Buy-Down Fund	92
Buy-Down Loans	92
Buy-Down Period	92
Cash Program	62
CERCLA	55
Certificates	36
Clearstream	43
CMT	49
Code	152
CODI	49
COFI	49
Collection Account	89
Commission	185
Company Counsel	152
Component Securities	36
Compound Value	39
Condominium	46
Condominium Association	68
Condominium Building	68
Condominium Loans	46
Condominium Unit	46
constant yield election	158
Conventional Loans	60
Cooperative Dwellings	46
Cooperative Loans	46
Cooperatives	46
COSI	49
Covered Trust	101
CPR	149
Cut-off Date	43
Debt Securities	154
debt-acceleration	139
Deferred Interest	48
Definitive Securities	37
Deleted Loan	118
Designated Transaction	177
Distribution Account	124
DOL	176
DOL Pre-Funding Period	180
DOL Regulations	176
DTC	43
Due Date	94
EDGAR	185
Eligible Investments	120
Eligible Reserve Fund Investments	121
Environmental Policies	96
ERISA	176
Escrow Accounts	89
EURIBOR	48
Euroclear	43
Excluded Plan	181
Exemption	177
Expense Reserve Fund	126
EYS Agreement	180
Fannie Mae	61
Fed Funds Rate	49
FHA	60
FHA Loans	45
FHA/VA Claim Proceeds	108
FHLB Index	49
Fitch	177
Fixed Rate Securities	36
Floating Rate Securities	36
Foreign Person	152
Freddie Mac	63
Freddie Mac Act	63
Garn-St. Germain Act	139
GBP LIBOR	48
GEM Loans	46
Ginnie Mae	60
Ginnie Mae Servicers	58
GPM Fund	93
GPM Loans	45
Grantor Trust	154
Grantor Trust Certificates	154

Defined Term	Page
Guarantor Program	62
Guaranty Agreement	58
hazardous substances	138
Home Equity Loans	46
Home Improvement Loan Schedule	117
Home Improvement Loans	52
Housing Act	60
HUD	56
Index	48
Insurance Policies	57
Insured Loss	106
Interest Only Securities	36
Interest Rate	37
Interest Weighted Securities	36
IRS	152
ISDA	114
L/C Bank	104
L/C Percentage	104
lease	141
Lehman Brothers	69
Lehman Holdings	69
lessee	141
Leveraged	179
LIBOR	48
LIBORSWAP	49
Lifetime Mortgage Rate Cap	48
Liquidation Proceeds	90
Loans	44
Loan-to-Value Ratio	47
Manufactured Home Loan Schedule	117
market discount bond	157
Master Servicing Fee	88
Maximum Mortgage Rate Adjustment	48
Minimum Mortgage Rate	48
Minimum Principal Distribution Amount	39
Mixed Use Mortgage Loans	53
Moody’s	177
Mortgage Certificate Schedule	115
Mortgage Loan Schedule	116
Mortgage Loans	45
Mortgage Rates	45
Mortgaged Property	46
MTA	49
Multi-Class Series	39
Multifamily Mortgage Loans	53
Multifamily Properties	61
National Average Contract Mortgage Rate	49
National Monthly Median COFI	49
NCUA	182
Negatively Amortizing ARMs	48
No-Bid	109
non-pro rata security	158
Notes	36
Offered Securities	37
OID	154
OID Regulations	154
outside reserve fund	153
PAC Method	155
PACs	36
Parties in Interest	176
Partner Certificates	154
PC Pool	62
Percentage Interest	38
Planned Amortization Certificates	36
Plans	176
PMBS Agreement	56
PMBS Issuer	56
PMBS Servicer	56
PMBS Trustee	56
Policy Statement	182
Pre-Funding Account	64
Pre-Funding Arrangement	64
Primary Assets	44
Prime Rate	49
Principal Distribution Amount	39
Principal Only Securities	36
Principal Weighted Securities	36
Private Mortgage-Backed Securities	44
PTCE	178
PTE	177
QPAM	179
Qualified Insurer	95
Qualified Stated Interest	155
Qualifying Substitute Mortgage Loan	118
Rating Agency	40
RCRA	138
REIT	154
REMIC regular certificate	153
REMIC residual certificate	153
REMICs	152
REO Property	127
Residual Owner	153
Retained Interest	44
Reverse Mortgage Loans	46
Revolving Account	64
Revolving Period Arrangement	64
Revolving Primary Assets	64
S&P	177
sale and collection agreement	115
SBJPA of 1996	174
Scheduled Payment	45
Scheduled Principal	62
Scheduled Securities	37
Securities	36
Securities Act	185
Securities Administration Account	126
Security Owner	152
Seller	116
Senior Securities	39
Servicemembers Civil Relief Act	135
Servicing Account	91
Servicing Agreements	87

Defined Term	Page
Servicing Fee	88
SIBOR	49
Single Family Property	61
SMMEA	182
SPA	149
Sponsor	69
Standard Certificates	169
Stapled Securities	152
Stripped Bond Rules	169
Stripped Certificates	169
Subordinate Securities	37
Subordinated Amount	102
Subordination Reserve Fund	102
Subsequent Primary Assets	64
Subservicers	87
Subsidy Fund	93
super-premium class	155
Swap	178
Swap Agreement	178
TACs	36
Targeted Amortization Certificates	36
T-Bill	49
Tiered REMICs	174
Title V	140
Title VIII	143
trust agreement	115
U.S. Person	152
UCC	134
Underwriters	183
VA	60
VA Loans	59
withholding agent	159

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the Trustee or the U.S. withholding agent receives a statement —

(a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i) is signed by the certificateholder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the certificateholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the certificateholder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$1,831,838,000
(Approximate)
GREENPOINT MORTGAGE FUNDING TRUST
2006-HE1

Home Equity Loan Asset-Backed Notes,
Series 2006-HE1

Lehman Brothers Holdings Inc.
Sponsor and Seller

Structured Asset Securities Corporation
Depositor

Greenpoint Mortgage Funding Trust 2006-HE1
Issuing Entity

PROSPECTUS SUPPLEMENT
August 25, 2006

LEHMAN BROTHERS